The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-172648

SUBJECT TO COMPLETION DATED JANUARY 4, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 7, 2011)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$                             % Notes due 20

US$                             % Notes due 20

Our US$                     aggregate principal amount of notes due 20     (the “20     Notes”) will bear interest at a rate of             % per annum and our US$                     aggregate principal amount of notes due 20     (the “20     Notes”) will bear interest at a rate of             % per annum. Interest on the 20     Notes and the 20     Notes (collectively, the “Notes”) is payable semi-annually in arrears on                      and                      of each year. The first interest payment on the Notes will be made on                     , 2012 in respect of the period from (and including)                     , 2012 to (but excluding)                     , 2012. The 20             Notes will mature on             , 20             and the 20             Notes will mature on             , 20             .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note	Total	Per 20 Note	Total
Public offering price	%	US$	%	US$
Underwriting discounts	%	US$	%	US$
Proceeds to us, before expenses	%	US$	%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including                     , 2012.

We have applied to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. There can be no assurance that such listing will be obtained for the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained herein. Approval in-principle from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of The Depository Trust Company on or about                     , 2012.

Joint Bookrunners and Lead Managers

BofA Merrill Lynch	BNP PARIBAS	Citigroup
Deutsche Bank	HSBC	The Royal Bank of Scotland

Lead Managers

Daewoo Securities	US Bancorp

Prospectus Supplement Dated                     , 2012

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “(Won)” or “Won” are to the lawful currency of Korea and “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated July 7, 2011. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-172648, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 16-1, Youido-dong, Youngdeungpo-gu, Seoul 150-996, The Republic of Korea. The SGX-ST assumes no responsibility for the contents of this prospectus supplement and the accompanying prospectus, and makes no representation as to liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, and admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$             aggregate principal amount of             % notes due             , 20             (the “20             Notes”) and US$             aggregate principal amount of             % notes due             , 20             (the “20             Notes”, and together with the 20             Notes, the “Notes”).

The 20             Notes will bear interest at a rate of             % per annum and the 20             Notes will bear interest at a rate of             % per annum, in each case payable semi-annually in arrears on              and              of each year. The first interest payment on the Notes will be made on             , 2012 in respect of the period from (and including)             , 2012 to (but excluding)             , 2012. Interest on the Notes will accrue from             , 2012, and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

We have applied to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. There can be no assurance that such listing will be obtained for the Notes. The Notes will be traded on the SGX-ST in a minimum board lot size of US$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Form and settlement

We will issue each series of Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about             , 2012, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

USE OF PROCEEDS

We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 7, 2011. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Our financial information as of September 30, 2011 and for the nine months ended September 30, 2010 and 2011 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2011, we had (Won)41,434 billion of outstanding loans, including (Won)23,848 billion of outstanding export credits, (Won)13,966 billion of outstanding overseas investment credits and (Won)2,584 billion of outstanding import credits, as compared to (Won)41,230 billion of outstanding loans, including (Won)23,073 billion of outstanding export credits, (Won)13,727 billion of outstanding overseas investment credits and (Won)2,501 billion of outstanding import credits as of December 31, 2010.

Capitalization

As of September 30, 2011, our authorized capital was (Won)8,000 billion and our capitalization was as follows:

	September 30, 2011 (1)
	(billions of Won) (unaudited)
Long-Term Debt (2)(3)(4)(5):
Borrowings in Korean Won	(Won)	—
Borrowings in Foreign Currencies		1,294
Export-Import Financing Debentures		25,479

Total Long-term Debt	(Won)	26,773

Capital and Reserves:
Paid-in Capital (6)	(Won)	6,209
Retained Earnings		1,485
Legal Reserve		284
Voluntary Reserve		870
Unappropriated Retained Earnings		331
Accumulated Other Comprehensive Income		(30)

Total Capital and Reserve	(Won)	7,664

Total Capitalization	(Won)	34,437

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since September 30, 2011.
(2)	We have translated borrowings in foreign currencies as of September 30, 2011 into Won at the rate of (Won)1,179.5 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on September 30, 2011.
(3)	As of September 30, 2011, we had contingent liabilities totaling (Won)65,356 billion, which consisted of (Won)42,960 billion under outstanding guarantees and acceptances and (Won)22,396 billion under contingent guarantees and acceptances issued on behalf of our clients.
(4)	As of September 30, 2011, we had entered into 98 interest rate related derivative contracts with a notional amount of (Won)12,356 billion and 155 currency related derivative contracts with a notional amount of (Won)13,328 billion in accordance with our policy to hedge interest rate and currency risks.
(5)	All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(6)	As of September 30, 2011, authorized ordinary share capital was (Won)8,000 billion and issued fully-paid ordinary share capital was (Won)6,209 billion. See “Government Support and Supervision” in this prospectus supplement and the accompanying prospectus.

Business

Government Support and Supervision

The Government contributed to our capital (Won)50 billion in cash in November 2011, in order to support our lending to Korean exporters. As of December 31, 2011, our paid-in capital was (Won)6,259 billion.

Article 36 of the KEXIM Act, which was amended on July 25, 2011, and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our paid-in capital;

•

second, if the Minister of Strategy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Strategy and Finance approves, such as additions to our voluntary reserve.

As of June 30, 2011, we had a legal reserve of (Won)284 billion and a voluntary reserve of (Won)870 billion.

Selected Financial Statement Data

Recent Developments

As of September 30, 2011, we had (Won)47,994 billion of outstanding loans, including (Won)27,742 billion of outstanding export credits, (Won)15,341 billion of outstanding overseas investment credits and (Won)2,481 billion of outstanding import credits, as compared to (Won)41,434 billion of outstanding loans, including (Won)23,848 billion of outstanding export credits, (Won)13,966 billion of outstanding overseas investment credits and (Won)2,584 billion of outstanding import credits as of June 30, 2011.

The following tables present financial information for the nine months ended September 30, 2011 and 2010 and as of September 30, 2011 and June 30, 2011:

	Nine Months Ended September 30,
	2011		2010
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	(Won)	1,009	(Won)	950
Total Interest Expenses		768		695
Net Interest Income (Expenses)		241		255
Total Revenues		3,168		3,490
Total Expenses		2,731		3,272
Income before Income Taxes		437		218
Income Tax Benefit (Expense)		(106)		(53)
Net Income		331		165

	As of September 30, 2011 (unaudited)		As of June 30, 2011 (unaudited)
	(billions of Won)
Balance Sheet Data
Total Loans (1)	(Won)	47,994	(Won)	41,434
Total Borrowings (2)		43,742		37,393
Total Assets		54,145		47,337
Total Liabilities		46,481		39,674
Total Shareholders’ Equity (3)		7,664		7,663

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for valuation adjustment of loans in foreign currencies, deferred loan origination fees or allowance for loan losses.
(2)	Includes debentures.
(3)	Includes unappropriated retained earnings.

For the nine months ended September 30, 2011, we had net income of (Won)331 billion compared to net income of (Won)165 billion for the nine months ended September 30, 2010.

The principal factors for the increase in net income for the nine months ended September 30, 2011 compared to the nine months ended September 30, 2010 included:

•

a decrease in provision for acceptance and guarantee losses to (Won)51 billion in the nine months ended September 30, 2011 from (Won)309 billion in the corresponding period of 2010 and an increase in reversals of provision for acceptance and guarantee losses to (Won)149 billion in the nine months ended September 30, 2011 from (Won)9 billion in the corresponding period of 2010, primarily due to a decrease in guarantees;

•

a decrease in net foreign exchange trading losses to (Won)37 billion in the nine months ended September 30, 2011 from (Won)397 billion in the nine months ended September 30, 2010, primarily due to the depreciation of the Won against the U.S. dollar;

•

an increase in reversals of provision for loan losses to (Won)72 billion in the nine months ended September 30, 2011 from (Won)10 billion in the corresponding period of 2010 and a decrease in provision for loan losses to (Won)202 billion in the nine months ended September 30, 2011 from (Won)254 billion in the corresponding period of 2010, primarily due to enhanced asset quality;

•

an increase in dividend income to (Won)107 billion in the nine months ended September 30, 2011 from (Won)33 billion in the nine months ended September 30, 2010, primarily due to increased dividend income from Korea Exchange Bank; and

•

a decrease in provision for unused credit line of loan commitments in the nine months ended September 30, 2011 to (Won)5 billion from (Won)36 billion in the corresponding period of 2010, primarily due to enhanced asset quality.

The above factors were partially offset by (1) a decrease in gain on disposal of available-for-sale securities to (Won)0 billion in the nine months ended September 30, 2011 from (Won)456 billion in the corresponding period of 2010; the (Won)456 billion gain in the nine months ended September 30, 2010 reflected principally the sale of our equity interest in Daewoo International Corporation; and (2) a decrease in gains on valuation of derivatives to (Won)255 billion in the nine months ended September 30, 2011 from (Won)584 billion in the nine months ended September 30, 2010, primarily due to appraisal losses on currency swaps resulting from an increase in U.S. dollar swap rates and the appreciation of the U.S. dollar against other foreign currencies.

As of September 30, 2011, our total assets increased by 14% to (Won)54,145 billion from (Won)47,337 billion as of June 30, 2011, primarily due to a 16% increase in loans to (Won)47,994 billion as of September 30, 2011 from (Won)41,434 billion as of June 30, 2011.

As of September 30, 2011, our total liabilities increased by 17% to (Won)46,481 billion from (Won)39,674 billion as of June 30, 2011. The increase in liabilities was primarily due to a 17% increase in borrowings and debentures to (Won)43,742 billion as of September 30, 2011 from (Won)37,393 billion as of June 30, 2011.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The depreciation of the Won against the U.S. dollar as of September 30, 2011 compared to June 30, 2011 magnified the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt.

As of September 30, 2011, our total shareholders’ equity slightly increased to (Won)7,664 billion from (Won)7,663 billion as of June 30, 2011, primarily due to an increase in retained earnings to (Won)1,485 billion as of September 30, 2011 from (Won)1,367 billion as of June 30, 2011 which more than offset accumulated other comprehensive loss of (Won)30 billion as of September 30, 2011 compared to accumulated other comprehensive income of (Won)87 billion as of June 30, 2011.

Results of Operations

The following tables present financial information for the six months ended June 30, 2011 and 2010 and as of June 30, 2011 and December 31, 2010:

	Six Months Ended June 30,
	2011		2010
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	(Won)	649	(Won)	635
Total Interest Expenses		477		440
Net Interest Income (Expenses)		172		195
Total Revenues		1,637		1,907
Total Expenses		1,358		1,831
Income before Income Taxes		279		76
Income Tax Benefit (Expense)		66		21
Net Income		213		55

	As of June 30, 2011 (unaudited)		As of December 31, 2010
	(billions of Won)
Balance Sheet Data
Total Loans (1)	(Won)	41,434	(Won)	41,230
Total Borrowings (2)		37,393		37,217
Total Assets		47,337		46,689
Total Liabilities		39,674		40,167
Total Shareholders’ Equity (3)		7,663		6,523

(1)	Gross amount, which includes bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others without adjusting for valuation adjustment of loans in foreign currencies, deferred loan origination fees or allowance for loan losses.
(2)	Includes debentures.
(3)	Includes unappropriated retained earnings.

For the six months ended June 30, 2011, we had net income of (Won)213 billion compared to net income of (Won)55 billion for the six months ended June 30, 2010.

The principal factors for the increase in net income for the six months ended June 30, 2011 compared to the six months ended June 30, 2010 included:

•

reversals of (Won)10 billion of provision for loan losses in the six months ended June 30, 2011 compared to additional provision for loan losses of (Won)91 billion in the corresponding period of 2010, primarily due to enhanced asset quality;

•

reversals of (Won)22 billion of provision for acceptance and guarantee losses in the six months ended June 30, 2011 compared to additional provision for acceptance and guarantee losses of (Won)64 billion in the corresponding period of 2010, primarily due to a decrease in guarantees; and

•

reversals of (Won)10 billion of provision for unused credit line of loan commitments in the six months ended June 30, 2011 compared to additional provision for unused credit line of loan commitments of (Won)23 billion in the corresponding period of 2010, primarily due to enhanced asset quality.

The above factors were partially offset by a decrease in net interest income to (Won)172 billion in the six months ended June 30, 2011 from (Won)195 billion in the corresponding period of 2010, primarily due to a decrease in net interest margin.

As of June 30, 2011, our total assets increased by 1% to (Won)47,337 billion from (Won)46,689 billion as of December 31, 2010, primarily due to a 27% increase in securities to (Won)4,066 billion and a 1% increase in loans to (Won)41,434 billion as of June 30, 2011 from (Won)3,205 billion of securities and (Won)41,230 billion of loans, respectively, as of December 31, 2010, which more than offset a 43% decrease in due from banks to (Won)911 billion as of June 30, 2011 from (Won)1,610 billion as of December 31, 2010. The appreciation of the Won against the U.S. dollar during the six months ended June 30, 2011 compared to the corresponding period of 2010 partially offset the effect of an increase in the volume of loans, as a majority of our assets consisted of foreign currency loans.

As of June 30, 2011, our total liabilities decreased by 1% to (Won)39,674 billion from (Won)40,167 billion as of December 31, 2010. The decrease in liabilities was primarily due to a 23% decrease in other liabilities (including foreign exchange settlement account-credit, derivative liabilities, accounts payable and accounts expenses) to (Won)2,280 billion as of June 30, 2011 from (Won)2,950 billion as of December 31, 2010 and a 5% decrease in borrowings to (Won)4,066 billion as of June 30, 2011 from (Won)4,285 billion as of December 31, 2010, which more than offset a 1% increase in debentures to (Won)33,327 billion as of June 30, 2011 from (Won)32,932 billion as of December 31, 2010. The appreciation of the Won against the U.S. dollar during the six months ended June 30, 2011 compared to the corresponding period of 2010 magnified the effect of a decrease in the volume of debt, as a majority of our liabilities consisted of foreign currency debt.

As of June 30, 2011, our total shareholders’ equity increased by 17% to (Won)7,663 billion from (Won)6,523 billion as of December 31, 2010, primarily due to the Government’s (Won)1,050 billion contribution to our capital during the first half of 2011.

Operations

Loan Operations

In the first half of 2011, we provided total loans of (Won)19,373 billion, a decrease of 3% from the corresponding period of 2010.

The following table sets out the total amounts of our outstanding loans, categorized by type of credit, as of June 30, 2011:

	June 30, 2011		As % of June 30, 2011 Total
	(billions of Won)
Export Credits (1)
Ships	(Won)	8,307	20%
Industrial Plants		6,038	15
Machinery		1,633	4
Foreign Exchange Bought		1,261	3
Trade Bill Rediscount		1,407	3
Others (2)		5,202	13

Sub-total		23,848	58%

Overseas Investment Credits		13,966	34
Import Credits		2,584	6
Others (3)		492	1
Call Loans and Inter-bank Loans in Foreign Currency		544	1

Total	(Won)	41,434	100%

(1)	Includes bills bought.
(2)	Includes interbank export loans, offshore loans, and miscellaneous other items.
(3)	Includes domestic usance, loans for debt-equity swap, advances for customers, and miscellaneous other items.

Source: Internal accounting records

Export Credits

As of June 30, 2011, export credits in the amount of (Won)23,848 billion represented 58% of our total outstanding loans. Our disbursements of export credits amounted to (Won)14,431 billion in the first half of 2011, an increase of 0.1% over the corresponding period of 2010, which was mainly due to a slight increase in demand for loan financing from domestic exporters.

Overseas Investment Credits

As of June 30, 2011, overseas investment credits amounted to (Won)13,966 billion, representing 34% of our total outstanding loans. Our disbursements of overseas investment credits in the first half 2011 decreased by 35% to (Won)2,089 billion from the corresponding period of 2010, primarily due to a decrease in natural resource development projects undertaken by Korean companies.

Import Credits

As of June 30, 2011, import credits in the amount of (Won)2,584 billion represented 6% of our total outstanding loans. Our disbursements of import credits amounted to (Won)2,294 billion in the first half of 2011, a decrease of 0.2% from the corresponding period of 2010, which was mainly due to a slight decrease in demand for financing for raw materials used for export and domestic consumption.

Guarantee Operations

Guarantee commitments as of June 30, 2011 decreased to (Won)73,249 billion from (Won)79,818 billion as of December 31, 2010. Guarantees we had confirmed as of June 30, 2011 decreased to (Won)40,365 billion from (Won)44,176 billion as of December 31, 2010.

In the first half of 2011, we issued project related confirmed guarantees in the amount of (Won)12,411 billion, a decrease of 15% from the corresponding period of 2010, which was mainly due to a decrease in demand for performance guarantees.

For further information regarding our guarantee and letter of credit operations, see “Notes to Non-Consolidated Financial Statements of June 30, 2011 and 2010—Note 11”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2011, categorized by type of exposure extended:

		June 30, 2011
		(billions of Won, except for percentages)
A	Loans in Won	(Won)	10,113	13%
B	Loans in Foreign Currencies		29,352	37
C	Loans (A+B)		39,465	49
D	Other Loans		1,475	2
E	Call Loans and Inter-bank Loans in Foreign Currency		494	1
F	Loan Credits (C+D+E)		41,434	52
G	Allowances for Possible Loan Losses		1,414	2
H	Present Value Discount (PVD)		30	—
I	Loan Credits including PVD (F-G-H)		39,990	50
J	Guarantees		40,365	50
K	Credit Exposure (I+J)		80,355	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (excluding call loans and inter-bank loans in foreign currency) as of June 30, 2011, categorized by geographic area (1)(2):

	June 30, 2011		As % of June 30, 2011 Total
	(billions of Won, except for percentages)
Asia	(Won)	34,685	84
Europe		5,450	13
America		1,282	3
Africa		16	—
Oceania		—	—

Total	(Won)	41,434	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Excludes call loans, inter-bank loans in foreign currency, and loan value adjustments.
Source:	Internal accounting records.

Individual Exposure

As of June 30, 2011, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of (Won)7,800 billion.

As of June 30, 2011, our second largest and third largest Credit Exposures were to Hyundai Heavy Industries in the amount of (Won)5,098 billion and to Samsung Heavy Industries in the amount of (Won)4,776 billion, respectively.

The following table sets out our five largest Credit Exposures as of June 30, 2011 (1)

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	(Won)	7,325	(Won)	475	(Won)	7,800
2	Hyundai Heavy Industries		4,982		116		5,098
3	Samsung Heavy Industries		4,685		91		4,776
4	Sungdong shipbuilding & Marine Engineering		1,171		893		2,064
5	Samsung Engineering		1,895		146		2,041

(1)	Includes loans and guarantees extended to affiliates.
Source:	Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2011.

	As of June 30, 2011
	Loan Amount (1)		Minimum Reserve Ratio	Loan Loss Reserve (2)
	(in billions of Won, except percentages)
Normal	(Won)	107,492	0.85%	(Won)	1,249
Precautionary		5,700	7.0%		558
Sub-standard		319	20.0%		137
Doubtful		111	50.0%		88
Estimated Loss		252	100.0%		252

Total	(Won)	113,874		(Won)	2,283

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, and confirmed and unconfirmed acceptances and guarantees.
(2)	These figures include present value discount.

Reserves for Credit Losses

The following table sets out our 10 largest non-performing assets as of June 30, 2011.

Borrower	Loans		Guarantees		Total
	(billions of Won)
Sekwang Heavy Industries	(Won)	182	(Won)	121	(Won)	303
Daehan Shipbuilding Co., Ltd.		—		41		41
Keumho Tires Co., Ltd.		24		12		36
Keangnam Enterprises Co., Ltd.		—		23		23
Taesan LCD(Suzhou) Co., Ltd.		20		—		20
Hongwon Paper Mtg. Co., Ltd		16		—		16
Young Gwang Stainless Co., Ltd.		11		—		11
Motia Compagnia Di Navigazione S.P.A		10		—		10
Daewoo Electronics		5		—		5
Wendeng Namyang Electronics Industries Co., Ltd		4		—		4

Total	(Won)	272	(Won)	197	(Won)	469

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of June 30, 2011, the amount of our non-performing assets was (Won)523 billion, a decrease of 39% from (Won)854 billion as of December 31, 2010. As of June 30, 2011, our non-performing asset ratio was 0.6%, compared to 1.0% as of December 31, 2010.

The following table sets forth information regarding our loan loss reserves as of June 30, 2011:

	June 30, 2011
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	(Won)	2,283
NPA (B) (1)		523
Total Equity (C)		7,663
Reserve to NPA (A/B)		437%
Equity at Risk [(B-A)/C]		—

(1)	Non-performing assets, which are defined as (a) assets classified as doubtful and estimated loss, (b) assets for which principal or interest payments are delinquent by more than 3 months or (c) assets exempted from interest payments due to restructuring or rescheduling.

Source: Internal accounting records.

Investments

As of June 30, 2011, our total investment in securities amounted to (Won)4,066 billion, representing 9% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2011:

Type of Investment Securities	Amount		%
	(billions of Won)
Available-for-Sale Securities	(Won)	3,835	94%
Securities Held-to-Maturity		—	—
Investments in Associates		231	6

Total	(Won)	4,066	100%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “Notes to Non-Consolidated Financial Statements of June 30, 2011 and 2010—Note 2”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2011, we had issued a total amount of W40,365 billion in confirmed guarantees and acceptances, of which (Won)37,638 billion, representing 93% of the total amount, was classified as normal and (Won)2,727 billion, representing 7% of the total amount, was classified as precautionary, substandard, doubtful or estimated loss.

Derivatives

As of June 30, 2011, our outstanding loans made at floating rates of interest totaled approximately (Won)26,746 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately (Won)23,886 billion, including those raised in Japanese yen, British pounds, Swiss francs, Singapore dollars, Hong Kong dollars, Mexican pesos and Euros and swapped into U.S. dollar floating rate borrowings. As of June 30, 2011, we had entered into 129 currency related derivative contracts with a notional amount of (Won)11,612 billion and valuation for BIS capital ratio purposes of (Won)256 billion and had entered into 92 interest rate related derivative contracts with a notional amount of (Won)10,975 billion and valuation for BIS capital ratio purposes of (Won)9 billion. See “Notes to Non-Consolidated Financial Statements of June 30, 2011 and 2010—Note 16”.

Sources of Funding

We raised a net total of (Won)20,314 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2011, a decrease of 9% from (Won)22,426 billion in the corresponding period of 2010. The total loan repayments, including prepayments by our clients, during the first half of 2011 amounted to (Won)17,036 billion, a decrease of 7% from (Won)18,255 billion during the corresponding period of 2010.

As of June 30, 2011, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of (Won)3,510 billion during the first half of 2011.

During the first half of 2011, we issued eurobonds in the aggregate principal amount of US$1,637 million in various types of currencies under our existing Euro medium term notes program (the “EMTN Program”), a 15% decrease from US$1,917 million in the corresponding period of 2010. These bond issues consisted of offerings of US$ 412 million, HKD 290 million, SGD 292 million, CNY 20 million, IDR 321 million, INR 164 million, and BRL 138 million. In addition, we issued global bonds during the first half 2011 in the aggregate amount of US$700 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$2,250 million in the corresponding period of 2010. As of June 30, 2011, the outstanding amounts of our notes and debentures were US$14,718 million, AUD 63 million, CNY 330 million, JPY 138,000 million, CHF 1,100 million, Euro 2,085 million, IDR 4,551,020 million, INR 17,257 million, PEN 61 million, PHP 11,350 million,

SGD 810 million, HKD 9,532 million, Mexican peso 3,300 million, Malaysian Ringgit 2,975 million, Brazilian Real 1,063 million and Thai Baht 9,700 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to ten years. As of June 30, 2011, the outstanding amount of such borrowings from foreign financial institutions was US$1,612 million.

As of June 30, 2011, our total paid-in capital amounted to (Won)6,209 billion, and the Government, The Bank of Korea and the Korea Finance Corporation owned 62.7%, 18.8% and 18.6%, respectively, of our paid-in capital.

As of June 30, 2011, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), (Won)37,393 billion, was equal to 17% of the authorized amount of (Won)220,884 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2011:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2011		2012		2013		2014		Thereafter
	(billions in Won)
Won	(Won)	4,150	(Won)	1,210	(Won)	190	(Won)	300	(Won)	450
Foreign		4,641		6,214		4,215		3,732		10,434

Total Won Equivalent	(Won)	8,791	(Won)	7,424	(Won)	4,405	(Won)	4,032	(Won)	10,884

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on June 30, 2011, as announced by the Seoul Money Brokerage Services Ltd.

As of June 30, 2011, our foreign currency assets maturing within three months exceeded our foreign currency liabilities coming due within the corresponding period by US$786 million, and our foreign currency assets coming due within six months and one year exceeded our foreign currency liabilities maturing within such periods by US$2,238 million and US$1,998 million, respectively. As of June 30, 2011, our total foreign currency assets exceeded our total foreign currency liabilities by US$251 million.

Capital Adequacy

As of June 30, 2011, our capital adequacy ratio was 12.2%, a decrease from 10.8% as of December 31, 2010, which was primarily the result of an increase in paid-in capital.

The following table sets forth our capital base and capital adequacy ratios reported as of June 30, 2011:

	June 30, 2011
	(billions of Won, except for percentages)
Tier I	(Won)	7,074
Paid-in Capital		6,209
Retained Earnings		1,367
Deductions from Tier I Capital		(502)
Capital Adjustments		—
Deferred Tax Asset		(337)
Others		(164)
Tier II (General Loan Loss Reserves)		918
Deductions from all capital		—
Total Capital		7,992
Risk Adjusted Assets		65,313
Capital Adequacy Ratios
Tier I		10.8%
Tier I and Tier II		12.2%

Source: Internal accounting records.

Employees

As of June 30, 2011, we had 765 employees. As of June 30, 2011, 512 employees were members of our labor union. We have never experienced a work stoppage of a serious nature.

Financial Statements and the Auditors

THE EXPORT-IMPORT BANK OF KOREA

NON-CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

	Korean won
	2011		2010
	(In millions)
ASSETS
Due from banks (Notes 3, 20, and 23)	(Won)	910,807	(Won)	1,610,027
Securities (Notes 4 and 20)		4,066,255		3,205,255
Loans, net (Notes 5, 6, 20, and 22)		40,137,403		39,907,922
Tangible assets (Note 7)		32,285		33,493
Other assets (Notes 8, 16, and 19)		2,189,828		1,932,785

	(Won)	47,336,578	(Won)	46,689,482

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Borrowings (Notes 9, 20, and 22)	(Won)	37,393,489	(Won)	37,216,945
Other liabilities (Notes 10, 11, 12, 13, and 16)		2,280,119		2,949,651

		39,673,608		40,166,596

SHAREHOLDERS’ EQUITY:
Capital stock (Note 14)		6,208,755		5,158,755
Accumulated other comprehensive income (Notes 4 and 21)		87,237		197,740
Retained earnings (Note 14)		1,366,978		1,166,391

		7,662,970		6,522,886

	(Won)	47,336,578	(Won)	46,689,482

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NON-CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Korean won
	2011		2010
	(In millions)
OPERATING REVENUES:
Interest income (Notes 17 and 22):
Interest on due from banks	(Won)	14,946	(Won)	11,008
Interest on securities		100		—
Interest on loans		633,752		624,438

		648,798		635,446

Gain on valuation and disposal of loans:
Reversal of allowance for possible loan losses (Note 6)		9,953		—
Gain on disposal of loans		22		—

		9,975		—

Foreign exchange trading income		55,406		561,229

Gain on financial derivatives (Note 16):
Gain on financial derivatives trading		60,892		84,417
Gain on valuation of financial derivatives		510,978		324,941
Gain on valuation of fair value hedged items		125,371		142,648

		697,241		552,006

Commission:
Commission income (Note 22)		31,651		23,278
Guarantee income		107,838		102,300

		139,489		125,578

Dividend on available-for-sale securities		46,224		29,123

Other operating revenues:
Reversal of allowance for losses on acceptance and guarantee (Note 11)		21,744		—
Reversal of allowance for losses on unused credit line of loan commitments (Note 11)		9,639		—
Other operating revenues		2,252		2,534

		33,635		2,534

Total operating revenues		1,630,768		1,905,916

OPERATING EXPENSES:
Interest expenses (Notes 17 and 22):
Interest on call money		5,861		4,555
Interest on borrowings		19,026		21,974
Interest on debentures		451,859		413,757

		476,746		440,286

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

NON-CONSOLIDATED STATEMENTS OF INCOME—(CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Korean won
	2011		2010
	(In millions)
Impairment loss on available-for-sale securities	(Won)	1,795	(Won)	—

Provision for possible loan losses (Note 6)		—		90,653

Foreign exchange trading losses		502,744		206,800

Loss on financial derivatives (Note 16):
Loss on financial derivatives trading		59,300		136,567
Loss on valuation of financial derivatives		67,143		538,208
Loss on valuation of fair value hedged items		170,881		268,064

		297,324		942,839

Commission expenses		3,153		1,561

General and administrative expenses (Note 18)		72,150		57,677

Contribution to miscellaneous funds		3,305		2,889

Other operating expenses:
Provision for acceptance and guarantee losses (Note 11)		—		63,593
Provision for unused credit line of loan commitments (Note 11)		—		23,089
Provision for others (Note 12)		—		20
Other operating expenses		119		108

		119		86,810

Total operating expenses		1,357,336		1,829,515

OPERATING INCOME		273,432		76,401
NON-OPERATING INCOME		6,144		1,328
NON-OPERATING EXPENSES		684		1,722

NET INCOME BEFORE INCOME TAX EXPENSE		278,892		76,007
INCOME TAX EXPENSE (Note 19)		65,965		21,269

NET INCOME	(Won)	212,927	(Won)	54,738

(Concluded)

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NON-CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Capital stock		Accumulated other comprehensive income (loss)		Retained earnings		Total
	(In millions)
January 1, 2010	(Won)	5,008,755	(Won)	350,393	(Won)	1,104,207	(Won)	6,463,355
Dividends		—		—		(4,520)		(4,520)

Balance after appropriations		5,008,755		350,393		1,099,687		6,458,835
Increase in capital stock		150,000		—		—		150,000
Net income		—		—		54,738		54,738
Loss on valuation of available-for-sale securities		—		(53,758)		—		(53,758)
Gain on valuation of securities using equity method		—		198		—		198

June 30, 2010	(Won)	5,158,755	(Won)	296,833	(Won)	1,154,425	(Won)	6,610,013

January 1, 2011	(Won)	5,158,755	(Won)	197,740	(Won)	1,166,391	(Won)	6,522,886
Dividends		—		—		(12,340)		(12,340)

Balance after appropriations		5,158,755		197,740		1,154,051		6,510,546
Increase in capital stock		1,050,000		—		—		1,050,000
Net income		—		—		212,927		212,927
Loss on valuation of available-for-sale securities		—		(111,291)		—		(111,291)
Gain on valuation of securities using equity method		—		788		—		788

June 30, 2011	(Won)	6,208,755	(Won)	87,237	(Won)	1,366,978	(Won)	7,662,970

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NON-CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Korean won
	2011		2010
	(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	(Won)	212,927	(Won)	54,738

Adjustments to reconcile net income to net cash used in operating activities:
Amortization of debenture discounts		82,802		75,837
Impairment loss of available-for-sale securities		1,795		—
Provision for possible loan losses		—		90,653
Foreign exchange trading losses		477,803		206,800
Loss on valuation of financial derivatives		67,143		538,208
Loss on hedged items		170,881		268,064
Provision for severance benefits		4,570		3,697
Depreciation		1,565		1,557
Amortization		630		563
Provision for acceptance and guarantee losses		—		63,593
Provision for unused credit line of loan commitments		—		23,089
Provision for others		—		20
Loss on disposal of tangible assets		1		1
Amortization of present value discount		(2,887)		(2,631)
Reversal of allowance for possible loan losses		(9,953)		—
Gain on disposition of loans		(22)		—
Foreign exchange trading income		(32,661)		(561,229)
Gain on valuation of financial derivatives		(510,978)		(324,941)
Gain on hedged items		(125,371)		(142,648)
Reversal of allowance for losses on acceptance and guarantee		(21,744)		—
Reversal of allowance for losses on unused credit line of loan commitments		(9,639)		—
Gain on disposal of tangible assets		(15)		(46)
Gain on valuation of securities using the equity method		(5,332)		(538)

		88,588		240,049

Changes in assets and liabilities resulting from operations:
Net increase in available-for-sale securities		(5,096)		(250)
Net decrease in securities using the equity method		627		161
Net increase in loans		(697,256)		(2,940,299)
Net decrease in accrued income		6,814		177,156
Net increase in deferred income tax assets		(3,869)		(7,005)
Net decrease in financial derivatives assets		156,845		212,221
Payment of severance benefits		(1,445)		(824)
Net increase (decrease) in unpaid foreign exchange liabilities		(323,784)		83,400
Net increase (decrease) in accounts payable		(81,215)		29,979
Net decrease in accrued expenses		(40,883)		(264,505)
Net increase (decrease) in deferred revenue		384		(9,164)
Others, net		(138,533)		(182,262)

		(1,127,411)		(2,901,392)

Net cash used in operating activities		(825,896)		(2,606,605)

(Continued)

THE EXPORT-IMPORT BANK OF KOREA

NON-CONSOLIDATED STATEMENTS OF CASH FLOWS—(CONTINUED)

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Korean won
	2011		2010
	(In millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase in tangible assets		(343)		(401)
Net increase in intangible assets		(571)		(126)
Others, net		(318)		(375)

Net cash used in investing activities		(1,232)		(902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in borrowings in foreign currencies		(37,163)		831,499
Net increase (decrease) in call money		(181,601)		395,790
Net decrease in debentures in local currency		(82,934)		(1,442,263)
Net increase in debentures in foreign currencies		391,946		2,689,910
Net increase in capital		50,000		150,000
Payment of dividends		(12,340)		(4,520)

Net cash provided by financing activities		127,908		2,620,416

NET INCREASE (DECREASE) IN DUE FROM BANKS		(699,220)		12,909
DUE FROM BANKS, BEGINNING OF PERIOD		1,610,027		873,768

DUE FROM BANKS, END OF PERIOD (Note 23)	(Won)	910,807	(Won)	886,677

(Concluded)

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010,

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

1. GENERAL:

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., import and export), investments, and resources development activities. As of June 30, 2011, the Bank operates 10 domestic branches, 4 overseas subsidiaries, and 13 overseas offices.

The Bank’s authorized capital is (Won)8,000,000 million, and, through numerous capital increases since the establishment, its paid-in capital is (Won)6,208,755 million as of June 30, 2011. The Government of the Republic of Korea (the “Government”), the Bank of Korea (“BOK”), and Korea Finance Corporation hold 62.66%, 18.76%, and 18.58% of the ownership of the Bank, respectively, as of June 30, 2011.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund since June 1987 and the Inter-Korean Cooperation Fund since March 1991. The funds are accounted independently and not included in the Bank’s financial statements. The Bank receives a fee from the Government for the trustee service.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Non-consolidated Financial Statement Presentation

The Bank maintains its accounting records in Korean won and prepares non-consolidated financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended solely for use by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured, and translated into English from the Korean language non-consolidated financial statements.

Certain information attached to the Korean language non-consolidated financial statements, but not required for a fair presentation of the Bank’s financial position, results of operations, cash flows, or changes in equity is not presented in the accompanying non-consolidated financial statements.

The significant accounting policies followed by the Bank in preparing the accompanying non-consolidated financial statements are summarized below.

Revenue Recognition

The Bank recognizes interest income from deposits, loans, and securities on an accrual basis. However, the Bank recognizes interest income when payments are received for the loans for which principal or interest payments are overdue without guarantee of payment by financial institutions and of which repayment is significantly uncertain. The interest accrued but not recognized on such loans amounted to (Won)20,541 million and (Won)32,235 million as of June 30, 2011 and December 31, 2010, respectively. Any uncollected interest previously accrued on such loans is reversed and recorded as deduction of current period’s interest income.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

Investments in Securities (Excluding Investments in Associates and Subsidiaries)

1) Classification

Upon acquisition, the Bank classifies debt and equity securities (excluding investments in subsidiaries, associates, and joint ventures) into the following categories: held-to-maturity, available-for-sale, or trading securities.

Investments in debt securities where the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity securities. Securities that are acquired principally for the purpose of selling in the short term are classified as trading securities. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

2) Initial recognition

Investments in securities (excluding investments in subsidiaries, associates, and joint ventures) are initially recognized at cost.

3) Subsequent measurement and income recognition

Trading securities are subsequently carried at fair value. Gains and losses arising from changes in the fair value of trading securities are included in the statement of income in the period in which they arise. Available-for-sale securities are subsequently carried at fair value. Gains and losses arising from changes in the fair value of available-for-sale securities are recognized as accumulated other comprehensive income, net of tax, directly in equity. Investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost, less impairment, if any. Held-to-maturity investments are carried at amortized cost with interest income and expense recognized in the statement of income using the effective interest method.

4) Fair value information

The fair value of marketable securities is determined using quoted market prices as of the period-end. Non-marketable debt securities are valued by discounting cash flows using the prevailing market rates for debt with a similar credit risk and remaining maturity. Credit risk is determined using the Bank’s credit rating as announced by accredited credit rating agencies in Korea. The fair value of investments in money market funds is determined by investment management companies.

5) Impairment

The Bank reviews investments in securities whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable. Impairment losses are recognized when the reasonably estimated recoverable amounts are less than the carrying amounts and it is not obviously evidenced that impairment is unnecessary.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized and a reversal of an impairment loss shall not exceed the carrying amount that would have been determined (net of amortization or depreciation) had no impairment loss been recognized for the asset in prior years.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

Investments in Associates and Subsidiaries

Associates are entities of the Bank and its subsidiaries that have the ability to significantly influence the financial and operating policies. It is presumed to have significant influence if the Bank holds directly or indirectly 15 percent or more of the voting power, unless it can be clearly demonstrated that this is not the case. Subsidiaries are entities controlled by the Bank.

Investments in associates and subsidiaries are accounted for using the equity method of accounting and are initially recognized at cost.

The Bank’s investments in associates and subsidiaries include goodwill identified on the acquisition date (net of any accumulated impairment loss). Goodwill is calculated as the excess of the acquisition cost of an investment in an associate or subsidiary over the Bank’s share of the fair value of the identifiable net assets acquired. Goodwill is amortized using the straight-line method over its estimated useful life. Amortization of goodwill is recorded together with equity income (losses).

When events or circumstances indicate that the carrying value of goodwill may not be recoverable, the Bank reviews goodwill for impairment and records any impairment loss immediately in the non-consolidated statement of income.

The Bank’s share of its postacquisition profits or losses in investments in associates and subsidiaries is recognized in the non-consolidated statement of income, and its share of postacquisition movements in equity is recognized in equity. The cumulative postacquisition movements are adjusted against the carrying amount of each investment. Changes in the carrying amount of an investment resulting from dividends by an associate or subsidiary are recognized when the associate or subsidiary declares the dividend. When the Bank’s share of losses in an associate or subsidiary equals or exceeds its interest in the associate or subsidiary, including preferred stock or other long-term loans and receivables issued by the associate or subsidiary, the Bank does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate or subsidiary.

If the investee is a subsidiary, net income and net assets of the parent company’s separate financial statements should agree with the parent company’s share in the net income and net assets of the consolidated financial statements, except when the parent company discontinues the application of the equity method due to its investment in a subsidiary being reduced to zero.

Unrealized gains on transactions between the Bank and its associates or subsidiaries are eliminated to the extent of the Bank’s interest in each associate or subsidiary.

Allowance for Loan Losses

Based on future loan repayment capacity of the borrower and past repayment history, the Bank classifies loans into five categories, “normal”, “precautionary,” “substandard,” “doubtful,” and “estimated loss,” in accordance with the banking regulation in the Republic of Korea. Except for call loans and interbank loans with “normal” classification, the Bank provides allowance by each loan classification with the amount greater of using the expected loss method or the prescribed minimum levels of allowances in accordance with the Financial Supervisory Service Guideline (“FSS Guideline”).

(a) Expected Loss Method

The allowance for normal loans is calculated by multiplying each outstanding loan balance by probability of default and loss given default. The Bank provides additional allowance for considering risks

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

associated with a certain industry and country concentration. The allowances for loans classified other than “normal” are estimated based on expected future cash flows.

(b) FSS Guideline

The prescribed minimum levels of allowances in the Regulations for the Supervision of Banks guide are as follows:

Normal (*)	0.85%
Precautionary	7%
Substandard	20%
Doubtful	50%
Estimated loss	100%

(*)	0.9% for market sensitive sectors, including construction, real estate and rental services, retail and wholesale, lodging, and restaurant

Troubled Debt Restructuring

Loans with modified contract terms by a troubled debt restructuring program are accounted for at the present value of the rescheduled future cash flows expected, of which the discount rate is same as the effective rate of the original loan. The excess of the carrying amount over the present value of expected cash flows is recorded in allowance for loan loss in the current period. The present value discounts are recorded in allowance for loan loss and reflected as a deduction from the nominal value of the loans. If the previously recognized allowance for loan loss is greater than the present value discount, the difference is recorded as reversal of allowance for loan loss.

Deferred Loan Origination Fees

Certain fees associated with lending activities, which meet specified criteria, are deferred and amortized over the life of the loan as an adjustment to the carrying amount of the loan using the effective yield method and recognized as interest income.

Property and Equipment

Property and equipment are stated at cost, except in the case of revaluations made in accordance with the Asset Revaluation Law, which allowed for asset revaluation prior to the Asset Revaluation Law being revoked on December 31, 2000. Assets acquired through investment in kind or donations are recorded at their fair value upon acquisition. For assets acquired in exchange for a non-monetary asset, the fair value of the asset given up is used to measure the cost of the asset received unless the fair value of the asset received is more clearly evident.

Significant additions or improvements extending the useful life of assets are capitalized. Normal maintenance and repairs are charged to expense as incurred.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

Property and equipment are depreciated over the estimated useful lives of the assets using the following methods:

	Useful lives (years)	Depreciation method
Buildings	10~60	Straight line (*)
Vehicles	4	Declining balance
Equipment	4~20	Declining balance

(*)	Buildings acquired and related improvements made prior to January 1, 1995, are depreciated using the declining-balance method.

The Bank reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the expected estimated undiscounted future net cash flows from the use of the asset and its eventual disposal are less than its carrying amount.

Intangible Assets

Intangible assets are stated at the production or purchase cost, plus incidental expenses and capital expenditures. Amortization is computed using the straight-line method over five years and directly reduced from intangible assets.

Intangible assets are subject to an impairment review if there are events or changes in circumstances that indicate that the carrying amount may not be recoverable. An impairment loss is recognized by reducing the carrying amount to the recoverable amount.

Discount (Premium) on Debentures

Discount (premium) on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized (accreted) using the effective interest rate method over the life of the debentures. The amount amortized (accreted) is included in interest expense (income).

Retirement and Severance Benefits

Employees who have been with the Bank for more than one year are entitled to lump-sum payments based on salary rates and length of service at the time they leave the Bank. The Bank’s estimated liability under the plan, which would be payable if all employees left at the end of the reporting period, is accrued in the accompanying non-consolidated statements of financial position.

Allowance for Losses on Acceptances and Guarantees

The Bank provides allowance for outstanding acceptances and guarantees, the amount after considering the credit conversion factors (CCF), using the same allowance methodology used for estimating allowance for loan loss. However, the Bank does not provide additional allowance for risks associated with a certain industry and country concentration for unconfirmed acceptances and guarantees.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

Allowance for Losses on Unused Loan Commitments

The Bank provides allowance for unused loan commitments, the amount after considering the CCF, using the same allowance methodology used for estimating allowance for loan loss. However, the Bank does not provide the additional allowance for risks associated with a certain industry and country concentration for unused loan commitments.

Provisions

Provisions are recognized when all of the following are met: (1) the Bank has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is recorded at the present value of the expenditures expected to be required to settle the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Bank settles the obligation. The expense generated by the provision is presented net of the amount of expected reimbursement.

Derivatives and Hedge Accounting

The Bank holds derivative financial instruments to hedge its foreign currency and interest rate risk exposures.

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. Attributable transaction costs are recognized in profit or loss when incurred.

1) Hedge accounting

Where a derivative, which meets certain criteria, is used for hedging the exposure to changes in the fair value of a recognized asset, liability, or firm commitment, it is designated as a fair value hedge. Where a derivative, which meets certain criteria, is used for hedging the exposure to the variability of the future cash flows of a forecasted transaction, it is designated as a cash flow hedge.

The Bank documents, at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Bank also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in fair values or cash flows of hedged items.

2) Fair value hedge

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the statement of income, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

3) Derivatives that do not qualify for hedge accounting

Changes in the fair value of derivative instruments that are not designated as fair value hedges are recognized immediately in the statement of income.

Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income, except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the end of the reporting period.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Changes in deferred taxes due to a change in the tax rate, except for those related to items initially recognized outside profit or loss (either in other comprehensive income or directly in equity), are recognized as income in the current year.

Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at the foreign exchange rate on the end of the reporting period, with the resulting gains or losses recognized in the statement of income. Monetary assets and liabilities denominated in foreign currencies are translated into Korean won at (Won)1,078.1 and (Won)1,138.9 to USD 1 based on the basic exchange rate and the cross-exchange rate announced by the Seoul Monetary Brokerage Services Ltd. on June 30, 2011 and December 31, 2010, respectively. Financial statements of foreign-based operations, branches, and companies accounted for using the equity method are translated at the rate of exchange at the end of the reporting period.

Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to non-consolidated financial statements. Actual results could differ from those estimates.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

3. DUE FROM BANKS:

(1) Due from banks as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	Financial institution	Interest (%)	2011		2010
Due from banks in local currency	Reserve deposit	—	(Won)	25	(Won)	35
	Demand deposits	—		1,229		2,216
	Time deposits	3.17~3.95		423,000		1,223,000
	Certificate of deposits	3.3		9,733		44,177
	Others	1.9~3.92		201,151		296,200

				635,138		1,565,628

Due from banks in foreign currencies	Demand deposits	—		19,230		23,405
	Others	Federal funds rate-0.2 and others		256,439		20,994

				275,669		44,399

			(Won)	910,807	(Won)	1,620,027

(2) As of June 30, 2011 and December 31, 2010, the Bank does not have the restricted deposits.

(3) Due from banks by financial institution as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011						2010
	Due from banks in local currency		Due from banks in foreign currencies		Total		Due from banks in local currency		Due from banks in foreign currencies		Total
BOK	(Won)	25	(Won)	—	(Won)	25	(Won)	35	(Won)	—	(Won)	35
Banks		452,913		275,669		728,582		1,315,593		43,902		1,359,495
Others		182,200		—		182,200		250,000		497		250,497

	(Won)	635,138	(Won)	275,669	(Won)	910,807	(Won)	1,565,628	(Won)	44,399	(Won)	1,610,027

(4) The maturities of due from banks as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Due in 3 months or less		Due after 3 months to 6 months		Due after 6 months to 12 months		Total
Due from banks in local currency	(Won)	495,138	(Won)	140,000	(Won)	—	(Won)	635,138
Due from banks in foreign currencies		275,669		—		—		275,669

	(Won)	770,807	(Won)	140,000	(Won)	—	(Won)	910,807

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Due in 3 months or less		Due after 3 months to 6 months		Due after 6 months to 12 months		Total
Due from banks in local currency	(Won)	1,033,015	(Won)	319,881	(Won)	212,732	(Won)	1,565,628
Due from banks in foreign currencies		44,399		—		—		44,399

	(Won)	1,077,414	(Won)	319,881	(Won)	212,732	(Won)	1,610,027

4. SECURITIES:

(1) Securities as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Equity securities:
Marketable equity securities	(Won)	730,058	(Won)	807,977
Non-marketable equity securities		3,075,524		2,137,418
Beneficiary certificates		5,413		5,606
Equity investment		7,283		2,112

		3,818,278		2,953,113
Debt securities:
Other securities in foreign currencies		16,632		16,701
Equity method accounted investments		231,345		235,441

	(Won)	4,066,255	(Won)	3,205,255

1) Debt securities as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Face amount		Acquisition costs		Amortized costs (*1)		Fair value (*2)		Book value
Other securities in foreign currencies	(Won)	15,707	(Won)	16,231	(Won)	15,999	(Won)	16,632	(Won)	16,632

2010

	Face amount		Acquisition costs		Amortized costs (*1)		Fair value (*2)		Book value
Other securities in foreign currencies	(Won)	15,967	(Won)	16,521	(Won)	16,390	(Won)	16,701	(Won)	16,701

(*1)	The difference between face value and acquisition cost is amortized using the effective interest rate method.
(*2)	Fair value of debt securities in foreign currency was calculated by using standard price for the latest transaction date presented by Euroclear, a securities and depository clearing house.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2) The maturities of debt securities as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Due in 1 year or less		Due after 1 year to 5 years		Due after 5 years to 10 years		Due after 10 years		Total
Other securities in foreign currencies	(Won)	—	(Won)	—	(Won)	15,240	(Won)	1,392	(Won)	16,632

2010

	Due in 1 year or less		Due after 1 year to 5 years		Due after 5 years to 10 years		Due after 10 years		Total
Other securities in foreign currencies	(Won)	—	(Won)	—	(Won)	1,100	(Won)	15,601	(Won)	16,701

3) Marketable equity securities as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	No. of shares	Ownership (%)	Book value before fair value adjustment		Fair value (book value)
Korea Exchange Bank (“KEB”)	40,314,387	6.25	(Won)	475,710	(Won)	387,018
Industrial Bank of Korea	8,501,153	1.56		159,396		158,547
Keumho Tires Co., Inc. (*)	7,197,800	7.93		40,891		72,856
SK Networks Co., Ltd.	9,886,160	3.98		131,980		107,759
SAMT Co., Inc. (*)	3,459,279	4.30		3,865		3,878

			(Won)	811,842	(Won)	730,058

(*)	Shares of Keumho Tires Co., Inc. and SAMT Co., Inc. are restricted for sale as of June 30, 2011. The Bank recorded the fair value of these securities restricted for sale by using the fair value information from the external pricing agency, the Korea Asset Pricing (“KAP”).

2010

	No. of shares	Ownership (%)	Book value before fair value adjustment		Fair value (book value)
KEB	40,314,387	6.25	(Won)	584,559	(Won)	475,710
Industrial Bank of Korea	8,501,153	1.56		119,016		159,396
Keumho Tires Co., Inc. (*)	7,197,800	7.93		36,191		40,891
SK Networks Co., Ltd. (*)	9,886,160	3.98		116,904		131,980

			(Won)	856,670	(Won)	807,977

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(*)	Shares of Keumho Tires Co., Inc. are restricted for sale as of December 31, 2010. The Bank recorded the fair value of these securities restricted for sale by using the fair value information from the external pricing agency, the KAP.

4) Non-marketable equity securities as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	No. of shares	Ownership (%)	Book value before fair value adjustment		Book Value (*)
Korea Expressway Corp.	280,961,704	11.63	(Won)	2,695,829	(Won)	2,634,859
Kyobo Life Insurance Co., Ltd.	1,199,001	5.85		307,704		307,774
Industrial Bank of Korea (preferred stock)	6,210,000	6.34		104,794		104,235
Korea Ship Finance	254,000	14.99		1,528		1,669
Daewoo Electronics Corp.	1,122	0.21		194		171
Pantech Co., Ltd.	58,713,052	3.56		23,837		23,661
SB Telcom	420,984	3.30		210		210
Hanchang Paper Co., Ltd.	1,293,600	2.85		652		639
Korea Data Systems Co., Ltd.	320	0.01		1		1
Others	1,958,416	—		2,701		2,305

			(Won)	3,137,450	(Won)	3,075,524

(*)	As of June 30, 2011, the Bank recorded the fair value of the shares of Korea Expressway Corp., Kyobo Life Insurance Co., Ltd., Industrial Bank of Korea (preferred stock), Korea Ship Finance, Daewoo Electronics Corp., Pantech Co., Ltd., Hanchang Paper Co., Ltd., and Korea Data Systems Co., Ltd. by using the fair value information from KAP. The other securities were recorded at the acquisition costs since the fair value was not readily determinable. The shares of Daewoo Electronics Corp., Pantech Co., Ltd., SB Telcom, Hanchang Paper Co., Ltd., and Korea Data Systems Co., Ltd. are restricted for sale as of June 30, 2011.

2010

	No. of shares	Ownership (%)	Book value before fair value adjustment		Book Value (*)
Korea Expressway Corp.	180,580,254	8.03	(Won)	1,634,071	(Won)	1,695,829
Kyobo Life Insurance Co., Ltd.	1,199,001	5.85		288,659		307,704
Industrial Bank of Korea (preferred stock)	6,210,000	6.34		78,246		104,794
Korea Ship Finance	254,000	14.99		1,496		1,528
Daewoo Electronics Corp.	224,580	0.21		175		194
Pantech Co., Ltd.	58,713,052	3.56		24,425		23,837
SB Telcom	420,984	3.29		210		210
Hanchang Paper Co., Ltd.	1,293,600	2.85		675		653
Korea Data Systems Co., Ltd.	320	0.24		2		1
Others	1,055,014	—		1,704		2,668

			(Won)	2,029,663	(Won)	2,137,418

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(*)	As of December 31, 2010, the Bank recorded the fair value of the shares of Korea Expressway Corp., Kyobo Life Insurance Co., Ltd., Industrial Bank of Korea (preferred stock), Korea Ship Finance, Daewoo Electronics Corp., Pantech Co., Ltd., Hanchang Paper Co., Ltd., and Korea Data Systems Co., Ltd. by using the fair value information from KAP. The other securities were recorded at the acquisition costs since the fair value was not readily determinable. The shares of Daewoo Electronics Corp., Pantech Co., Ltd., SB Telcom, Hanchang Paper Co., Ltd., and Korea Data Systems Co., Ltd. are restricted for sale as of December 31, 2010.

5) Beneficiary certificates as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Ownership (%)	Book value before fair value adjustment		Book value
KEXIM Carbon Fund	14.97	(Won)	5,606	(Won)	5,413

2010

	Ownership (%)	Book value before fair value adjustment		Book value
KEXIM Carbon Fund	14.97	(Won)	5,749	(Won)	5,606

6) Equity investments as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Ownership (%)	Book value before fair value adjustment		Book value
Korea Asset Management Corporation	0.14	(Won)	1,220	(Won)	1,220
Korea Money Brokerage Corporation	0.56		323		398
KEXIM Resource Development Fund 1	9.16		5,434		5,434
KEXIM Resource Development Fund 2	8.33		231		231

		(Won)	7,208	(Won)	7,283

2010

	Ownership (%)	Book value before fair value adjustment		Book value
Korea Asset Management Corporation	0.14	(Won)	1,220	(Won)	1,220
Korea Money Brokerage Corporation	0.56		239		323
KEXIM Resource Development Fund 1	9.16		484		484
KEXIM Resource Development Fund 2	7.46		85		85

		(Won)	2,028	(Won)	2,112

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(2) Details of equity method accounted investments as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	Ownership (%)	Acquisition costs		Book value
				2011		2010
KEXIM Bank UK Limited	100	(Won)	41,000	(Won)	46,922	(Won)	46,705
KEXIM Vietnam Leasing Co.	100		12,840		9,086		8,783
PT. KOEXIM Mandiri Finance	85		4,944		22,957		22,332
KEXIM Asia Limited	100		29,631		44,424		43,731
Credit Guarantee and Investment Fund (“CGIF”)	14		110,479		107,956		113,890

		(Won)	198,894	(Won)	231,345	(Won)	235,441

1) As of June 30, 2011 and December 31, 2010, the valuation gain and loss on equity method accounted investments are as follows (Korean won in millions):

2011

	Beginning balances		Dividend		Gain		Accumulated other comprehensive income		Others		Ending balances
KEXIM Bank UK Limited	(Won)	46,705	(Won)	(-)151	(Won)	1,028	(Won)	—	(Won)	(-)660	(Won)	46,922
KEXIM Vietnam Leasing Co.		8,783		—		772		—		(-)469		9,086
PT. KOEXIM Mandiri Finance		22,332		(-)184		1,071		—		(-)262		22,957
KEXIM Asia Limited		43,731		(-)291		2,315		1,007		(-)2,338		44,424
CGIF		113,890		—		146		—		(-)6,080		107,956

	(Won)	235,441	(Won)	(-)626	(Won)	5,332	(Won)	1,007	(Won)	(-)9,809	(Won)	231,345

(*)	Due to the time lag in obtaining audited or reviewed financial statements of the investees for the preparation of the Bank’s non-consolidated financial statements, the financial statements prepared by the investees’ management have been used for equity method accounting. The Bank performed additional procedures to review the reliability of those financial statements prepared by the investees’ management.

2010

	Beginning balances		Dividend		Gain		Accumulated other comprehensive income		Others		Ending balances
KEXIM Bank UK Limited	(Won)	46,590	(Won)	(-)37	(Won)	3,130	(Won)	—	(Won)	(-)2,978	(Won)	46,705
KEXIM Vietnam Leasing Co.		8,781		—		217		—		(-)215		8,783
PT. KOEXIM Mandiri Finance		20,035		(-)49		1,891		—		455		22,332
KEXIM Asia Limited		39,688		(-)67		3,643		1,455		(-)988		43,731
CGIF		116,710		—		—		—		(-)2,820		113,890

	(Won)	231,804	(Won)	(-)153	(Won)	8,881	(Won)	1,455	(Won)	(-)6,546	(Won)	235,441

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(*)	Due to the time lag in obtaining audited or reviewed financial statements of the investees for the preparation of the Bank’s financial statements, the financial statements prepared by the investees’ management have been used for equity method accounting. The Bank performed additional procedures to review the reliability of those financial statements prepared by the investees’ management. According to an agreement of ASEAN Finance Minister Conference in May 2010, the Bank, on behalf of the Government, made an equity investment in CGIF in December 2010. During the current period, there were no operating activities. Therefore, equity method was not applied to the related investments in the current period.

2) The summary of financial positions and operating results of the entities in equity method accounted investments as of June 30, 2011 and December 31, 2010, is as follows (Korean won in millions):

2011

	Assets		Liabilities		Stockholders’ equity		Net income
KEXIM Bank UK Limited	(Won)	379,650	(Won)	335,522	(Won)	44,128	(Won)	997
KEXIM Vietnam Leasing Co		91,763		83,599		8,164		903
PT. KOEXIM Mandiri Finance		161,941		139,116		22,825		935
KEXIM Asia Limited		306,080		263,313		42,767		2,246
CGIF		1,342,645		661,535		681,110		921

	(Won)	2,282,079	(Won)	1,483,085	(Won)	798,994	(Won)	6,002

2010

	Assets		Liabilities		Stockholders’ equity		Net income
KEXIM Bank UK Limited	(Won)	423,828	(Won)	380,091	(Won)	43,737	(Won)	1,472
KEXIM Vietnam Leasing Co		96,205		88,428		7,777		200
PT. KOEXIM Mandiri Finance		161,188		139,620		21,568		1,658
KEXIM Asia Limited		352,389		310,506		41,883		3,064
CGIF		797,230		—		797,230		—

	(Won)	1,830,840	(Won)	918,645	(Won)	912,195	(Won)	6,394

3) Changes in valuation gain (loss) on available-for-sale securities and equity method accounted investments recorded in accumulated other comprehensive income for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

2011

	Beginning balance		Unrealized gain (loss)	Disposition	Ending balance
Available-for-sale securities	(Won)	197,353	(Won)(-)111,291	(Won)—	(Won)86,062
Equity method accounted investments		387	788	—	1,175

	(Won)	197,740	(Won)(-)110,503	(Won)—	(Won)87,237

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Beginning balance	Unrealized Gain		Disposition	Ending balance
Available-for-sale securities	(Won)351,139	(Won)	46,648	(Won)(-)200,434	(Won)	197,353
Equity method accounted investments	(-)747		1,134	—		387

	(Won)350,392	(Won)	47,782	(Won)(-)200,434	(Won)	197,740

5. LOANS:

(1) Loans outstanding as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Loans in local currency:
Loans for export	(Won)	7,242,932	(Won)	6,419,344
Loans for overseas investment		1,340,072		1,306,227
Loans for import		1,510,961		1,342,216
Others		19,459		22,091

		10,113,424		9,089,878

Loans in foreign currencies:
Loans for export		13,066,574		13,457,453
Loans for overseas investment		12,604,593		12,398,219
Trading note rediscount loans		1,407,136		1,551,182
Loans for import		1,072,870		1,158,907
Overseas funding loans		834,678		735,268
Domestic usance bills		344,984		224,698
Interbank loans		155,646		158,957
Others		21,562		22,778

		29,508,043		29,707,462
Changes in fair values of loans in foreign currencies (*)		264,575		286,596

Deferred loan origination fees		(-)146,332		(-)126,523

		29,626,286		29,867,535

Bills bought in local currency		36,061		42,213
Bills bought in foreign currencies		1,260,843		867,119
Advances for customers		176,457		42,249
Call loans in foreign currencies		338,779		1,480,890

Total loans before allowances for loan losses		41,551,850		41,389,884
Allowance for loan losses		(-)1,414,447		(-)1,481,962

Loans, net of allowance for loan losses	(Won)	40,137,403	(Won)	39,907,922

(*)	Interest rate swap was contracted to hedge the changes in the fair value of loan commitment in foreign currencies resulting from the volatility in interest rates. The gain on valuation of loan commitment, which was confirmed, was recognized as changes in fair values of loans in foreign currencies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(2) Loans classified by customer as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Loans in local currency		Loans in foreign currencies (*2)		Total		Ratio (%)
Large corporations	(Won)	7,832,600	(Won)	12,622,634	(Won)	20,455,234	51.63
Small and medium company (*1)		2,113,924		2,518,096		4,632,020	11.69
Public sector and others		166,900		14,367,313		14,534,213	36.68

	(Won)	10,113,424	(Won)	29,508,043	(Won)	39,621,467	100.00

2010

	Loans in local currency		Loans in foreign currencies (*2)		Total		Ratio (%)
Large corporations	(Won)	6,546,068	(Won)	12,362,787	(Won)	18,908,855	48.74
Small and medium company (*1)		2,526,910		2,698,817		5,225,727	13.47
Public sector and others		16,900		14,645,858		14,662,758	37.79

	(Won)	9,089,878	(Won)	29,707,462	(Won)	38,797,340	100.00

(*1)	Small and medium company is defined in Paragraph 1 of Article 2 of the Small and Medium Company Law.
(*2)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

(3) Loans to other financial institutions as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Banks		Others		Total
Loans in local currency	(Won)	350,000	(Won)	—	(Won)	350,000
Loans in foreign currencies		1,218,469		2,607,156		3,825,625
Other		10,781		904,828		915,609

	(Won)	1,579,250	(Won)	3,511,984	(Won)	5,091,234

2010

	Banks		Others		Total
Loans in local currency	(Won)	350,000	(Won)	—	(Won)	350,000
Loans in foreign currencies		1,346,180		2,474,482		3,820,662
Other		5,695		1,952,443		1,958,138

	(Won)	1,701,875	(Won)	4,426,925	(Won)	6,128,800

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(4) Loans classified by industry as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Loans in local currency		Loans in foreign currencies (*1)		Others (*2)		Total		Ratio (%)
Manufacturing	(Won)	7,559,862	(Won)	11,289,722	(Won)	621,925	(Won)	19,471,509	47.00
Transportation		181,990		6,820,686		—		7,002,676	16.90
Finance and insurance		350,000		3,825,625		915,609		5,091,234	12.29
Wholesale and retail		852,648		961,697		146,461		1,960,806	4.73
Real estate		—		16,711		—		16,711	0.04
Construction		1,011,167		883,907		—		1,895,074	4.57
Public sector and others		157,757		5,709,695		128,145		5,995,597	14.47

	(Won)	10,113,424	(Won)	29,508,043	(Won)	1,812,140	(Won)	41,433,607	100.00

2010

	Loans in local currency		Loans in foreign currencies (*1)		Others (*2)		Total		Ratio (%)
Manufacturing	(Won)	6,903,805	(Won)	10,367,590	(Won)	275,896	(Won)	17,547,291	42.56
Transportation		181,990		7,857,902		—		8,039,892	19.50
Finance and insurance		350,000		3,820,662		1,958,138		6,128,800	14.86
Wholesale and retail		714,964		1,046,779		80,254		1,841,997	4.47
Real estate		—		21,070		—		21,070	0.05
Construction		834,967		911,146		—		1,746,113	4.24
Public sector and others		104,152		5,682,313		118,183		5,904,648	14.32

	(Won)	9,089,878	(Won)	29,707,462	(Won)	2,432,471	(Won)	41,229,811	100.00

(*1)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.
(*2)	Others are composed of bills bought in local currency, bills bought in foreign currencies, advances for customers, and call loans in foreign currencies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(5) Loans classified by risk-possessive country as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Loans in local currency		Loans in foreign currencies (*)		Others		Total		Ratio (%)
Asia:
Korea	(Won)	10,110,424	(Won)	17,384,555	(Won)	695,848	(Won)	28,190,827	68.04
Saudi Arabia		—		1,647,509		45,099		1,692,608	4.09
Iran		—		926,815		7,711		934,526	2.26
Qatar		—		873,379		—		873,379	2.11
Singapore		—		320,797		—		320,797	0.77
Yemen		—		231,033		—		231,033	0.56
India		—		806,273		42,255		848,528	2.05
Indonesia		—		402,829		12,983		415,812	1.00
Others		—		780,960		396,805		1,177,765	2.84

		10,110,424		23,374,150		1,200,701		34,685,275	83.72

Europe:
England		—		1,358,953		36,941		1,395,894	3.37
France		—		434,262		2,818		437,080	1.05
Sweden		—		529,122		—		529,122	1.28
Ireland		—		445,697		—		445,697	1.08
Belgium		—		331,216		1,918		333,134	0.80
Netherlands		—		194,745		74,149		268,894	0.65
Others		—		1,697,292		343,145		2,040,437	4.92

		—		4,991,287		458,971		5,450,258	13.15

America:
Canada		—		283,645		43		283,688	0.68
Brazil		—		144,465		—		144,465	0.35
Peru		—		171,533		—		171,533	0.41
United States		3,000		314,874		144,091		461,965	1.12
Others		—		215,950		4,514		220,464	0.53

		3,000		1,130,467		148,648		1,282,115	3.09

Africa:
Nigeria		—		12,139		—		12,139	0.03
Others		—		—		3,820		3,820	0.01

		—		12,139		3,820		15,959	0.04

	(Won)	10,113,424	(Won)	29,508,043	(Won)	1,812,140	(Won)	41,433,607	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Loans in local currency		Loans in foreign currencies (*)		Others		Total		Ratio (%)
Asia:
Korea	(Won)	9,089,878	(Won)	16,898,068	(Won)	1,654,180	(Won)	27,642,126	67.04
Saudi Arabia		—		1,685,814		62		1,685,876	4.09
Iran		—		1,180,086		59,176		1,239,262	3.00
Qatar		—		971,058		971		972,029	2.36
Singapore		—		682,114		30,864		712,978	1.73
Yemen		—		253,820		131		253,951	0.62
India		—		662,430		37,683		700,113	1.70
Indonesia		—		362,712		6,362		369,074	0.89
Others		—		927,008		213,449		1,140,457	2.77

		9,089,878		23,623,110		2,002,878		34,715,866	84.20

Europe:
England		—		1,471,991		21,500		1,493,491	3.62
France		—		392,005		7,951		399,956	0.97
Sweden		—		578,941		—		578,941	1.41
Ireland		—		470,833		—		470,833	1.14
Belgium		—		372,793		7,893		380,686	0.92
Netherlands		—		217,960		56,945		274,905	0.67
Others		—		1,529,761		158,032		1,687,793	4.09

		—		5,034,284		252,321		5,286,605	12.82

America:
Canada		—		319,404		41		319,445	0.77
Brazil		—		162,863		5,023		167,886	0.41
Peru		—		187,919		—		187,919	0.46
United States		—		164,823		156,346		321,169	0.78
Others		—		202,235		4,152		206,387	0.50

		—		1,037,244		165,562		1,202,806	2.92

Africa:
Nigeria		—		12,824		—		12,824	0.03
Others		—		—		11,710		11,710	0.03

		—		12,824		11,710		24,534	0.06

	(Won)	9,089,878	(Won)	29,707,462	(Won)	2,432,471	(Won)	41,229,811	100.00

(*)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(6) Changes in present value discounts relating to the troubled debt restructuring for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

2011

	Discount rate (%)	Term (years)	Beginning balance		Addition		Amortization	Changes in exchange rate	Ending balance
Troubled debt restructuring	2.67~13.85	1~15	(Won)	34,422	(Won)	183	(Won)(-)2,872	(Won)(-)1,674	(Won)	30,059

2010

	Discount rate (%)	Term (years)	Beginning balance		Addition	Amortization	Changes in exchange rate	Ending balance
Troubled debt restructuring	4.12~13.85	3~18	(Won)	42,404	(Won)3,212	(Won)(-)10,343	(Won)(-)851	(Won)34,422

(*)	As of February 20, 2004, the Bank restructured the remaining balance of USD 299 million overdue loan to Russia (USD 422 million—the principal and interest amounting to USD 262 million and USD 160 million, respectively, at the time of restructuring) after the reduction of unpaid interest of USD 123 million in accordance with the bilateral agreement between the Government and Russian Government. As of June 30, 2011 and December 31, 2010, the balance of restructured loan to Russia was (Won)165,323 million and (Won)180,670 million, respectively, and the balance of present value discounts was (Won)24,765 million and (Won)27,773 million, respectively.

(7) The maturities of loans as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Loans in local currency		Loans in foreign currencies (*)		Others		Total		Ratio (%)
Due in 3 months or less	(Won)	1,832,325	(Won)	3,406,687	(Won)	1,403,901	(Won)	6,642,913	16.03
Due after 3 months to 6 months		3,053,701		3,646,819		137,505		6,838,025	16.50
Due after 6 months to 1 year		2,177,826		3,101,680		59,434		5,338,940	12.89
Due after 1 year to 2 years		1,174,430		1,762,093		—		2,936,523	7.09
Due after 2 years to 3 years		237,557		1,213,046		—		1,450,603	3.50
Due after 3 years to 4 years		610,379		1,556,878		—		2,167,257	5.23
Due after 4 years to 5 years		48,500		663,647		—		712,147	1.72
Due after 5 years		978,706		14,157,193		211,300		15,347,199	37.04

	(Won)	10,113,424	(Won)	29,508,043	(Won)	1,812,140	(Won)	41,433,607	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Loans in local currency		Loans in foreign currencies (*)		Others		Total		Ratio (%)
Due in 3 months or less	(Won)	1,483,544	(Won)	4,471,776	(Won)	2,245,581	(Won)	8,200,901	19.89
Due after 3 months to 6 months		3,916,327		2,561,752		83,021		6,561,100	15.91
Due after 6 months to 1 year		700,156		3,595,668		21,981		4,317,805	10.47
Due after 1 year to 2 years		453,035		1,661,078		—		2,114,113	5.13
Due after 2 years to 3 years		872,534		2,412,046		—		3,284,580	7.97
Due after 3 years to 4 years		482,793		2,804,285		39,639		3,326,717	8.07
Due after 4 years to 5 years		603,979		5,397,044		—		6,001,023	14.56
Due after 5 years		577,510		6,803,813		42,249		7,423,572	18.00

	(Won)	9,089,878	(Won)	29,707,462	(Won)	2,432,471	(Won)	41,229,811	100.00

(*)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

6. ALLOWANCES FOR LOAN LOSSES:

(1) As of June 30, 2011 and December 31, 2010, loan balances and allowances for loan losses by credit risk classification are as follows (Korean won in millions):

2011

		Balance (*)		Allowance		Provision ratio (%)
Loans in local currency	Normal	(Won)	8,747,349	(Won)	135,605	1.55
	Precautionary		1,185,274		221,896	18.72
	Substandard		103,009		44,860	43.55
	Doubtful		38,324		36,332	94.80
	Estimated loss		39,468		39,468	100.00

			10,113,424		478,161	4.73

Loans in foreign currencies	Normal		28,994,199		662,371	2.28
	Precautionary		90,945		16,326	17.95
	Substandard		146,010		63,587	43.55
	Doubtful		23,555		22,323	94.77
	Estimated loss		97,688		97,688	100.00

			29,352,397		862,295	2.94

Other	Normal		1,395,377		22,600	1.62
	Precautionary		34,843		8,428	24.19
	Substandard		11		5	43.55
	Doubtful		12,266		11,610	94.65
	Estimated loss		31,348		31,348	100.00

			1,473,845		73,991	5.02

		(Won)	40,939,666	(Won)	1,414,447	3.45

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(*)	The loan balances in the above table do not include the present-value discounts. Interbank loans of (Won)155,646 million and call loans of (Won)388,779 million, which were classified as normal, are excluded from the loan balances in the above table, while suspense payments of (Won)484 million are included. Changes in fair values of loans in foreign currencies of (Won)264,575 million and deferred loan origination fees of (Won)146,332 million are not included.

2010

		Balance (*)		Allowance		Provision ratio (%)
Loans in local currency	Normal	(Won)	7,620,754	(Won)	117,324	1.54
	Precautionary		1,300,684		243,823	18.75
	Substandard		103,577		45,108	43.55
	Doubtful		33,991		32,280	94.97
	Estimated loss		30,872		30,872	100.00

			9,089,878		469,407	5.16

Loans in foreign currencies	Normal		28,750,584		700,433	2.44
	Precautionary		512,139		51,209	10.00
	Substandard		151,615		66,028	43.55
	Doubtful		16,890		16,020	94.85
	Estimated loss		117,277		117,277	100.00

			29,548,505		950,967	3.22

Other	Normal		877,144		18,224	2.08
	Precautionary		39,639		9,756	24.61
	Substandard		2,198		957	43.55
	Doubtful		5		5	94.65
	Estimated loss		32,646		32,646	100.00

			951,632		61,588	6.47

		(Won)	39,590,015	(Won)	1,481,962	3.74

(*)	The loan balances in the above table do not include the present-value discounts. Interbank loans of (Won)158,957 million and call loans of (Won)1,480,890 million, which were classified as normal, are excluded from the loan balances in the above table, while suspense payments of (Won)51 million are included. Changes in fair values of loans in foreign currencies of (Won)286,596 million and deferred loan origination fees of (Won)126,523 million are not included.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(2) Changes in allowances for loan losses for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Beginning balance	(Won)	1,481,962	(Won)	1,224,406
Provision for loan losses		(-)9,953		469,058
Write-off		(-)4,317		(-)155,007
Debt to equity swap		—		(-)2,011
Decrease in present value discounts		(-)2,872		(-)10,343
Changes in exchange rates and others		(-)50,373		(-)44,141

Ending balance	(Won)	1,414,447	(Won)	1,481,962

(3) The ratio of allowances to loans for the six months ended June 30, 2011, and for the years ended December 31, 2010 and 2009, is as follows (Korean won in millions):

	2011.06.30		2010.12.31		2009.12.31
Loans subject to allowance for loan losses	(Won)	40,939,666	(Won)	39,590,015	(Won)	35,539,550
Allowances for loan losses		1,414,447		1,481,962		1,224,406

Ratio (%)		3.45		3.74		3.45

7. TANGIBLE ASSETS:

(1) Tangible assets and the related accumulated depreciation as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011						2010
	Acquisition cost		Accumulated depreciation		Book value		Acquisition cost		Accumulated depreciation		Book value
Land	(Won)	4,484	(Won)	—	(Won)	4,484	(Won)	4,484	(Won)	—	(Won)	4,484
Buildings		44,612		19,540		25,072		44,612		18,794		25,818
Vehicles		2,386		1,867		519		2,452		1,738		714
Equipment		16,389		14,179		2,210		16,083		13,606		2,477

	(Won)	67,871	(Won)	35,586	(Won)	32,285	(Won)	67,631	(Won)	34,138	(Won)	33,493

(2) The officially declared value of land at June 30, 2011 and December 31, 2010, as announced by the Ministry of Land, Transport and Maritime Affairs, was (Won)103,924 million and (Won)103,096 million, respectively. The officially declared value, which is used for government purposes, is not intended to represent fair value.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(3) Changes in book value of tangible assets for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

2011

	Beginning balances		Acquisitions		Disposals		Depreciation		Ending balances
Land	(Won)	4,484	(Won)	—	(Won)	—	(Won)	—	(Won)	4,484
Buildings		25,818		—		—		746		25,072
Vehicles		714		—		—		195		519
Equipment		2,477		359		2		624		2,210

	(Won)	33,493	(Won)	359	(Won)	2	(Won)	1,565	(Won)	32,285

2010

	Beginning balances		Acquisitions		Disposals		Depreciation		Ending balances
Land	(Won)	4,484	(Won)	—	(Won)	—	(Won)	—	(Won)	4,484
Buildings		27,320		—		—		1,502		25,818
Vehicles		781		499		—		566		714
Equipment		2,283		1,437		2		1,241		2,477

	(Won)	34,868	(Won)	1,936	(Won)	2	(Won)	3,309	(Won)	33,493

(4) Insured assets as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	Insurance company	2011				2010
		Book value		Insured amount		Book value		Insured amount
Buildings	Lotte Insurance Co., Ltd. and others	(Won)	25,072	(Won)	22,854	(Won)	25,818	(Won)	22,854
Equipment	Meritz Fire Co., Ltd. and others		2,210		1,956		2,477		2,198

		(Won)	27,282	(Won)	24,810	(Won)	28,295	(Won)	25,052

In addition to the above, the Bank carries a commercial liability package and gas liability insurance with a maximum coverage of (Won)80 million per accidental death and (Won)300 million per accidental property damage. All vehicles are covered by comprehensive auto insurance.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

8. OTHER ASSETS:

(1) Details of other assets as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Security deposits	(Won)	25,526	(Won)	25,199
Accounts receivable		44,630		44,756
Accrued income		365,119		371,933
Prepaid expense		63,369		76,314
Advanced payment		69		—
Deferred tax assets (Note 19)		336,754		301,717
Derivative assets (Note 16)		1,335,971		1,094,491
Intangible assets		3,616		3,675
Sundry assets:
Other loans		7,143		7,601
Other suspense payments		1,046		939
Suspense payments on credit		484		51
Membership certificates		6,091		6,098
Others		10		11

	(Won)	2,189,828	(Won)	1,932,785

(2) Changes in intangible assets for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Beginning balance	(Won)	3,675	(Won)	3,370
Increase		571		1,427
Amortization		(-)630		(-)1,122

Ending balance	(Won)	3,616	(Won)	3,675

9. BORROWINGS:

(1) Details of borrowings of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Call money	(Won)	604,240	(Won)	785,841
Borrowings in foreign currencies		3,461,846		3,499,009
Debentures		33,327,403		32,932,095

Ending balance	(Won)	37,393,489	(Won)	37,216,945

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(2) Details of call money and borrowings in foreign currencies as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	Interest rate (%)	2011		2010
Call money:
Local currency	3.05~3.18	(Won)	173,000	(Won)	—
Foreign currencies	London InterBank Offered Rate (LIBOR) 1M + 0.34 and others		431,240		785,841

			604,240		785,841

Borrowings in foreign currencies:
Borrowings from banks	LIBOR 3M + 0.1 and others		1,848,602		1,814,535
Commercial papers	0.11~1.71		1,066,426		1,397,136
Offshore commercial papers	0.32~1.02		110,260		62,640
Other borrowings	0.75~2.87		436,558		224,698

			3,461,846		3,499,009

		(Won)	4,066,086	(Won)	4,284,850

(3) Details of debentures of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	Interest rate (%)	2011		2010
Local currency:
Floating-rate debentures in local currency	CD + 0.14 and others	(Won)	130,000	(Won)	200,000
Fixed-rate debentures in local currency	2.54~5.17		6,170,000		6,120,000
Discount on debentures			(-)58,300		(-)68,958
		(Won)	6,241,700	(Won)	6,251,042

Foreign currencies:
Floating rate debentures in foreign currencies	LIBOR 3M + 1.05 and others	(Won)	3,845,579	(Won)	4,397,046
Fixed rate debentures in foreign currencies	0.75~9.85		22,906,599		21,986,520

			26,752,178		26,383,566

Gain on valuation of fair value hedged items, net			413,106		378,090

			27,165,284		26,761,656
Discounts on debentures, net			(-)79,581		(-)80,603

		(Won)	27,085,703	(Won)	26,681,053

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(4) Call money and borrowings in foreign currencies from financial institution as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011						2010
	Call money		Borrowings in foreign currencies		Total		Call money		Borrowings in foreign currencies		Total
Banks	(Won)	604,240	(Won)	3,025,288	(Won)	3,629,528	(Won)	785,841	(Won)	3,274,311	(Won)	4,060,152
Others		—		436,558		436,558		—		224,698		224,698

	(Won)	604,240	(Won)	3,461,846	(Won)	4,066,086	(Won)	785,841	(Won)	3,499,009	(Won)	4,284,850

(5) The term structures of borrowings and debentures as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Due in 3 months or less		Due after 3 months to 6 months		Due after 6 months to 1 year		Due after 1 year to 3 years		Due after 3 years		Total
Borrowings:
Call money	(Won)	604,240	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	604,240
Borrowings in foreign currencies		1,508,975		518,831		581,327		852,713		—		3,461,846

	(Won)	2,113,215	(Won)	518,831	(Won)	581,327	(Won)	852,713	(Won)	—	(Won)	4,066,086

Debentures:
Debentures in local currency	(Won)	1,390,000	(Won)	2,720,000	(Won)	1,040,000	(Won)	610,000	(Won)	540,000	(Won)	6,300,000
Debentures in foreign currencies		941,347		1,780,419		2,651,108		10,668,322		10,710,982		26,752,178

	(Won)	2,331,347	(Won)	4,500,419	(Won)	3,691,108	(Won)	11,278,322	(Won)	11,250,982	(Won)	33,052,178

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Due in 3 months or less		Due after 3 months to 6 months		Due after 6 months to 1 year		Due after 1 year to 3 years		Due after 3 years		Total
Borrowings:
Call money	(Won)	785,841	(Won)	—	(Won)	—	(Won)	—	(Won)	—	(Won)	785,841
Borrowings in foreign currencies		1,995,361		483,696		186,743		833,209		—		3,499,009

	(Won)	2,781,202	(Won)	483,696	(Won)	186,743	(Won)	833,209	(Won)	—	(Won)	4,284,850

Debentures:
Debentures in local currency	(Won)	1,630,000	(Won)	1,800,000	(Won)	2,210,000	(Won)	390,000	(Won)	290,000	(Won)	6,320,000
Debentures in foreign currencies		1,042,874		1,096,007		2,935,924		8,521,915		12,786,846		26,383,566

	(Won)	2,672,874	(Won)	2,896,007	(Won)	5,145,924	(Won)	8,911,915	(Won)	13,076,846	(Won)	32,703,566

10. OTHER LIABILITIES:

Details of other liabilities as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Accrued retirement and severance benefits (Note 13)	(Won)	28,427	(Won)	25,302
Allowance for losses on acceptances and guarantees (Note 11)		811,521		874,080
Allowance for losses on unused loan commitments (Note 11)		56,830		69,055
Allowance for others (Note 12)		44,491		46,582
Foreign exchange settlement account—credit		22,395		346,179
Accounts payable		78,406		159,621
Accrued expenses		394,495		435,378
Unearned revenues		268,578		268,194
Guarantees deposits received		1,156		109
Derivative liabilities (Note 16)		474,443		638,479
Sundry liabilities
Suspense receipts		96,986		85,826
Taxes withheld		2,383		840
Others		8		6

	(Won)	2,280,119	(Won)	2,949,651

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

11. ACCEPTANCES, GUARANTEES, AND LOAN COMMITMENTS:

(1) Details of acceptances and guarantees as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Confirmed acceptances and guarantees:
Local currency:
Guarantees for performance of contracts	(Won)	95,505	(Won)	101,845
Guarantees for repayment of advances		146,286		159,658
Others		250,482		176,300

		492,273		437,803

Foreign currencies:
Guarantees for performance of contracts		7,846,422		7,379,960
Guarantees for repayment of advances		27,287,826		32,396,456
Acceptances on import credit memorandum		200,915		191,545
Others		4,537,198		3,770,143

		39,872,361		43,738,104

	(Won)	40,364,634	(Won)	44,175,907

Unconfirmed acceptances and guarantees:
Letters of credit	(Won)	126,852	(Won)	112,000
Guarantees for repayment of advances		18,436,524		22,514,736
Others		1,164,313		1,345,786

	(Won)	19,727,689	(Won)	23,972,522

(2) As of June 30, 2011 and December 31, 2010, details of allowance for acceptances and guarantees outstanding are as follows (Korean won in millions):

	2011					2010
	Acceptances and guarantees		Allowance (*)		Ratio (%)	Acceptances and guarantees		Allowance (*)		Ratio (%)
Confirmed acceptances and guarantees:
Normal	(Won)	37,638,393	(Won)	347,056	0.92	(Won)	40,907,098	(Won)	365,676	0.89
Precautionary		2,556,426		237,385	9.29		3,114,102		284,954	9.15
Substandard		61,952		26,954	43.51		60,873		26,510	43.55
Doubtful		25,014		15,198	60.76		36		17	47.32
Estimated loss		82,849		82,849	100.00		93,798		60,680	64.69

		40,364,634		709,442	1.76		44,175,907		737,837	1.67

Unconfirmed acceptances and guarantees:
Normal		17,973,995		33,267	0.19		21,508,124		39,069	0.18
Precautionary		1,738,401		65,735	3.78		2,436,931		92,147	3.78
Substandard		2,158		247	11.45		5,499		634	11.52
Doubtful		12,013		2,274	18.93		—		—	—
Estimated loss		1,122		556	49.55		21,968		4,393	20.00

		19,727,689		102,079	0.52		23,972,522		136,243	0.57

	(Won)	60,092,323	(Won)	811,521	1.35	(Won)	68,148,429	(Won)	874,080	1.28

(*)	The Bank estimated allowance for the estimated losses on acceptances and guarantees considering the credit conversion factor by Financial Services Commission by applying the same methodology that was used to determine the allowance for loan losses.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(3) Changes in allowance for losses on acceptances and guarantees for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Beginning balance	(Won)	874,080	(Won)	476,522
Provision for allowance for possible losses		(-)21,744		412,613
Changes in foreign exchange rates and others		(-)40,815		(-)15,055

Ending balance	(Won)	811,521	(Won)	874,080

(4) Acceptances and guarantees classified by industry as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Confirmed			Unconfirmed			Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)
Manufacturing	(Won)	27,378,646	67.83	(Won)	18,821,157	95.40	(Won)	46,199,803	76.88
Construction		7,116,915	17.63		242,433	1.23		7,359,348	12.25
Service		2,813,206	6.97		20,176	0.10		2,833,382	4.71
Finance and insurance		1,007,773	2.50		132,185	0.67		1,139,958	1.90
Wholesale and retail		466,577	1.15		1,021	0.01		467,598	0.78
Others		1,581,517	3.92		510,717	2.59		2,092,234	3.48

	(Won)	40,364,634	100.00	(Won)	19,727,689	100.00	(Won)	60,092,323	100.00

2010

	Confirmed			Unconfirmed			Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)
Manufacturing	(Won)	32,723,505	74.08	(Won)	22,426,256	93.55	(Won)	55,149,761	80.93
Construction		5,652,164	12.79		473,121	1.97		6,125,284	8.99
Service		2,778,246	6.29		56,408	0.24		2,834,654	4.16
Finance and insurance		933,221	2.11		32,952	0.14		966,174	1.42
Wholesale and retail		469,497	1.06		37,953	0.16		507,450	0.74
Others		1,619,274	3.67		945,832	3.94		2,565,106	3.76

	(Won)	44,175,907	100.00	(Won)	23,972,522	100.00	(Won)	68,148,429	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(5) Acceptances and guarantees classified by risk-possessive country as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

2011

	Confirmed			Unconfirmed			Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)
Asia:
Korea	(Won)	38,406,209	95.15	(Won)	18,548,203	94.02	(Won)	56,954,412	94.78
India		294,784	0.73		69,968	0.36		364,752	0.61
Yemen		154,022	0.38		—	—		154,022	0.26
Jordan		90,727	0.22		12,016	0.06		102,743	0.17
Japan		89,927	0.22		—	—		89,927	0.15
Hong Kong		64,686	0.16		—	—		64,686	0.11
Indonesia		78,281	0.19		24,354	0.12		102,635	0.17
Saudi Arabia		87,522	0.22		177,693	0.90		265,215	0.44
Others		236,023	0.59		313,198	1.59		549,221	0.91

		39,502,181	97.86		19,145,432	97.05		58,647,613	97.60

Europe:
France		169,792	0.42		62,789	0.32		232,581	0.39
Greece		7,538	0.02		85,547	0.43		93,085	0.15
England		77,326	0.19		—	—		77,326	0.13
Russia		33,610	0.08		125,512	0.64		159,122	0.26

		288,266	0.71		273,848	1.39		562,114	0.93

America:
Mexico		237,584	0.59		25,033	0.13		262,617	0.44
Peru		140,346	0.35		—	—		140,346	0.23
Canada		—	—		75,346	0.38		75,346	0.13

		377,930	0.94		100,379	0.51		478,309	0.80

Africa:
Madagascar		196,257	0.49		13,972	0.07		210,229	0.35
Egypt		—	—		194,058	0.98		194,058	0.32

		196,257	0.49		208,030	1.05		404,287	0.67

	(Won)	40,364,634	100.00	(Won)	19,727,689	100.00	(Won)	60,092,323	100.00

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Confirmed			Unconfirmed			Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees		Ratio (%)
Asia:
Korea	(Won)	42,485,310	96.18	(Won)	22,632,669	94.41	(Won)	65,117,979	95.55
India		304,708	0.69		89,044	0.37		393,752	0.58
Yemen		169,213	0.38		—	—		169,213	0.25
Jordan		86,406	0.20		22,131	0.09		108,537	0.16
Japan		85,707	0.19		—	—		85,707	0.13
Hong Kong		68,334	0.15		—	—		68,334	0.10
Indonesia		71,809	0.16		36,614	0.15		108,423	0.16
Saudi Arabia		—	—		280,161	1.17		280,161	0.41
Others		141,891	0.32		32,579	0.14		174,470	0.25

		43,413,378	98.27		23,093,198	96.33		66,506,576	97.59

Europe:
France		116,832	0.26		294,141	1.23		410,973	0.60
Greece		20,471	0.05		93,419	0.39		113,890	0.17
England		81,687	0.19		—	—		81,687	0.12
Russia		—	—		94,684	0.39		94,684	0.14

		218,990	0.50		482,244	2.01		701,234	1.03

America:
Mexico		197,222	0.45		82,963	0.35		280,185	0.41
Peru		153,752	0.34		—	—		153,752	0.23
Canada		—	—		79,595	0.33		79,595	0.11

		350,974	0.79		162,558	0.68		513,532	0.75

Africa:
Madagascar		192,565	0.44		29,520	0.12		222,085	0.33
Egypt		—	—		205,002	0.86		205,002	0.30

		192,565	0.44		234,522	0.98		427,087	0.63

	(Won)	44,175,907	100.00	(Won)	23,972,522	100.00	(Won)	68,148,429	100.00

(6) The ratio of allowance for acceptances and guarantees for the six months ended June 30, 2011, and for the years ended December 31, 2010 and 2009, are as follows (Korean won in millions):

	2011.06.30		2010.12.31		2009.12.31
Acceptances and guarantees subject to allowances	(Won)	60,092,323	(Won)	68,148,429	(Won)	75,869,224
Allowances	(Won)	811,521	(Won)	874,080	(Won)	476,522

Ratio (%)		1.35		1.28		0.63

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(7) Details of unused loan commitments and related allowances as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Unused line of credit for loan commitments	(Won)	12,841,825	(Won)	11,343,105
Allowances (*)	(Won)	56,830	(Won)	69,055

Ratio (%)		0.44		0.61

(*)	The Bank estimated allowance for the estimated losses on loan commitments considering the credit conversion factor by Financial Services Commission by applying the same methodology that was used to determine the allowance for loan losses.

(8) Changes in allowances for unused loan commitments for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Beginning balance	(Won)	69,055	(Won)	67,121
Provision for allowances for unused loan commitments		(-)9,639		4,120
Changes in foreign exchange rates and others		(-)2,586		(-)2,186

Ending balance	(Won)	56,830	(Won)	69,055

12. OTHER PROVISION:

Changes in the other provision for the six months ended June 30, 2011, and the year ended December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Beginning balance	(Won)	46,582	(Won)	1,724
Increase		—		729
Decrease		(-)2,091		(-)362
Others (*)		—		44,491

Ending balance	(Won)	44,491	(Won)	46,582

(*)	Claim reserves that is deposited in Escrow bank account relating to the sale of Daewoo international shares had accounted for accounts receivable, and the same amount had reflected as provision.

13. RETIREMENT AND SEVERANCE BENEFITS:

Changes in retirement and severance benefits for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

2011

	Beginning balance		Provision		Payment		Ending balance
Retirement and severance benefits	(Won)	25,302	(Won)	4,570	(Won)	1,445	(Won)	28,427

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Beginning balance		Provision		Payment		Ending balance
Retirement and severance benefits	(Won)	20,763	(Won)	6,176	(Won)	1,637	(Won)	25,302

14. SHAREHOLDERS’ EQUITY:

(1) Capital Stock

As of June 30, 2011, the authorized capital and paid-in capital of the Bank are (Won)8,000,000 million and (Won)6,208,755 million, respectively. The Bank’s capital has increased by (Won)1,050,000 million due to the Korea Finance Corporation’s contributions. The Bank does not issue share certificates.

(2) Retained Earnings

1) Legal Reserve

Pursuant to the EXIM Bank Act, the Bank appropriates 20 percent of net earnings for each accounting period as legal reserve until the accumulated reserve equals to its paid-in capital.

2) Voluntary Reserve

The Bank appropriates the remaining balance of net earnings, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

15. COMMITMENTS AND CONTINGENCIES:

(1) Details of other commitments as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011		2010
Confirmed acceptances and guarantees	(Won)	40,364,634	(Won)	44,175,907
Unconfirmed acceptances and guarantees		19,727,689		23,972,522
Unused loan commitments		12,400,540		10,835,255
Other commitments		441,285		507,850
Written-off loans		314,645		326,341

	(Won)	73,248,793	(Won)	79,817,875

(2) Litigations

As of June 30, 2011, five lawsuits were filed by the Bank and plaintiff for one pending litigation. The Bank’s management is unable to estimate the impact from these lawsuits and the Bank’s financial position and results of operation do not include the potential impact, if any, from these lawsuits.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(3) Sale of the Shares of KEB

The Bank sold 30,865,792 shares of KEB to LSF-KEB Holdings, SCA (“LSF”) on October 30, 2003, at (Won)5,400 per share. LSF exercised its call option, which was issued by the Bank in relation to the aforementioned sales transaction, and additionally purchased 49,134,208 shares of KEB at (Won)8,487.50 per share before the prior fiscal year.

In addition to the above transactions, under the mutual agreement between the Bank and LSF, the Bank has the right to ask LSF (Tag) or be asked by LSF (Drag) for selling the Bank’s remaining holding shares of KEB to the counterparty at the same condition of LSF’s sale.

The Bank had used its “Tag Along” rights on its shares of KEB in July 22, 2011. Hence, the Bank will proceed to conclude a sales and purchase agreement with Hana Financial Group of its 40,314,387 shares of KEB (percentage of ownership 6.25%).

(4) Global Medium-Term Note Program (“GMTN”) and Commercial Paper (CP) programs

The Bank established a USD 15 billion GMTN on November 6, 1997, and USD 4 billion and USD 2 billion CP programs on May 14, 1997 and May 16, 1997, respectively.

16. DERIVATIVE INSTRUMENTS AND HEDGE ACCOUNTING:

Details of derivative transactions for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

2011

	Unsettled notional amount						Valuation gain (loss) - (statement of income)						Fair value (statement of financial position - assets (liabilities))
	Total		Hedging purpose		Hedge accounting purpose		Total		Hedging purpose		Hedge accounting purpose
Currency forwards	(Won)	641,662	(Won)	641,662	(Won)	—	(Won)	8,075 (-)2,999	(Won)	8,075 (-)2,999	(Won)	— —	(Won)	9,067 (-)3,012
Currency swaps		10,970,085		1,403,510		9,566,575		407,595 (-)24,352		17,444 (-)4,155		390,151 (-)20,197		1,028,512 (-)104,339
Interest rate swaps		10,975,086		228,811		10,746,275		95,308 (-)39,792		216 (-)944		95,092 (-)38,848		298,392 (-)367,092

	(Won)	22,586,833	(Won)	2,273,983	(Won)	20,312,850	(Won)	510,978 (-)67,143	(Won)	25,735 (-)8,098	(Won)	485,243 (-)59,045	(Won)	1,335,971 (-)474,443

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Unsettled notional amount						Valuation gain (loss) - (statement of income)						Fair value (statement of financial position - assets (liabilities))
	Total		Hedging purpose		Hedge accounting purpose		Total		Hedging purpose		Hedge accounting purpose
Currency forwards	(Won)	720,952	(Won)	720,952	(Won)	—	(Won)	11,470 (-)5,203	(Won)	11,470 (-)5,203	(Won)	— —	(Won)	11,470 (-)5,203
Currency swaps		9,461,112		1,240,476		8,220,636		546,304 (-)175,924		102,514 (-)7,905		443,790 (-)168,019		819,877 (-)213,527
Interest rate swaps		11,522,693		430,076		11,092,617		145,189 (-)151,974		691 (-)9,635		144,498 (-)142,339		263,144 (-)419,749

	(Won)	21,704,757	(Won)	2,391,504	(Won)	19,313,253	(Won)	702,963 (-)333,101	(Won)	114,675 (-)22,743	(Won)	588,288 (-)310,358	(Won)	1,094,491 (-)638,479

The Bank holds derivative instruments to hedge the interest rate and foreign exchange risks derived from its loan, debentures, and borrowing activities. The notional amounts of unsettled derivative contracts and valuation gain or loss for hedge accounting purpose in the above table represent the derivative instruments accounted for using hedge accounting pursuant to the Interpretations on Financial Accounting Standards 53-70 “Accounting for Derivatives.”

Hedged items, for fair value hedge accounting purpose, consist of loans, debentures, and borrowings. The Bank recognized gain of (Won)7,343 million from the hedged item of loans and loss of (Won)38,167 million from the hedged item of debentures, in the non-consolidated statement of income for the six months ended June 30, 2011.

17. INTEREST INCOME AND EXPENSE:

Average balances of the interest-bearing assets and liabilities, and the related interest income and expenses as of and for the six months ended June 30, 2011 and 2010, are as follows (Korean won in millions):

	2011				2010
	Average balance		Interest income / expense		Average balance		Interest income /expense
Interest bearing assets:
Loans	(Won)	1,098,133	(Won)	14,946	(Won)	844,595	(Won)	11,008
Available-for-sale securities		17,293		100		—		—
Due from banks		39,617,177		633,752		37,513,575		624,438

	(Won)	40,732,603	(Won)	648,798	(Won)	38,358,170	(Won)	635,446

Interest bearing liabilities:
Call money	(Won)	664,624	(Won)	5,861	(Won)	540,704	(Won)	4,555
Borrowings		2,824,285		19,026		3,309,997		21,974
Debentures		32,665,038		451,859		29,230,148		413,757

	(Won)	36,153,947	(Won)	476,746	(Won)	33,080,849	(Won)	440,286

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

18. GENERAL AND ADMINISTRATIVE EXPENSE:

Details of general and administrative expense for the six months ended June 30, 2011 and 2010, are as follows (Korean won in millions):

	2011		2010
Financial management expenses:
Salaries and wages	(Won)	36,834	(Won)	32,841
Others		16,948		15,469

		53,782		48,310

Fund management expenses		480		412

Other general and administrative expenses:
Retirement and severance benefits (Note 13)		4,570		3,697
Special retirement		3,849		160
Depreciation (Note 7)		1,565		1,557
Amortization of intangible assets (Note 8)		630		563
Taxes and dues		7,274		2,978

		17,888		8,955

	(Won)	72,150	(Won)	57,677

19. INCOME TAXES:

(1) The components of income tax expense for the six months ended June 30, 2011 and 2010, are as follows (Korean won in millions):

	2011		2010
Income tax	(Won)	69,834	(Won)	28,340
Changes in deferred tax arising from temporary differences		(-)35,037		(-)58,981
Deferred income tax on tax loss carryforwards		—		36,803
Deferred tax effects directly charged to equity		31,168		15,107

Income tax expense	(Won)	65,965	(Won)	21,269

(2) The income tax expense calculated by applying statutory tax rates to the Bank’s income before income taxes for the six months differs from the actual tax expense in the non-consolidated statements of income for the six months ended June 30, 2011 and 2010, for the following reasons:

	2011		2010
Income before income taxes	(Won)	278,892	(Won)	76,007

Income taxes at normal tax rates		67,478		18,432
Adjustment:
Tax-exempt benefits		(-)1,824		(-)1,818
Non-deduction expense		1,298		200
Tax effects of tax rate change		(-)4,073		4,415
Others		3,086		40

Income tax expense	(Won)	65,965	(Won)	21,269

Effective tax rate (%)		23.65		27.98

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(3) Deferred tax assets have been recognized as the Bank has determined it is probable that future profits will be available against which the Bank can utilize the related benefit.

(4) Changes in significant accumulated temporary differences and tax effects for the six months ended June 30, 2011, and for the year ended December 31, 2010, are as follows (Korean won in millions):

2011

	Beginning balance		Decrease		Increase		Ending balance
Temporary differences:
Loss on fair value hedges	(Won)	91,494	(Won)	91,494	(Won)	148,532	(Won)	148,532
Depreciation		4,493		215		450		4,728
Retirement and severance benefits		20,891		—		2,683		23,574
Allowance for loan losses		656,428		656,428		590,176		590,176
Gain on valuation of equity method accounted investments		(-)40,279		(-)4,467		—		(-)35,812
Loss on valuation of derivatives		401,077		401,077		882,741		882,741
Gain on valuation of derivatives		(-)456,013		(-)456,013		(-)861,528		(-)861,528
Available-for-sale securities (KEB)		(-)118,985		—		—		(-)118,985
Debt-to-equity swap		52,888		—		306		53,194
Allowance for losses on acceptances and guarantees		874,080		874,080		789,514		789,514
Allowance for losses on unused loan commitments		69,055		69,055		56,456		56,456
Others		29,527		13,579		35,274		51,222

Total temporary differences	(Won)	1,584,656	(Won)	1,645,448	(Won)	1,644,604	(Won)	1,583,812

Tax effects of temporary differences							(Won)	361,360
Tax effects of tax loss carryforwards								—
The deferred tax effects that were directly charged to equity								(-)24,606

Deferred income tax assets							(Won)	336,754

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

2010

	Beginning balance		Decrease		Increase		Ending balance
Temporary differences:
Loss on fair value hedges	(Won)	94,882	(Won)	44,054	(Won)	40,666	(Won)	91,494
Depreciation		5,633		—		(-)1,140		4,493
Retirement and severance benefits		24,846		—		(-)3,955		20,891
Allowance for loan losses		470,989		—		185,439		656,428
Gain on valuation of equity method accounted investments		(-)31,398		—		(-)8,881		(-)40,279
Loss on valuation of derivatives		(-)52,884		(-)453,961		—		401,077
Gain on valuation of derivatives		(-)200,254		255,759		—		(-)456,013
Available-for-sale securities (KEB)		(-)118,985		—		—		(-)118,985
Debt-to-equity swap		65,880		12,992		—		52,888
Allowance for losses on acceptances and guarantees		476,523		—		397,557		874,080
Allowance for losses on unused loan commitments		68,195		—		860		69,055
Others		(-)3,647		1,632		34,806		29,527

Total temporary differences	(Won)	799,780	(Won)	(-)139,524	(Won)	645,352	(Won)	1,584,656

Tax effects of temporary differences							(Won)	357,491
Tax effects of tax loss carryforwards								—
The deferred tax effects that were directly charged to equity								(-)55,774

Deferred income tax assets							(Won)	301,717

(5) Deferred tax assets and liabilities that were directly charged or credited to accumulate other comprehensive income as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions):

	2011			2010
	Temporary differences	Deferred tax assets (liabilities)		Temporary differences	Deferred tax assets (liabilities)
Valuation gain (loss) on available-for-sale securities	(Won)(-)142,680	(Won)	31,391	(Won)(-)197,162	(Won)	43,375
Valuation gain on equity for the equity method accounted investments	1,010		(-)222	1,455		(-)321

	(Won)(-)141,670	(Won)	31,169	(Won)(-)195,707	(Won)	43,054

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

20. ASSETS AND LIABILITIES DENOMINATED IN FOREIGN CURRENCY:

(1) Details of assets denominated in foreign currencies as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions, USD in thousands):

	2011			2010
	In foreign currency (USD)	In local currency (Korean won)		In foreign currency (USD)	In local currency (Korean won)
Due from banks	$255,699	(Won)	275,669	$38,984	(Won)	44,399
Available-for-sale securities	15,695		16,632	15,334		17,463
Equity method accounted investments	214,586		231,345	206,727		235,441
Call loans	314,237		338,779	1,300,281		1,480,890
Bills bought	1,113,043		1,199,972	761,365		867,119
Loans	27,370,414		29,508,043	26,084,346		29,707,462
Advance for customers	163,674		176,457	37,096		42,249

	$29,447,348	(Won)	31,746,897	$28,444,133	(Won)	32,395,023

(2) Details of liabilities denominated in foreign currencies as of June 30, 2011 and December 31, 2010, are as follows (Korean won in millions, USD in thousands):

	2011			2010
	In foreign currency (USD)	In local currency (Korean won)		In foreign currency (USD)	In local currency (Korean won)
Call money	$400,000	(Won)	431,240	$690,000	(Won)	785,841
Borrowings	3,216,983		3,468,229	3,077,679		3,505,169
Debentures	24,814,190		26,752,178	23,165,832		26,383,566

	$28,431,173	(Won)	30,651,647	$26,933,511	(Won)	30,674,576

Foreign currencies other than U.S. dollar are translated into U.S. dollar equivalent amounts at the exchange rates published by Seoul Money Brokerage Services, Ltd. (see Note 2).

21. COMPREHENSIVE INCOME:

Comprehensive income for the six months ended June 30, 2011 and 2010, were as follows (Korean won in millions):

	2011		2010
Net income	(Won)	212,927	(Won)	54,738
Change in fair value of available-for-sale securities, net of tax effect of (Won)43,375		(-)111,291		(-)53,758
Change in capital by equity method accounted investments, net of tax effect of (Won)(-)321		788		199

Comprehensive income	(Won)	102,424	(Won)	1,179

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

22. TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

(1) The Bank has related parties as of June 30, 2011 and December 31, 2010, as follows (Korean won in millions).

			Capital
	No. of shares	Ownership (%)	2011		2010
KEXIM Bank UK Limited	20,000,000	100.00	(Won)	34,656	(Won)	35,154
KEXIM Vietnam Leasing Co. (*)	—	100.00		14,015		14,806
PT. KOEXIM Mandiri Finance	442	85.00		6,505		6,583
KEXIM Asia Limited	30,000,000	100.00		32,343		34,167
CGIF (*)	—	14.00		107,810		113,890

(*)	This entity does not issue share certificates.

(2) Significant balances and transactions with the related parties as of and for the six months ended June 30, 2011, are as follows (Korean won in millions):

Assets

	Loans in foreign currencies		Call loans		Total
KEXIM Bank UK Limited	(Won)	84,631	(Won)	9,959	(Won)	94,590
KEXIM Vietnam Leasing Co.		145,544		—		145,544
PT. KOEXIM Mandiri Finance		87,326		—		87,326
KEXIM Asia Limited		210,230		20,883		231,113

	(Won)	527,731	(Won)	30,842	(Won)	558,573

Liabilities

	Borrowing in foreign currencies		Debentures in foreign currencies		Total
KEXIM Bank UK Limited	(Won)	—	(Won)	5,391	(Won)	5,391

Transactions

	Interest income		Interest expenses		Commission income
KEXIM Bank UK Limited	(Won)	945	(Won)	139	(Won)	—
KEXIM Vietnam Leasing Co.		357		—		1
PT. KOEXIM Mandiri Finance		605		—		—
KEXIM Asia Limited		473		—		39

	(Won)	2,380	(Won)	139	(Won)	40

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(3) Significant balances and transactions with the related parties as of and for the year ended December 31, 2010, are as follows (Korean won in millions):

Assets

	Loans in foreign currencies		Call loans		Total
KEXIM Bank UK Limited	(Won)	187,919	(Won)	3,784	(Won)	191,703
KEXIM Vietnam Leasing Co.		82,001		—		82,001
PT. KOEXIM Mandiri Finance		138,946		—		138,946
KEXIM Asia Limited		74,029		22,289		96,318

	(Won)	482,895	(Won)	26,073	(Won)	508,968

Liabilities

	Borrowing in foreign currencies		Debentures in foreign currencies		Total
KEXIM Bank UK Limited	(Won)	—	(Won)	5,695	(Won)	5,695

Transactions

	Interest income		Interest expenses		Commission income
KEXIM Bank UK Limited	(Won)	831	(Won)	155	(Won)	—
KEXIM Vietnam Leasing Co.		287		—		2
PT. KOEXIM Mandiri Finance		515		—		—
KEXIM Asia Limited		643		—		17

	(Won)	2,276	(Won)	155	(Won)	19

23. NON-CONSOLIDATED STATEMENTS OF CASH FLOWS:

(1) Due from banks in the non-consolidated statements of cash flows as of June 30, 2011 and 2010, are as follows (Korean won in millions):

	2011		2010
Due from banks in local currency	(Won)	635,138	(Won)	803,099
Due from banks in foreign currencies		275,669		83,578

	(Won)	910,807	(Won)	886,677

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO NON-CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

AS OF JUNE 30, 2011 AND DECEMBER 31, 2010

FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

(2) Significant transactions not involving cash inflows or outflows for the six months ended June 30, 2011 and 2010, were as follows (Korean won in millions):

	2011		2010
Change in gain on valuation of available-for-sale securities	(Won)	111,291	(Won)	53,758
Change in capital by equity method accounted investments		(-)788		(-)199
Debt-to-equity swap		1,000,000		—

24. EMPLOYEE WELFARE:

The Bank provides employee welfare programs, including housing loans, cafeteria, scholarship, medical insurance, workers’ compensation, and gymnasium and recreational facilities. The Bank’s expenses on the employee welfare programs for the six months ended June 30, 2011 and 2010, were as follows (Korean won in millions):

	2011		2010
Meal expenses	(Won)	15	(Won)	55
Medical expenses		37		27
Fringe benefits		2,824		2,981
Healthcare expenses		95		114

	(Won)	2,971	(Won)	3,177

25. VALUE-ADDED INFORMATION:

Details of accounts included in the computation of value added for the six months ended June 30, 2011 and 2010, are as follows (Korean won in millions):

	2011		2010
Salaries and wages	(Won)	36,834	(Won)	32,841
Rent		256		242
Depreciation		1,565		1,557
Amortization of intangible assets		630		563
Taxes and dues		7,274		2,978

	(Won)	46,559	(Won)	38,181

26. PLANNING AND ADOPTION OF K-IFRS:

The Bank plans to issue financial statements prepared in accordance with Korean International Financial Reporting Standards (“K-IFRS”) in the future. The Bank has been outsourced to an external advisors in April 2011 to proceed the analysis of major changes in accounting policies and to set up the new K-IFRS system. The areas of accounting under the current financial statements for which the application of K-IFRS is expected to give rise to significant differences include loss provisions, financial instruments, tangible assets, intangible assets, and employee benefits, among others.

THE REPUBLIC OF KOREA

Government and Politics

Relations with North Korea

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although before his death, Kim Jong-il designated his third son, Kim Jong-eun, as his successor and also named him as the vice chairman of the Central Military Commission and a general of the North Korean army, the eventual outcome of such leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, who is reported to be in his late twenties, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between Korea and North Korea break down or military hostilities occur, could have a material adverse effect on the Korean economy and/or the economies of other countries in Asia, in general, and on our business, financial condition and results of operations and the price of any series of the Notes, including a downgrade in the credit rating of the Republic, us or any series of the Notes.

The Economy

Current Worldwide Economic and Financial Difficulties

The global financial markets have experienced significant volatility in recent months as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties and resulting ratings downgrades experienced by the governments of Greece and other countries in Europe. Any future deterioration of the global economy could adversely affect the Korean economy and financial markets and our financial condition and results of operations.

There have been increased volatility and substantial declines in the Korea Composite Stock Index recently, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks (including us) to raise capital.

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2011 was 3.8% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.6% and exports of goods and services increased by 13.0%, which more than offset a 1.6% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2010. Based on preliminary data, GDP growth in the third quarter of 2011 was 3.5% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3% and exports of goods and services increased by 9.6%, which more than offset a 2.0% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2010.

Prices, Wages and Employment

The inflation rate, on an annualized basis, was 4.5% in the first quarter of 2011, 4.2% in the second quarter of 2011 and 4.8% in the third quarter of 2011. The unemployment rate was 4.2% in the first quarter of 2011, 3.4% in the second quarter of 2011 and 3.1% in the third quarter of 2011.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,100.7 on June 30, 2011, 2,133.2 on July 29, 2011, 1,880.1 on August 31, 2011, 1,769.7 on September 30, 2011, 1,909.0 on October 31, 2011, 1,847.5 on November 30, 2011, 1,825.7 on December 31, 2011 and 1,875.4 on January 3, 2012.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,078.1 to US$1.00 on June 30, 2011, Won 1,052.6 to US$1.00 on July 29, 2011, Won 1,071.7 to US$1.00 on August 31, 2011, Won 1,179.5 to US$1.00 on September 30, 2011, Won 1,104.5 to US$1.00 on October 31, 2011, Won 1,150.3 to US$1.00 on November 30, 2011, Won 1,153.3 to US$1.00 on December 31, 2011 and Won 1,155.5 to US$1.00 on January 3, 2012.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$24.2 billion in the first eleven months of 2011. The current account surplus in the first eleven months of 2011 decreased from the current account surplus of US$28.4 billion in the corresponding period of 2010, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$29.3 billion in the first eleven months of 2011. Exports increased by 20.3% to US$508.1 billion and imports increased by 24.3% to US$478.8 billion from US$422.2 billion of exports and US$385.2 billion of imports, respectively, in the corresponding period of 2010.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$308.6 billion as of November 30, 2011.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-172648.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 20              Notes are initially limited to US$             aggregate principal amount and the 20              Notes are initially limited to US$              aggregate principal amount. The 20              Notes will mature on             , 20              (the “20              Maturity Date”) and the 20              Notes will mature on             , 20              (the “20              Maturity Date”, and together with the 20              Maturity Date, the “Maturity Dates”). The 20              Notes will bear interest at the rate of             % per annum and the 20              Notes will bear interest at the rate of             % per annum, in each case payable semi-annually in arrears on              and              of each year (each an “Interest Payment Date”). The first interest payment on the Notes will be made on             , 2012 in respect of the period from (and including)             , 2012 to (but excluding)             , 2012. Interest on the Notes will accrue from             , 2012. If any Interest Payment Date or any Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on the Interest Payment Date or the Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.
We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

Tax on Interest Payments

Interest on “foreign currency denominated bonds” paid to non-residents is exempt from income tax and corporation tax (whether payable by withholding or otherwise) pursuant to the Special Tax Treatment Control Law (the “STTCL”). The term “foreign currency denominated bonds” in this context is not defined under the STTCL. Although there is no Korean court precedent directly on point and therefore, the courts and the tax authorities may take a different view, in the opinion of Shin & Kim, our Korean counsel, the Notes qualify as “foreign currency denominated bonds” under the STTCL, and the interest payable under the Notes (as provided for in the terms and conditions of the Notes, subject to adjustment of original issue discount or premium, if any) to you will be exempt from Korean income tax and corporation tax (whether payable by withholding or otherwise) by virtue of Article 21(1)(i) of the STTCL¸ provided that such interest is not paid to such non-resident’s permanent establishment in Korea, if any.

If not exempt under the STTCL, the rate of income tax or corporation tax applicable to the interest on the Notes, for you, is currently 14%. In addition, a tax surcharge, called a local income surtax, is imposed at the rate of 10% of the income or corporation tax (raising the total tax rate to 15.4%).

The tax rates may be reduced by applicable tax treaty, convention or agreement between Korea and the country of the recipient of the interest. The relevant tax treaties are discussed under “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the Notes, provided that the disposition does not involve a transfer of the Notes to a resident of Korea (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the Notes outside of Korea. If you sell or otherwise dispose of the Notes to a Korean resident or such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the Notes, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, see “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

With respect to computing the above-mentioned 22% withholding taxes on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the Notes. The purchaser of the Notes or, in the case of the sale of the Notes through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or in the absence of producing satisfactory evidence of your acquisition cost and certain direct transaction cost in relation to the Notes being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant Notes occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in this prospectus supplement and the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

Individual U.S. holders should note that under current law, net long-term capital gains that are recognized during taxable years beginning after December 31, 2012 should remain eligible for a preferred rate of taxation. However, such rate is scheduled to increase from the present 15% maximum U.S. federal income tax rate for net long-term capital gains that is in effect for taxable years beginning on or before December 31, 2012.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated             , 2012 (the “20             Notes Terms Agreement”) with respect to the 20              Notes relating to the Underwriting Agreement—Standard Terms (together with the 20             Notes Terms Agreement, the “20              Notes Underwriting Agreement”) filed as an exhibit to the registration statement and a Terms Agreement dated             , 2012 (the “20             Notes Terms Agreement”) with respect to the 20             Notes relating to the Underwriting Agreement—Standard Terms (together with the 20             Notes Terms Agreement, the “20             Notes Underwriting Agreement”, and the 20             Notes Underwriting Agreement together with the 20             Notes Underwriting Agreement, the “Underwriting Agreements”) filed as an exhibit to the registration statement. BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch, The Hongkong and Shanghai Banking Corporation Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Royal Bank of Scotland plc, Daewoo Securities Co., Ltd. and U.S. Bancorp Investments, Inc. are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of the Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
BNP Paribas Securities Corp.	US$	US$
Citigroup Global Markets Inc.
Deutsche Bank AG, Singapore Branch
The Hongkong and Shanghai Banking Corporation Limited
Merrill Lynch, Pierce, Fenner & Smith Incorporated
The Royal Bank of Scotland plc
Daewoo Securities Co., Ltd.
U.S. Bancorp Investments, Inc.

Total	US$	US$

Under the terms and conditions of the Underwriting Agreements, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. We have applied to the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “20              Notes Stabilizing Manager”) or any person acting on its behalf, on behalf of the Underwriters, may purchase and sell 20              Notes in the open market. Citigroup Global Markets Inc. (the “20              Notes Stabilizing Manager”, together with the 20              Notes Stabilizing Manager, the “Stabilizing Managers”) or any person acting on its behalf, on behalf of the Underwriters, may purchase and sell 20              Notes in the open market.

These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

The amount of net proceeds from our 20             Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20             Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20             Notes.

The amount of net proceeds from our 20             Notes is US$             after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20             Notes offering are estimated to be US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20             Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about                         , 2012, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and (ii) in compliance with the other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

Singapore

Each Underwriter has severally represented and agreed that this prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”).

Accordingly, each Underwriter severally represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor,

that securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA; or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA, or (in the case of such trust), where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) by operation of law; or

(4) pursuant to Section 276(7) of the SFA.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Shin & Kim, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinion of Shin & Kim.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 11235-0000158. Our authorized share capital is (Won)8,000 billion. As of December 31, 2011, our paid-in capital was (Won)6,259 billion.

Our board of directors can be reached at the address of our registered office: c/o 16-1, Youido-dong, Youngdeungpo-gu, Seoul 150-996, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and President on January 2, 2012. On January 2, 2012, we filed our report on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

CUSIP	ISIN	Common Code

PROSPECTUS

$5,000,000,000

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 7, 2011

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “(Won)” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “ €” are to the currency of the European Union, references to “Japanese Yen”, “JPY” or “¥” are to the currency of Japan, references to “Chinese Renminbi” or “CNY” are to the currency of the People’s Republic of China, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling” or “GBP” are to the currency of the United Kingdom, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Turkish Lira” or “TRY” are to the currency of Turkey, references to “Malaysia Ringgit” or “MYR” are to the currency of Malaysia, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Philippine Peso” or “PHP” are to the currency of the Republic of the Philippines and references to “Peruvian nuevo sol” or “PEN” are to the currency of Peru.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our principal financial statements are our non-consolidated financial statements. Unless specified otherwise, our financial and other information is presented on a non-consolidated basis and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended (the “KEXIM Act”). Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2010, we had (Won)41,230 billion of outstanding loans, including (Won)23,073 billion of outstanding export credits, (Won)13,727 billion of outstanding overseas investment credits and (Won)2,501 billion of outstanding import credits, as compared to (Won)37,423 billion of outstanding loans, including (Won)22,410 billion of outstanding export credits, (Won)10,395 billion of outstanding overseas investment credits and (Won)2,464 billion of outstanding import credits as of December 31, 2009.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of loans, contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our President, Deputy President, Executive Directors and Auditor. Moreover, the Minister of Strategy and Finance (formerly the Minister of Finance and Economy) of the Republic has, on behalf of the Republic, signed the registration statement of which this Prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

Capitalization

As of December 31, 2010, our authorized capital was (Won)8,000 billion and capitalization was as follows:

	December 31, 2010 (1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5):
Borrowings in Korean Won	(Won)	—
Borrowings in Foreign Currencies		833
Export-Import Financing Debentures		21,989

Total Long-term Debt	(Won)	22,822

Capital and Reserves:
Paid-in Capital (6)	(Won)	5,159
Legal Reserve (7)		271
Voluntary Reserve (7)		828
Unappropriated Retained Earnings		67
Accumulated Other Comprehensive Income		198

Total Capital and Reserve	(Won)	6,523

Total Capitalization (7)	(Won)	29,345

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2010.
(2)	We have translated borrowings in foreign currencies as of December 31, 2010 into Won at the rate of (Won)1,138.9 to US$1.00, which was the market average exchange rate as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2010.
(3)	As of December 31, 2010, we had contingent liabilities totaling (Won)68,149 billion, which consisted of (Won)44,176 billion under outstanding guarantees and acceptances and (Won)23,973 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2010, see “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 11”. See also “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 14” for a description of our commitments and contingencies as of December 31, 2010.
(4)	As of December 31, 2010, we had entered into 102 interest rate related derivative contracts with a notional amount of (Won)11,523 billion and 140 currency related derivative contracts with a notional amount of (Won)10,182 billion in accordance with our policy to hedge interest rate and currency risks. See “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 15”.
(5)	See “Sources of Funding” for an explanation of these sources of funds. All the borrowings of the Bank, whether domestic or international, are unsecured and unguaranteed.
(6)	As of December 31, 2010, authorized ordinary share capital is (Won)8,000 billion and issued fully-paid ordinary share capital is (Won)5,159 billion. In January 2011, the Government contributed (Won)50 billion in cash to our capital, and in April 2011, the Government contributed, indirectly through Korea Finance Corporation, (Won)1,000 billion in the form of shares of common stock of Korea Expressway Corporation to our capital. See “Government Support and Supervision.”
(7)	See “Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act (the “KEXIM Decree”) and our Articles of Incorporation (the “By-laws”) define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain of the laws regulating activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans to facilitate Korean exports of capital and non-capital goods and technical services. Most of our activities have been carried out pursuant to this authority and we characterize such loans as export credits. In January 2008, the Government amended the KEXIM Act and KEXIM Decree to expand the types of goods and services eligible for export credits that we may extend to include intangible goods and non-technical services.

We have the authority to undertake a range of other financial activities. These fall into three principal categories:

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund and the Inter-Korea Cooperation Fund, formerly known as South and North Korea Co-operation Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions. We have engaged in such swap transactions for hedging purposes only.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was (Won)30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to (Won)150 billion in 1974, (Won)500 billion in 1977, (Won)1,000 billion in 1986, (Won)2,000 billion in January 1998 and (Won)4,000 billion in September 1998. In January 2009, the Government further increased our authorized capital to (Won)8,000 billion.

As of December 31, 1996, the capital contribution from the Government was approximately (Won)686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. In 1997, the Government contributed (Won)185 billion in cash and in the form of shares of common stock of KT&G (formerly known as Korea Tobacco & Ginseng). In 1998, the Government contributed (Won)805 billion in cash and in the form of shares of common stock of KT&G, Korea Electric Power Corporation and Korea Expressway Corporation (formerly known as Korea Highway Corporation). From 1999 to 2004, the Government contributed (Won)1,100 billion in cash to our capital, directly and indirectly through The Bank of Korea and the Korea Development Bank.

In April 2005, the Government contributed (Won)500 billion in the form of shares of common stock of Korea Expressway Corporation owned by the Government and (Won)20 billion in cash to our capital to further support our lending to Korean manufacturers and exporters, in accordance with the Government policy to promote the Republic’s exports by providing such entities with the funds required for the construction and export of capital goods (such as industrial plants, industrial machinery, natural resource development, information infrastructure and overseas construction projects). In July 2007, the Government contributed (Won)3 billion in cash to our capital. In December 2008, the Government contributed (Won)650 billion in the form of shares of common stock of Kyobo Life Insurance Co., Ltd. and Korea Expressway Corporation to our capital. The Government contributed to our capital (Won)300 billion in cash in January 2009, (Won)500 billion in the form of shares of common stock of Korea Expressway Corporation in March 2009 and (Won)250 billion in cash in May 2009, in order to support our lending to Korean exporters, including small and medium-sized enterprises. Taking into account these capital contributions, as of December 31, 2009, our total paid-in capital was (Won)5,009 billion. In January 2010 and January 2011, the Government further contributed (Won)150 billion and (Won)50 billion, respectively, in cash to our capital. In April 2011, the Government contributed, indirectly through Korea Finance Corporation, (Won)1,000 billion in the form of shares of common stock of Korea Expressway Corporation to our capital in order to enhance our capability to undertake large-scale overseas project financings. As of the date of this prospectus, our paid-in capital was (Won)6,209 billion.

Pursuant to the KEXIM Act, only the Government, The Bank of Korea, Korea Finance Corporation, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our paid-in capital. As of December 31, 2010, the Government directly owned 74.4% of our paid-in capital and indirectly owned, through The Bank of Korea and Korea Finance Corporation, 22.6% and 3.0%, respectively, of our paid-in capital. As of the date of this prospectus, the Government directly owned 62.7% of our paid-in capital and indirectly owned, through The Bank of Korea and Korea Finance Corporation, 18.7% and 18.6%, respectively, of our paid-in capital. See “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 1”.

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, 20% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our paid-in capital;

•

second, if the Minister of Strategy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Strategy and Finance approves, such as additions to our voluntary reserve. As of December 31, 2010, we had a legal reserve of (Won)271 billion and a voluntary reserve of (Won)828 billion.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our President upon the recommendation of the Minister of Strategy and Finance;

•	the Minister of Strategy and Finance appoints our Deputy President and Executive Directors upon the recommendation of our President;

•	the Minister of Strategy and Finance appoints our Auditor;

•	one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Strategy and Finance for his approval;

•	the Minister of Strategy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Strategy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Strategy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Strategy and Finance (formerly, the Ministry of Finance and Economy) within two months after the end of each fiscal year and to the National Assembly within nine months after the end of each fiscal year outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Strategy and Finance.

Selected Financial Statement Data

You should read the following financial statement data together with our non-consolidated financial statements and notes included in this prospectus:

	Year Ended December 31,
	2006 (1)		2007 (1)		2008		2009		2010
	(billions of Won)
Income Statement Data
Total Interest Income	(Won)	742	(Won)	1,042	(Won)	1,448	(Won)	1,445	(Won)	1,327
Total Interest Expense		489		804		1,107		1,224		946
Net Interest Income		253		238		342		221		381
Total Revenues		1,279		2,123		5,122		3,960		4,095
Total Expenses		1,047		1,874		4,927		3,926		3,997
Income before Income Taxes		232		249		196		34		98
Income Tax Benefit (expense)		(63)		(64)		(102)		(8)		31
Net Income		168		184		94		26		67

	As of December 31,
	2006		2007		2008		2009		2010
	(billions of Won)
Balance Sheet Data
Total Loans (2)	(Won)	15,051	(Won)	20,739	(Won)	32,390	(Won)	37,423	(Won)	41,230
Total Borrowings (3)		11,799		17,412		27,771		33,302		37,217
Total Assets		17,449		23,639		35,982		42,028		46,689
Total Liabilities		12,689		18,704		30,892		35,565		40,167
Total Shareholders’ Equity (4)		4,760		4,936		5,090		6,463		6,523

(1)	Effective January 1, 2008, we record “amount received (paid) on currency interest swaps” as “interest revenue (expense)” in our Statements of Income; prior to the change, such amount was accounted for as “gain (loss) on derivatives”. In connection with the change, our income statement data for the year ended December 31, 2007 have been reclassified to conform with the presentation of our financial information for the years ended December 31, 2008, 2009 and 2010 for comparative purposes but our income statement data for the year ended December 31, 2006 have not reflected such change.
(2)	Gross amount, including bills bought, foreign exchange bought, call loans, inter-bank loans in foreign currency and others and before deducting valuation adjustment of loans in foreign currencies, deferred loan origination fees and allowance for loan losses. See “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 5.”
(3)	Includes debentures.
(4)	Includes unappropriated retained earnings.

2010

We had net income of (Won)67 billion in 2010 compared to net income of (Won)26 billion in 2009.

The principal factors for the increase in net income in 2010 compared to 2009 included:

•

an increase in gain on sale of available-for-sale securities to (Won)454 billion in 2010 from (Won)25 billion in 2009, primarily due to gain from the sale of our equity interest in Daewoo International Corporation; and

•	an increase in net interest income to (Won)381 billion in 2010 from (Won)221 billion in 2009, primarily due to decreased funding costs for foreign currency borrowings.

The above factors were partially offset by (1) an increase in provision for acceptance and guarantee losses to (Won)413 billion in 2010 from (Won)56 billion in 2009, primarily due to downgrades in the classification of certain of our guarantees from normal to precautionary and (2) an increase in provision for loan losses to (Won)469 billion in 2010 from (Won)339 billion in 2009, primarily due to downgrades in the classification of certain of our loans from normal to precautionary.

As of December 31, 2010, our total assets increased by 11% to (Won)46,689 billion from (Won)42,028 billion as of December 31, 2009, primarily due to a 10% increase in loans to (Won)41,230 billion as of December 31, 2010 from (Won)37,423 billion as of December 31, 2009.

As of December 31, 2010, our total liabilities increased by 13% to (Won)40,167 billion from (Won)35,565 billion as of December 31, 2009. The increase in liabilities was primarily due to a 12% increase in borrowings and debentures to (Won)37,217 billion as of December 31, 2010 from (Won)33,301 billion as of December 31, 2009.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The appreciation of the Won against the U.S. dollar as of December 31, 2010 compared to December 31, 2009 partially offset the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt.

As of December 31, 2010, our total shareholders’ equity increased by 1% to (Won)6,523 billion from (Won)6,463 billion as of December 31, 2009, primarily due to the Government’s (Won)150 billion contribution to our capital in January 2010.

2009

We had net income of (Won)26 billion in 2009 compared to net income of (Won)94 billion in 2008.

The principal factors for the decrease in net income in 2009 compared to 2008 included:

•	net loss on foreign currency translations of (Won)352 billion in 2009 compared to net gain of (Won)1,095 billion in 2008, primarily due to the appreciation of the Won against the U.S. dollar in 2009;

•	an increase in provision for loan losses to (Won)339 billion in 2009 from (Won)93 billion in 2008, primarily due to increased non-performing loans; and

•

a decrease in net interest income to (Won)221 billion in 2009 from (Won)342 billion in 2008, primarily due to (i) losses on currency and interest rate swaps resulting from fluctuations in exchange and interest rates during 2009 and (ii) increased funding costs for foreign currency borrowings as a result of adverse global credit market conditions during 2009.

The above factors were partially offset by (1) net gain on valuation of derivatives of (Won)480 billion in 2009 compared to net loss of (Won)738 billion in 2008 and (2) net gain on derivative transactions of (Won)224 billion in 2009 compared to net losses of (Won)547 billion in 2008.

As of December 31, 2009, our total assets increased by 17% to (Won)42,028 billion from (Won)35,982 billion as of December 31, 2008, primarily due to a 16% increase in loans to (Won)37,423 billion as of December 31, 2009 from (Won)32,390 billion as of December 31, 2008.

As of December 31, 2009, our total liabilities increased by 15% to (Won)35,565 billion from (Won)30,892 billion as of December 31, 2008. The increase in liabilities was primarily due to a 34% increase in debentures to (Won)30,406 billion as of December 31, 2009 from (Won)22,747 billion as of December 31, 2008 which more than offset a 42% decrease in borrowings to (Won)2,896 billion as of December 31, 2009 from (Won)5,024 billion as of December 31, 2008.

The increase in assets and liabilities was primarily due to an increase in the volume of loans and debt, respectively. The appreciation of the Won against the Dollar in 2009 compared to 2008 partially offset the effect of the increase in the volume of loans and debt, as a majority of our assets and liabilities consisted of foreign currency loans and debt, respectively.

As of December 31, 2009, our total shareholders’ equity increased by 27% to (Won)6,463 billion from (Won)5,090 billion as of December 31, 2008, primarily due to the Government’s (Won)1,050 billion capital injection in 2009.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include

(1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “Credit Policies, Credit Approval and Risk Management—Credit Approval”.

We are currently required by the KEXIM Act and the KEXIM Decree to make loans with original maturities of not more than 30 years. The overall average life of our loans is approximately 3 years.

In 2010, we provided total loans of (Won)38,767 billion, an increase of 18% from the previous year, while our loan commitments amounted to (Won)47,341 billion, an increase of 31% from the previous year. The increase in loan disbursements was attributable mainly to an increase in disbursements of overseas investment credits. The increase in overseas investment credits was primarily due to an increase in overseas natural resources development projects undertaken by Korean companies.

The following table sets out the total amounts of our outstanding loans, categorized by type of credit:

	As of December 31,						As % of 2010 Total
	2008		2009		2010
	(billions of Won)
Export Credits (1)
Ships	(Won)	7,938	(Won)	10,550	(Won)	9,164	22%
Industrial Plants		4,350		4,785		5,249	13
Machinery		410		722		902	2
Foreign Exchange Bought		473		560		867	2
Trade Bill Rediscount		569		—		1,551	4
Others (2)		3,897		5,794		5,340	13

Sub-total		17,637		22,410		23,073	56

Overseas Investment Credits		9,866		10,395		13,727	33
Import Credits		2,326		2,464		2,501	6
Others (3)		1,142		271		289	1
Call Loans and Inter-bank Loans in Foreign Currency		1,417		1,884		1,640	4

Total	(Won)	32,390	(Won)	37,423	(Won)	41,230	100.0%

(1)	Includes bills bought.
(2)	Includes interbank export loans, offshore loans, etc.
(3)	Includes domestic usance, loans for debt-equity swap, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Commitments by Type of Credit

	Year Ended December 31,						As % of 2010 Total
	2008		2009		2010
	(billions of Won)
Export Credits (1)
Ships	(Won)	2,307	(Won)	6,904	(Won)	6,225	13%
Industrial Plants		3,173		2,772		5,674	12
Machinery		1,417		2,129		2,364	5
Foreign Exchange Bought		2,824		560		4,823	10
Trade Bill Rediscount		3,457		—		5,715	12
Others (2)		6,444		16,106		10,740	23

Sub-total		19,622		28,471		35,541	75

Overseas Investment Credits		4,098		4,080		7,652	16
Import Credits		3,495		3,707		4,148	9

Total	(Won)	27,215	(Won)	36,258	(Won)	47,341	100%

(1)	Includes bills bought.
(2)	Includes interbank export loans, offshore loans, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfeiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2010, export credits in the amount of (Won)23,073 billion represented 56% of our total outstanding loans. Our disbursements and commitments of export credits in 2010 amounted to (Won)27,004 billion and (Won)35,541 billion, respectively, an increase of 7% and 25%, respectively, over the previous year. This increase in disbursements and new commitments for export credits was primarily due to increased volume of foreign exchange bought and trade bill rediscount, as Korean companies demanded more trade finance in line with increased export volume, as well as an increase in export credits for construction of industrial plants.

We offer export credits to Korean manufacturers and exporters in order to provide them with the funds required for the construction and export of Korean capital goods and technical services designated in our operating manual. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships have traditionally had the largest share of our export credit operations. In September 1998, the Government amended the KEXIM Act to expand the types of goods eligible for our export credits to include non-capital goods.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate) or floating rates of interest with maturities of up to twelve years for ships and maturities of varying terms, from two to 18 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development. We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to ten years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2010, overseas investment credits amounted to (Won)13,727 billion, representing 33% of our total outstanding loans. Our disbursements and commitments of overseas investment credits in 2010 increased by 32% to (Won)10,395 billion and increased by 88% to (Won)7,652 billion, respectively, over the previous year, primarily due to an increase in overseas natural resources development projects undertaken by Korean companies. Most of the overseas investment credits were loans to foreign companies in which a Korean company has an equity share.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years (with a maximum five-year grace period on repayment). Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the borrower, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the national economy, or to Korean companies that import such items after developing them overseas. Import credits are extended for importation of eligible items, including nuclear fuels, aircraft, mineral ores, crude oil, lumber, wood pulp, grains, cotton, sugar, and equipment and machinery for research and development, and for use in advanced technological industries.

As of December 31, 2010, import credits in the amount of (Won)2,501 billion represented 6% of our total outstanding loans. Disbursements and new commitments of import credits amounted to (Won)4,211 billion and (Won)4,148 billion, respectively, in 2010, an increase of 16% and 12%, respectively, over the previous year.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2010 decreased to (Won)68,148 billion from (Won)75,869 billion as of December 31, 2009. Guarantees we had confirmed as of December 31, 2010 decreased to (Won)44,176 billion from (Won)45,165 billion as of December 31, 2009.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2010, we issued project-related confirmed guarantees in the amount of (Won)25,574 billion, an increase of 11% from the previous year, which was mainly due to an increase in advance payment guarantees resulting from increased overseas plant construction activities in 2010.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 11”.

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund (the “EDCF”) to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2010 amounted to (Won)411 billion for 63 projects in 21 countries, an increase of 31% from the previous year. As of December 31, 2010, the total outstanding loans extended by the EDCF was (Won)2,364 billion, an increase of 18% from the previous year.

Inter-Korea Cooperation Fund

In 1991, the Government established the Inter-Korea Cooperation Fund (the “IKCF”) to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2010 amounted to (Won)86 billion for 234 projects, and cumulative total disbursements as of December 31, 2010 were (Won)5,597 billion, an increase of 1.6% from (Won)5,510 billion as of December 31, 2009.

Other Operations

We engage in various other activities related to our financing activities.

Activities in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Except where expressly indicated otherwise, loans in Won and loans in foreign currencies are collectively referred to as the “Loans”. Bills bought, foreign exchange bought and advances for customers are collectively referred to as the “Other Loans”. Loans and Other Loans are collectively referred to as the “Loan Credits”. Confirmed guarantees and acceptances are collectively referred to as the “Guarantees”. Loan Credits and Guarantees are collectively referred to as the “Credit Exposure”.

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2008, 2009 and 2010, categorized by type of exposure extended:

		As of December 31,
		2008			2009			2010
		(billions of Won, except for percentages)
A	Loans in Won	(Won)	6,070	8%	(Won)	9,710	12%	(Won)	9,090	11%
B	Loans in Foreign Currencies		24,353	30		25,108	31		29,548	35
C	Loans (A+B)		30,423	38		34,818	43		38,638	46
D	Other Loans		550	1		721	1		952	1
E	Call Loans and Inter-bank Loans in Foreign Currency		1,417	2		1,884	2		1,640	2
F	Loan Credits (C+D+E)		32,390	40		37,423	46		41,230	49
G	Allowances for Loan Losses		(922)	(1)		(1,182)	(1)		(1,448)	1
H	Present Value Discount (PVD)		(45)	(—)		(42)	(—)		(25)	(—)
I	Loan Credits including PVD (F-G-H)		31,423	39		36,199	45		39,757	47
J	Guarantees		48,635	61		45,165	55		44,176	53
K	Credit Exposure (I+J)		80,058	100		81,364	100		83,933	100

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (excluding call loans and inter-bank loans in foreign currency) as of December 31, 2008, 2009 and 2010, categorized by geographic area (1):

	As of December 31 (1)(2),						As % of 2010 Total
	2008		2009		2010
	(billions of Won)
Asia	(Won)	24,755	(Won)	30,958	(Won)	34,716	84%
Europe		6,073		5,352		5,287	13
America		1,201		1,100		1,203	3
Africa		298		12		24	0
Oceania		63		1		—	—

Total	(Won)	32,390	(Won)	37,423	(Won)	41,230	100%

(1)	For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.
(2)	Excludes call loans, inter-bank loans in foreign currency, and loan value adjustments.

Source: Internal accounting records.

We engage in business related to Iran, including transactions involving as counterparties Iranian banks that may be indirectly owned or controlled by the Iranian government. The U.S. State Department has designated Iran as a state sponsor of terrorism, and U.S. law generally prohibits U.S. persons from doing business in Iran. We are a Korean bank and our activities with respect to Iran have not involved any U.S. person in either a managerial or operational role and have been subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations. We believe that our activities related to Iran are not subject to the mandatory sanctions under Section 104 of the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 (“CISADA”) and the Iran Financial Sanctions Regulations issued by the U.S. Secretary of the Treasury thereunder (the “IFSR”).

Our business related to Iran consists solely of extensions of credit and financing provided in connection with exports of Korean goods and services to Iran and our disbursements of Iran-related credits are made directly to Korean suppliers or exporters except certain credits made to Iranian banks. Such activities have involved export-related credits to finance the export contracts of Korean exporters supplying goods and services to Iranian companies, credit line extensions to Iranian banks to finance consumer products exports by Korean exporters, extensions of credit through non-recourse discounting of export trade bills, and purchases of promissory notes securing export transactions. Our Loans to Iran represented 3%, 2% and 1% of our total assets as of December 31, 2008, December 31, 2009 and December 31, 2010, respectively, and also represented 3%, 2% and 2% of our Loan Credits, respectively, as of the above dates. Our Loans to Iran, categorized by country that has the final redemption risk of loans, represented 3% and 3% of our total assets and 4% and 3% of our Loan Credits as of December 31, 2009 and December 31, 2010, respectively. Our total revenues from transactions with Iran in 2008, 2009 and 2010 represented 2%, 2% and 1% of our total revenues, respectively, in those periods.

We are aware, through press reports and other means, of initiatives by governmental entities in the U.S. and by U.S. institutions such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with Iran, including CISADA and IFSR. It is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran. Such a result could have significant adverse effects on our business or the price of our debt securities.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group. As of the date hereof, we are in compliance with such requirements.

As of December 31, 2010, our largest Credit Exposure was to Daewoo Shipbuilding & Marine Engineering in the amount of (Won)8,925 billion. As of December 31, 2010, our second largest and third largest Credit Exposures respectively were to Samsung Heavy Industries in the amount of (Won)6,726 billion and to Hyundai Heavy Industries in the amount of (Won)5,791 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2010 (1):

Rank	Name of Borrower	Loans		Guarantees		Total
		(billions of Won)
1	Daewoo Shipbuilding & Marine Engineering	(Won)	374	(Won)	8,551	(Won)	8,925
2	Samsung Heavy Industries		385		6,341		6,726
3	Hyundai Heavy Industries		102		5,689		5,791
4	Sungdong Shipbuilding		757		1,364		2,121
5	STX Shipbuilding & Marine Engineering		175		1,767		1,942

(1)	Includes loans and guarantees extended to affiliates.

Asset Quality

The Supervisory Regulation of Banking Business (“Supervisory Regulation”) legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. The Supervisory Regulation also requires banks, including us, to provide the minimum rate of loan loss provision for each category. Credit categorizations and minimum reserve ratios are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.85% or more reserves required (for companies in certain industries 0.9% or more).

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 7.0% or more reserves required.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below). 20% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50% or more reserves required.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Estimated-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100% reserves required.

In November 2004, the Financial Services Commission announced loan loss provisioning guidelines for banks, which include a requirement that banks take into account “expected loss” based on their own “historical loss” with respect to credits in establishing their allowance for loan losses, instead of establishing such allowances based on the classification of credits under the current asset classification criteria.

Based on the guidelines, we established new loan loss provisioning levels taking into account a borrower’s industry risk, individual credit risk and financial risk based on our system for evaluating “expected loss”. In 2005, we also modified our loan loss provisioning methodology with respect to normal loans. Loans classified as normal were categorized either as domestic loans or overseas loans. Domestic loans were further subdivided into small and medium-sized business loans and big enterprise loans. Our loan loss provisioning level for domestic loans was established based on a basic loan loss provisioning rate and default risk level according to the term of such loan (i.e., the year of maturity). The basic loan loss provisioning rate for small and medium-sized business loans was calculated based on our system for evaluating “historical loss”. With respect to the basic loan loss provisioning rate for big enterprise loans, we did not have enough statistical data for historical loan losses with respect to such loans so we applied an average rate of other Korean banks’ provisioning levels for normal loans. Our loan loss allowance for overseas normal loans was calculated based on sovereign credit ratings and on whether a borrower was a public or private enterprise. In addition, we changed our reserve policies for confirmed acceptances and guarantees pursuant to the amended Supervisory Regulation of Banking Business. We have also established reserves for unconfirmed acceptances and guarantees as well as commitments since January 1, 2005. In January 2008, we further modified our loan loss provisioning methodology with respect to normal loans and established loan loss provisioning levels using the expected loss method. The expected loss method analyzes factors of expected loss based on probability of default, or “PD”, and loss given default, or “LGD”, based on a loan credit rating classification. This credit rating model considers the industry risk, the individual risk and the financial risk of a borrower and classifies the borrower’s credit risk within 6 rating categories (in the case of domestic loans), 14 rating categories (in the case of overseas loans for a private enterprise) or 4 rating categories (in the case of overseas loans for a sovereign or a public enterprise) to assess the PD based on historical data for the past years. The 5 rating categories of LGD are determined by the type of loan and collateral and based on Basel II guidelines. The provision rate is calculated by multiplying the PD and LGD.

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2008						As of December 31, 2009						As of December 31, 2010
	Loan Amount (1)		Minimum Reserve Ratio		Loan Loss Reserve (2)		Loan Amount (1)		Minimum Reserve Ratio		Loan Loss Reserve (2)		Loan Amount (1)		Minimum Reserve Ratio		Loan Loss Reserve (2)
	(in billions of Won, except percentages)
Normal	(Won)	120,463	0.85	% (3)	(Won)	1,164	(Won)	77,908	0.85	% (3)	(Won)	1,032	(Won)	78,128	0.85	% (3)	(Won)	1,174
Precautionary		1,197	7.0%			96		2,327	7.0%			236		4,963	7.0%			586
Sub-standard		43	20.0%			19		192	20.0%			84		318	20.0%			139
Doubtful		52	50.0%			46		103	50.0%			98		49	50.0%			46
Estimated Loss		103	100.0%			103		132	100.0%			132		274	100.0%			241

Total	(Won)	121,858			(Won)	1,428	(Won)	80,662			(Won)	1,581	(Won)	83,732			(Won)	2,185

(1)	These figures include loans (excluding interbank loans and call loans), domestic usance, bills bought, foreign exchange bought, advances for customers, confirmed and unconfirmed acceptances and guarantees.
(2)	These figures include present value discount.
(3)	0.9% for companies in certain industries.

Reserves for Credit Losses

Non-performing assets (“NPA”) are (i) assets classified as doubtful and estimated loss, (ii) assets in delinquency of repayments of principal or interest more than three months, or (iii) assets exempted from interest payments due to restructuring or rescheduling.

The following table sets out our 10 largest non-performing assets as of December 31, 2010:

Borrower	Loans		Guarantees		Total
	(billions of Won)
Sekwang Heavy Industries	(Won)	205	(Won)	267	(Won)	472
Islamic Republic of Iran Shipping Lines		133		—		133
Keangnam Enterprise		—		41		41
Keumho Tires Co., Ltd.		25		12		37
Daehan Shipbuilding Co., Ltd		—		29		29
Taesan LCD Co., Ltd.		20		—		20
Hongwon Paper Mtg. Co., Ltd		16		—		16
Motia Compagna Di Navigazione S.P.A.		11		—		11
Young Kwang Stainless Co., Ltd.		10		—		10
Taesan LCD(Suzhou) Co., Ltd.		7		—		7

Total	(Won)	427	(Won)	349	(Won)	776

In the early 1990’s, at the direction of the Government, we extended a commodity loan in the aggregate amount of US$466 million to Vnesheconombank, the Bank for Foreign Economic Affairs of the former Soviet Union, which was guaranteed by the government of the former Soviet Union, as part of the Government’s policy to enhance economic cooperation between the two countries. Since the dissolution of the Soviet Union, the Government has been negotiating repayment terms with the government of the Russian Federation, which has agreed to assume the guarantee of the former Soviet Union in respect of the obligations of Vnesheconombank under such loan. In 1995, the two governments came to an agreement on a repayment schedule in respect of approximately half of the loan. Since the agreement was made, US$229 million of the principal was repaid.

In June 2003, the two governments reached an agreement as to the rescheduling of the remaining portion of the loan and the change of the borrower from Vnesheconombank to the government of the Russian Federation. As a result, in September 2003, we upgraded the classification of the outstanding (Won)258 billion (including accrued and unpaid interest) of our exposure to the government of the Russian Federation from estimated loss to doubtful in terms of asset quality and established a 70% provisioning level for that credit exposure. In June 2004, we further upgraded the classification of our exposure to the government of the Russian Federation from doubtful to precautionary in terms of asset quality, following the continued repayment of the loan by the government of the Russian Federation in accordance with the agreed payment schedule. As of December 31, 2010, our exposure to the government of the Russian Federation amounted to (Won)181 billion and we established a 4.3% provisioning level for that credit exposure.

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of its borrowers (including its largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2010, the amount of our non-performing assets was (Won)854 billion, an increase of 106% from (Won)414 billion as of December 31, 2009. As of December 31, 2010, our non-performing asset ratio was 1.0%, compared to 0.5% as of December 31, 2009.

The following table sets forth our reserves for possible credit losses as of December 31, 2009 and 2010:

	As of December 31,
	2009		2010
	(billions of Won, except for percentages)
Loan Loss Reserve (A)	(Won)	1,581	(Won)	2,185
NPA (B) (1)		414		854
Total Equity (C)		6,463		6,523
Reserve to NPA (A/B)		382%		256%
Equity at Risk (B-A)/C		—		—

(1)	Non-performing assets, which are defined as (a) assets classified as doubtful and estimated loss, (b) assets in delinquency of repayments of principles or interests more than 3 months or (c) assets exempted from interest payments due to restructuring or rescheduling.

Source: Internal accounting records.

The following table sets forth our actual loan loss reserve ratios under the Financial Services Commission guidelines as of December 31, 2009 and 2010:

Classification of Loans	Financial Services Commission Guidelines	Actual Reserve Coverage (as of December 31, 2009)	Actual Reserve Coverage (as of December 31, 2010)
Normal	More than 0.85%	1.3%	2.0%
Precautionary	More than 7.0%	10.1%	16.3%
Substandard	More than 20.0%	43.5%	43.5%
Doubtful	More than 50.0%	94.7%	94.7%
Estimated Loss	100.0%	100.0%	100.0%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via Government investment; and

•	securities acquired through investment approved by the Government, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2010, our total investment in securities amounted to (Won)3,205 billion, representing 7% of our total assets. Our securities portfolio consists primarily of available-for-sale securities. Available-for-sale securities mainly comprise equity securities in Korea Exchange Bank and Industrial Bank of Korea which were recapitalized by the Government through us and equity securities in Korea Expressway Corporation which were in-kind contributions made by the Government to us. In October 2005, we sold 32,000,000 shares of common stock, which represented 79% of our holding of common stock in Industrial Bank of Korea, for (Won)421 billion. In May 2006, we sold 49,134,208 shares of common stock, which represented 55% of our holding of common stock in Korea Exchange Bank, for (Won)417 billion. In 2007, we sold 2,376,495 shares of common stock, which represented 18% of our holding of common stock in SK Networks, and 469,932 shares of preferred stock, which represented 60% of our holding of preferred stock in SK Networks, for (Won)103 billion. In 2008, we sold 317,510 shares of preferred stock, which represented all of our holding of preferred stock in SK Networks, for (Won)28 billion. In 2009, we sold 628,445 shares of common stock, which represented 18% of our holding of common stock in SK Networks, for (Won)7 billion and 300,000 shares of common stock, which represented 3% of our holding of common stock in Daewoo International Corporation, for (Won)10.5 billion. In 2010, we sold 11,326,292 shares of common stock, which represented all of our holding of common stock in Daewoo International, for (Won)508 billion and acquired 7,197,800 shares of common stock of Kumho Tires, representing 8% of its total outstanding shares, in connection with Kumho Group’s debt restructuring.

The following table sets out the composition of our securities as of December 31, 2009 and December 31, 2010:

	As of December 31, 2009			As of December 31, 2010
Type of Investment Securities	Amount		%	Amount		%
	(billions of Won)			(billions of Won)
Available-for-sale Securities	(Won)	3,163	96%	(Won)	2,970	93%
Held-to-maturity Securities		—	—		—	—
Investments in Associates		115	4%		235	7%

Total	(Won)	3,278	100.0%	(Won)	3,205	100.0%

For further information relating to the classification guidelines and methods of valuation for unrealized gains and losses on our securities, see “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 2”.

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items.

As of December 31, 2010, we had issued a total amount of (Won)44,176 billion in confirmed guarantees and acceptances, of which (Won)40,907 billion, representing 92.6% of the total amount, was classified as normal, (Won)3,175 billion, representing 7.2% of the total amount, was classified as precautionary or doubtful and (Won)94 billion, representing 0.2% of the total amount, was classified as estimated loss.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. We do not take proprietary derivative positions. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2010, our outstanding loans made at floating rates of interest totaled approximately (Won)26,696 billion, whereas our outstanding borrowings made at floating rates of interest totaled approximately (Won)23,655 billion, including those raised in Japanese Yen, Swiss franc, Singapore dollar, Hong Kong dollar, Mexican Peso and Euro and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our loans made at floating rates of interest exceeds the amount of our borrowings made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2008						2009						2010
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities
	(in billions of Won)
Currency forwards	(Won)	951	(Won)	10	(Won)	65	(Won)	1,639	(Won)	20	(Won)	29	(Won)	721	(Won)	11	(Won)	5
Currency swaps		8,373		453		625		8,882		554		195		9,461		820		214
Interest rate swaps		7,143		165		570		11,900		136		286		11,523		263		420

Total	(Won)	16,468	(Won)	628	(Won)	1,259	(Won)	22,421	(Won)	710	(Won)	510	(Won)	21,705	(Won)	1,094	(Won)	638

As of December 31, 2010, we had entered into 140 currency related derivative contracts with a notional amount of (Won)10,182 billion and valuation for BIS capital ratio purposes of (Won)194 billion and had entered into 102 interest rate related derivative contracts with a notional amount of (Won)11,523 billion and valuation for BIS capital ratio purposes of (Won)11 billion. In connection with our currency forwards and currency swaps, we had net valuation gain of (Won)377 billion in 2010 compared to net valuation gain of (Won)254 billion in 2009, primarily due to the depreciation of the U.S. dollar against other currencies in 2010, which resulted in a decrease in the value of our obligations denominated in U.S. dollars. In connection with our interest rate swaps, we recorded net valuation loss of (Won)7 billion in 2010 compared to net valuation gain of (Won)225 billion in 2009, primarily due to a decrease in benchmark interest rates, such as LIBOR, in 2010, which resulted in a decrease in the value of our floating-for-fixed interest rate swaps. See “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 15”.

Sources of Funding

We obtain funds primarily through borrowings from the Government or governmental agencies, the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carried on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of (Won)40,678 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2010, a 17% increase compared with the previous year’s (Won)34,711 billion. The total loan repayments, including prepayments by our clients, during 2010 amounted to (Won)34,360 billion, an increase of 25% from (Won)27,405 billion during 2009.

Since our establishment, borrowings from the Government have provided a substantial portion of our financial resources. As of December 31, 2003, the outstanding amount of our borrowings from the Government was (Won)1,188 billion, which consisted of (Won)110 billion in Won and (Won)1,078 billion in foreign currencies. In 2004, we repaid all of the amounts borrowed from the Government. The Government provided us with loans in the amount of US$2,595 million in 2008 and US$383 million in the first quarter of 2009 to support our lending to Korean exporters and provide U.S. dollar liquidity to us. In 2009, we repaid all of the amounts borrowed from the Government and as of December 31, 2010, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amount of (Won)3,250 billion, (Won)8,150 billion and (Won)8,920 billion during 2008, 2009 and 2010, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, pound sterling, Thai Baht, Malaysia Ringgit, Japanese Yen, Australian Dollar, Euro, Hong Kong dollar, Singapore dollar, Swiss franc, Brazilian Real, Turkish Lira and Mexican Peso, Peruvian sol, Indian rupee, Indonesian Rupiah, Chinese Yuan, Philippine Peso and have original maturities ranging from one to ten years.

During 2010, we issued eurobonds in the aggregate principal amount of US$3,406 million in various types of currencies under our existing Euro medium term notes program (the “EMTN Program”), a 27% decrease from US$4,670 million in 2009. These bond issues consisted of offerings of US$1,009 million, HKD 5,062 million, SGD 322 million, BRL 1,201 million, AUD 38 million, PEN 61 million, INR 9,835 million, IDR 1,725,000 million, CNY 200 million, PHP 11,350 million and JPY 6,000 million. In addition, we issued global bonds during 2010 in the aggregate amount of US$3,250 million under our U.S. shelf registration statement (the “U.S. Shelf Program”) compared with US$3,500 million in 2009. We also issued MYR 1,080 million of bonds under our Islamic medium term notes program. As of December 31, 2010, the outstanding amounts of our notes and debentures were US$14,579 million, AUD 63 million, JPY 110,000 million, CHF 1,100 million, EUR 1,885 million, SGD 598 million, HKD 8,668 million, MXN 3,300 million, MYR 2,975 million, THB 7,500 million, PEN 61 million, INR 9,835 million, IDR 1,725,000 million, CNY 200 million, PHP 11,350 million and BRL1,201 million.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to three years. As of December 31, 2010, the outstanding amount of such borrowings from foreign financial institutions was US$1,012 million.

Our paid-in capital has increased from time to time since our establishment. From January 1998 to December 2010, the Government contributed (Won)3,349 billion to our capital. As of December 31, 2010, our total paid-in capital amounted to (Won)5,159 billion, and the Government, The Bank of Korea and Korea Finance Corporation owned 74.4%, 22.6% and 3.0%, respectively, of our paid-in capital. In January 2011, the Government contributed (Won)50 billion in cash to our capital, and in April 2011, the Government contributed, indirectly through Korea Finance Corporation, (Won)1,000 billion in the form of shares of common stock of Korea Expressway Corporation to our capital. As of the date of this prospectus, our paid-in capital was (Won)6,209 billion, and the Government, The Bank of Korea and Korea Finance Corporation owned 62.7%, 18.7% and 18.6%, respectively, of our paid-in capital.

In connection with our fund raising activities, we have from time to time sold third parties promissory notes, including related guarantees, acquired as collateral in connection with export credit financings.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our paid-in capital plus our reserves. As of December 31, 2010, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was (Won)37,217 billion, was equal to 20% of the authorized amount of (Won)187,740 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is the part of the operating plan dealing with fund-raising for 2011:

Sources of Fund	(billions of Won)
Capital Contribution	(Won)	100
Borrowings		17,120
Collection of Loans		34,309
Repayment of Debts		12,479

Net Collection of Loans		21,830
Others		1,950

Total	(Won)	41,000

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of December 31, 2010:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency (1)	2011		2012		2013		2014		Thereafter
	(billions of won)
Won	(Won)	5,640	(Won)	200	(Won)	190	(Won)	90	(Won)	200
Foreign		8,148		5,176		4,319		3,126		9,257

Total Won Equivalent	(Won)	13,788	(Won)	5,376	(Won)	4,509	(Won)	3,216	(Won)	9,457

(1)	Borrowings in foreign currency have been translated into Won at the market average exchange rates on December 31, 2010, as announced by the Seoul Money Brokerage Services Ltd.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2009 and 2010 were approximately US$2,071 million and US$1,620 million, respectively. Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due. As of December 31, 2010, our foreign currency assets maturing within three months exceeded our foreign currency liabilities coming due within the same period by US$2,417 million, and our foreign currency liabilities coming due within six months and one year exceeded our foreign currency assets maturing within such periods by US$3,393 million and US$4,137 million, respectively. As of December 31, 2010, our total foreign currency liabilities exceeded our total foreign currency assets by US$807 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2006	980
2007	1,639
2008	3,686
2009	7,030
2010	6,320

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2010:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(billions)
US$	US$	16.5	US	$ 16.5
Japanese yen (¥)		¥132.4		1.6
Euro (EUR)	EUR	2.1		2.8
Singapore dollar (SGD)	SGD	0.6		0.5
Hong Kong dollar (HKD)	HKD	10.6		1.4
Philippine peso (PHP)	PHP	11.3		0.3
Swiss franc (CHF)	CHF	1.1		1.2
Malaysian Ringgit (MYR)	MYR	3.0		1.0
Australian Dollars (AUD)	AUD	0.1		0.1
Indonesian rupiah (IDR)	IDR	1,725.2		0.2
Indian Rupee (INR)	INR	9.8		0.2
Thai Bhat (THB)	THB	7.5		0.2
Mexican Peso (MXN)	MXN	3.3 M		0.3
Brazilian real (BRL)	BRL	1.2		0.7

			US$	26.9

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2010 or the prevailing market rate on December 31, 2010.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2006	10,955
2007	15,884
2008	23,895
2009	26,050
2010	30,668

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Executive Board of Directors can approve loans of any amount. The Chief Executive Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors (Team Heads) each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

When the credit rating of a prospective borrower does not meet our internal rating criteria, our policy is to ensure that the loans are either guaranteed by leading international banks or governments or made on a partially or fully secured basis. Guarantees are required if the credit rating of a prospective borrower does not meet our internal rating criteria. As of December 31, 2010, approximately 4.7% of our total outstanding loans were guaranteed by banks or governments and made on a partially or fully secured basis.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Department. The Risk Management Department and the Treasury Department continually monitor our overall liquidity and the Treasury Department prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports six-month projections of our interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations.

One of the key components of our risk management policy, which also affects our fund-raising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2010 for our Won- and foreign currency-denominated loans was 15 months and 36 months, respectively, and for Won- and foreign currency-denominated liabilities was eight months and 36 months, respectively.

We follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 8% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures ranging from management improvement recommendations to emergency measures such as disposal of assets. Beginning on January 1, 2008, the Financial Services Commission implemented the new Basel Capital Accord, referred to as Basel II, in Korea, substantially affecting the way risk is measured among Korean financial institutions, including us. Building upon the initial Basel Capital Accord of 1988, which focused primarily on credit risk, market risk, capital adequacy and asset soundness as a measure of risk, Basel II expands this approach to contemplate additional areas of risk such as operations risk. Basel II also institutes new measures that require us to take into account individual borrower credit risk and operations risk when calculating risk-weighted assets. As of December 31, 2010, our capital adequacy ratio was 10.8%, a decrease from 11.3% as of December 31, 2009, which was primarily due to an increase in risk adjusted assets.

The following table sets forth our capital base and capital adequacy ratios reported as of December 31, 2008, 2009 and 2010:

	As of December 31,
	2008		2009		2010
	(billions of Won, except for percentages)
Tier I	(Won)	4,696	(Won)	5,858	(Won)	5,930
Paid-in Capital		3,959		5,009		5,159
Retained Earnings		1,086		1,108		1,170
Deductions from Tier I Capital		(349)		(261)		(399)
Capital Adjustments		(138)		(140)		(93)
Deferred Tax Asset		(209)		(118)		(302)
Others		(2)		(3)		(4)
Tier II (General Loan Loss Reserves)		865		966		914
Deductions from all capital		—		—		—
Total Capital		5,561		6,822		6,844
Risk Adjusted Assets		63,893		60,632		63,498
Capital Adequacy Ratios
Tier I		7.3%		9.7%		9.3%
Tier I and Tier II		8.7%		11.3%		10.8%

Source: Internal accounting records.

Overseas Operations

We maintain an international presence through 12 overseas representative offices, which are located in New York, Tokyo, Beijing, Sâo Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, and Tashkent.

We also have three wholly-owned subsidiaries, KEXIM Bank (UK) Ltd., London, KEXIM (Asia) Ltd., Hong Kong, and KEXIM Vietnam Leasing Co., Ltd., Ho Chi Minh City. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2010:

	Principal Place of Business	Type of Business	Book Value		Bank’s Holding
			(billions of Won)		(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	(Won)	47	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking		44	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring		22	85
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Guarantees		9	100

Property

Our head office is located at 16-1 Yoido-dong, Youngdeungpo-gu, Seoul 150-996, Korea, a 34,820 square meter building completed in 1985 on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters. We also maintain 10 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Inchon, Ulsan, Chungju and Jeonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our President and is comprised of five Directors consisting of the President, the Deputy President, one Executive Director and two Non-executive Directors. The President of Korea appoints our President upon the recommendation of the Minister of Strategy and Finance. The Minister of Strategy and Finance appoints the Deputy President and all the other Directors upon the recommendation of our President. All Board members serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Age	Executive Director Since	Position
Yong-hwan Kim	59	February 7, 2011	Chairman and President
Dong-soo Park	57	December 29, 2009	Deputy President
Jin-kyung Kim	57	August 27, 2008	Executive Director
Seung-ho Choi	65	February 1, 2010	Non-executive Director
Woo-kyu Park	62	February 1, 2010	Non-executive Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	President of KEXIM;

•	official of the Ministry of Strategy and Finance, nominated by the Minister of Strategy and Finance;

•	official of the Ministry of Foreign Affairs and Trade, nominated by the Minister of Foreign Affairs and Trade;

•	official of the Ministry of Knowledge Economy, nominated by the Minister of Knowledge Economy;

•	official of the Ministry of Land, Transport and Maritime Affairs, nominated by the Minister of Land, Transport and Maritime Affairs;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•	representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Strategy and Finance after consultation with the Minister of Knowledge Economy;

•	executive director of the Korea Export Insurance Corporation established under the Export Insurance Act, nominated by the Chairman and President of the Korea Export Insurance Corporation; and

•

up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our Chairman and President and appointed by the Minister of Strategy and Finance.

The members of the Operations Committee are currently as follows:

Name	Age	Member Since	Position
Yong-hwan Kim	59	February 7, 2011	Chairman and President of KEXIM
Je-yoon Shin	53	March 13, 2008	Deputy Minister for International Affairs, Ministry of Strategy and Finance
Si-hyung Lee	54	February 9, 2011	Deputy Minister for Trade, Ministry of Foreign Affairs and Trade
Kyung-sik Kim	55	February 22, 2010	Deputy Minister for Trade and Investment Policy, Ministry of Knowledge Economy
Tae-ho Doh	51	January 25, 2010	Director General for Construction Policy, Ministry of Land, Transport and Maritime Affairs
Joo-hyun Kim	53	December 7, 2009	Secretary General, Financial Services Commission
Kwang-june Lee	59	April 26, 2009	Deputy Governor, The Bank of Korea
Tae-Sik Roh	57	March 16, 2009	Vice Chairman, Korea Federation of Banks
Young-Ho Oh	59	February 25, 2009	Executive Vice Chairman, Korea International Trade Association
Kye-ryoong Cho	57	July 19, 2010	Deputy President, Korea Export Insurance Corporation
Seung-Hun Chun (Private Sector)	65	November 24, 2008	President, Korea Institute for Development Strategy
Tai-kyoo Kim (Private Sector)	55	November 24, 2010	Professor, Hannam University

Employees

As of December 31, 2010, we had 755 employees, among which 506 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every year during the fourth quarter, the management and union negotiate and enter into a collective bargaining agreement that has a one-year duration. The most recent collective bargaining agreement was entered into in December 2010.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
USD	500,000,000	5.25	February 10, 2004	February 10, 2014	500,000,000
USD	200,000,000	5.25	April 23, 2004	February 10, 2014	200,000,000
USD	45,000,000	5.20	April 30, 2004	April 30, 2014	45,000,000
USD	600,000,000	5.125	March 16, 2005	March 16, 2015	600,000,000
USD	600,000,000	5.125	February 14, 2006	February 14, 2011	600,000,000
USD	300,000,000	5.375	October 4, 2006	October 4, 2016	300,000,000
USD	500,000,000	3M USD Libor + 0.22	October 4, 2006	October 4, 2011	500,000,000
USD	50,000,000	3M USD Libor + 0.19	November 8, 2006	November 8, 2011	50,000,000
USD	50,000,000	3M USD Libor + 0.19	November 9, 2006	November 9, 2011	50,000,000
USD	100,000,000	3M USD Libor + 0.20	November 28, 2006	November 28, 2011	100,000,000
USD	50,000,000	3M USD Libor + 0.16	June 12, 2007	June 12, 2012	50,000,000
USD	50,000,000	3M USD Libor + 0.16	June 12, 2007	June 12, 2012	50,000,000
USD	1,500,000,000	5.50	October 17, 2007	October 17, 2012	1,500,000,000
USD	50,000,000	3M USD Libor + 0.45	October 22, 2007	October 22, 2012	50,000,000
USD	15,000,000	3M USD Libor + 0.45	October 23, 2007	October 23, 2012	15,000,000
USD	40,000,000	3M USD Libor + 0.45	October 24, 2007	October 24, 2012	40,000,000
USD	100,000,000	3M USD Libor + 0.95	February 27, 2008	February 27, 2013	100,000,000
USD	30,000,000	3M USD Libor + 0.74	March 13, 2008	March 13, 2011	30,000,000
USD	50,000,000	3M USD Libor + 0.75	April 2, 2008	April 4, 2011	50,000,000
USD	50,000,000	3M USD Libor + 0.75	April 3, 2008	April 4, 2011	50,000,000
USD	50,000,000	3M USD Libor + 0.98	May 16, 2008	May 14, 2012	50,000,000
USD	10,000,000	3M USD Libor + 1.375	August 5, 2008	August 5, 2011	10,000,000
USD	20,000,000	3M USD Libor + 1.45	August 26, 2008	August 26, 2013	20,000,000
USD	50,000,000	3M USD Libor + 0.98	October 9, 2008	September 25, 2013	50,000,000
USD	30,000,000	7.04	December 19, 2008	December 19, 2013	30,000,000
USD	2,000,000,000	8.125	January 20, 2009	January 21, 2014	2,000,000,000
USD	50,000,000	7.80	April 27, 2009	April 27, 2019	50,000,000
USD	49,992,455	3.20	May 8, 2009	November 8, 2011	49,992,455
USD	19,500,000	5.75	May 12, 2009	April 9, 2012	19,500,000
USD	50,000,000	6.40	May 19, 2009	May 19, 2016	50,000,000
USD	50,000,000	3M USD Libor + 2.90	June 1, 2009	June 1, 2011	50,000,000
USD	1,500,000,000	5.875	July 14, 2009	January 14, 2015	1,500,000,000
USD	20,000,000	4.15	August 11, 2009	May 11, 2012	20,000,000
USD	25,000,000	3M USD Libor + 1.85	August 11, 2009	August 11, 2011	9,000,000
USD	20,000,000	4.20	August 11, 2009	May 11, 2012	20,000,000
USD	25,000,000	3M USD Libor + 1.45	September 29, 2009	March 29, 2011	25,000,000
USD	50,000,000	3M USD Libor + 1.25	November 9 , 2009	November 9, 2009	50,000,000
USD	50,000,000	3M USD Libor + 1.40	November 12, 2009	November 12, 2012	50,000,000
USD	5,000,000	3M USD Libor + 1.05	November 23, 2009	November 23, 2011	5,000,000
USD	50,000,000	3M USD Libor + 1.38	December 7, 2009	December 7, 2012	50,000,000
USD	20,000,000	3M USD Libor + 1.15	December 21, 2009	December 21, 2011	20,000,000
USD	30,000,000	3M USD Libor + 1.27	December 24, 2009	December 24, 2012	30,000,000
USD	50,000,000	3M USD Libor + 0.80	February 5, 2010	February 5, 2012	50,000,000
USD	130,000,000	3M USD Libor + 0.65	February 8, 2010	February 8, 2011	130,000,000
USD	20,000,000	3M USD Libor + 0.65	February 11, 2010	February 11, 2011	20,000,000
USD	1,000,000,000	4.125	March 9, 2010	September 9, 2015	1,000,000,000
USD	49,000,000	3M USD Libor + 0.15	April 14, 2010	April 14, 2011	49,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
USD	50,000,000	3M USD Libor + 0.95	June 10, 2010	March 14, 2010		50,000,000
USD	270,000,000	2.65	June 23, 2010	December 23, 2013		270,000,000
USD	1,250,000,000	5.125	June 29, 2010	June 29, 2020		1,250,000,000
USD	20,000,000	1.60	July 12, 2010	July 12, 2011		20,000,000
USD	40,000,000	3M USD Libor + 0.95	July 15, 2010	July 15, 2011		40,000,000
USD	500,000,000	3M USD Libor + 1.05	September 13, 2010	March 13, 2012		500,000,000
USD	25,000,000	3M USD Libor + 0.93	September 20, 2010	September 20, 2011		25,000,000
USD	20,000,000	3M USD Libor + 0.93	September 20, 2010	September 20, 2011		20,000,000
USD	35,000,000	1.74	October 4, 2010	October 4, 2012		35,000,000
USD	20,000,000	3M USD Libor + 0.85	October 13, 2010	October 13, 2011		20,000,000
USD	1,000,000,000	4.00	October 20, 2010	January 29, 2021		1,000,000,000
USD	50,000,000	3M USD Libor + 1.19	November 26, 2010	November 26, 2013		50,000,000

		Subtotal in Original Currency			USD	13,567,492,455

		Subtotal in Equivalent Amount of Won(1)			(Won)	15,452,017,157,124

SGD	70,000,000	2.80	November 4, 2009	May 4, 2012		70,000,000
SGD	50,000,000	2.10	December 2, 2009	December 2, 2011		50,000,000
SGD	56,000,000	2.40	December 4, 2009	December 4, 2012		56,000,000
SGD	50,000,000	2.00	December 14, 2009	June 14, 2011		50,000,000
SGD	50,000,000	2.00	December 14, 2009	June 14, 2011		50,000,000
SGD	28,000,000	1.35	April 9, 2010	April 9, 2011		28,000,000
SGD	30,000,000	1.24	April 29, 2010	April 29, 2011		30,000,000
SGD	68,000,000	2.07	May 7, 2010	May 7, 2013		68,000,000
SGD	31,000,000	1.57	May 24, 2010	May 24, 2012		31,000,000
SGD	65,000,000	1.25	October 18, 2010	October 18, 2011		65,000,000
SGD	50,000,000	1.15	November 4, 2010	November 4, 2011		50,000,000
SGD	50,000,000	1.51	November 18, 2010	November 16, 2012		50,000,000

		Subtotal in Original Currency			SGD	598,000,000

		Subtotal in Equivalent Amount of Won(2)			(Won)	528,632,000,000

JPY	35,000,000,000	1.84	June 26, 2007	June 26, 2012		35,000,000,000
JPY	1,000,000,000	6M USD Libor + 0.86	February 14, 2008	February 14, 2013		1,000,000,000
JPY	15,000,000,000	3.24	June 20, 2008	June 20, 2018		15,000,000,000
JPY	20,000,000,000	3M ¥ Libor + 0.85	July 7, 2008	July 7, 2011		20,000,000,000
JPY	3,000,000,000	3M USD Libor + 1.20	August 18, 2008	August 19, 2011		3,000,000,000
JPY	5,000,000,000	2.60	September 4, 2008	September 4, 2013		5,000,000,000
JPY	5,000,000,000	2.50	December 29, 2009	December 27, 2019		5,000,000,000
JPY	2,000,000,000	0.70	May 20, 2010	May 20, 2011		2,000,000,000
JPY	20,000,000,000	3M USD Libor + 0.60	October 8, 2010	October 7, 2011		20,000,000,000
JPY	4,000,000,000	1.00	December 7, 2010	December 7, 2015		4,000,000,000

		Subtotal in Original Currency			JPY	110,000,000,000

		Subtotal in Equivalent Amount of Won(3)			(Won)	1,536,788,000,000

HKD	375,000,000	3.84	February 1, 2008	February 1, 2015		375,000,000
HKD	200,000,000	3M Hibor + 0.68	May 16, 2008	May 16, 2011		200,000,000
HKD	180,000,000	4.60	June 27, 2008	June 27, 2011		180,000,000
HKD	100,000,000	3.90	June 8, 2009	June 8, 2011		100,000,000
HKD	168,000,000	4.25	June 15, 2009	June 15, 2012		168,000,000
HKD	205,000,000	3.34	August 7, 2009	August 7, 2011		205,000,000
HKD	230,000,000	4.05	September 9, 2009	September 9, 2013		230,000,000
HKD	100,000,000	3M Hibor + 1.30	September 22, 2009	September 22, 2011		100,000,000
HKD	100,000,000	1.95	October 5, 2009	April 6, 2011		100,000,000
HKD	245,000,000	1.90	October 15, 2009	April 15, 2011		245,000,000
HKD	150,000,000	3.07	October 15, 2009	October 15, 2012		150,000,000
HKD	200,000,000	2.42	November 3, 2009	November 3, 2011		200,000,000
HKD	166,000,000	3.30	November 5, 2009	November 5, 2012		166,000,000
HKD	300,000,000	2.30	November 9, 2009	November 9, 2011		300,000,000
HKD	150,000,000	2.30	November 9, 2009	November 9, 2011		150,000,000
HKD	150,000,000	3M Hibor + 0.96	November 25, 2009	November 25, 2011		150,000,000
HKD	387,000,000	3M Hibor + 1.00	November 27, 2009	November 28, 2011		387,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
HKD	200,000,000	1.75	December 10, 2009	December 10, 2011		200,000,000
HKD	160,000,000	1.01	January 15, 2010	January 18, 2011		160,000,000
HKD	200,000,000	2.55	January 15, 2010	January 15, 2013		200,000,000
HKD	185,000,000	2.32	January 25, 2010	January 25, 2013		185,000,000
HKD	151,000,000	2.33	February 1, 2010	February 1, 2013		151,000,000
HKD	100,000,000	0.92	February 3, 2010	February 7, 2011		100,000,000
HKD	156,000,000	2.33	February 25, 2010	February 25, 2013		156,000,000
HKD	160,000,000	2.46	February 26, 2010	February 26, 2013		160,000,000
HKD	300,000,000	3M Hibor + 0.65	March 22, 2010	December 22, 2011		300,000,000
HKD	200,000,000	3M Hibor + 0.65	March 22, 2010	December 22, 2011		200,000,000
HKD	150,000,000	0.94	March 25, 2010	March 25, 2011		150,000,000
HKD	160,000,000	1.00	April 1, 2010	April 1, 2011		160,000,000
HKD	380,000,000	1.77	May 27, 2010	May 27, 2012		380,000,000
HKD	120,000,000	1.77	May 27, 2010	May 27, 2012		120,000,000
HKD	252,000,000	4.05	June 24, 2010	June 24, 2020		252,000,000
HKD	100,000,000	2.35	June 24, 2010	June 24, 2013		100,000,000
HKD	156,000,000	1.90	July 2, 2011	July 2, 2012		156,000,000
HKD	100,000,000	3M Hibor + 0.81	July 9, 2010	July 11, 2011		100,000,000
HKD	150,000,000	1.08	August 31, 2010	August 31, 2011		150,000,000
HKD	130,000,000	1.07	August 31, 2010	August 31, 2011		130,000,000
HKD	201,000,000	2.72	September 7, 2010	September 8, 2015		201,000,000
HKD	194,000,000	2.00	September 13, 2010	September 13, 2013		194,000,000
HKD	500,000,000	1.12	September 14, 2010	September 13, 2011		500,000,000
HKD	155,000,000	1.145	September 20, 2010	September 20, 2011		155,000,000
HKD	155,000,000	3M Hibor + 0.80	October 29, 2010	October 29, 2012		155,000,000
HKD	387,000,000	1.73	November 19, 2010	November 19, 2013		387,000,000
HKD	160,000,000	0.9150	November 23, 2010	November 23, 2011		160,000,000

		Subtotal in Original Currency			HKD	8,668,000,000

		Subtotal in Equivalent Amount of Won(4)			(Won)	1,268,561,800,000

MYR	500,000,000	4.08	March 12, 2008	March 12, 2013		500,000,000
MYR	500,000,000	4.50	March 12, 2008	March 12, 2018		500,000,000
MYR	220,000,000	4.75	February 18, 2009	February 17, 2012		220,000,000
MYR	500,000,000	4.10	September 9, 2009	September 7, 2012		500,000,000
MYR	175,000,000	4.10	September 15, 2009	September 14, 2012		175,000,000
MYR	230,000,000	4.50	March 10, 2010	March 10, 2015		230,000,000
MYR	150,000,000	4.00	July 1, 2010	July 1, 2013		150,000,000
MYR	400,000,000	4.50	July 1, 2010	July 1, 2015		400,000,000
MYR	150,000,000	4.00	July 1, 2010	July 1, 2013		150,000,000
MYR	150,000,000	4.00	July 15, 2010	July 15, 2013		150,000,000

		Subtotal in Original Currency			MYR	2,975,000,000

		Subtotal in Equivalent Amount of Won(5)			(Won)	1,098,816,250,000

BRL	370,000,000	9.80	February 22, 2010	February 22, 2011		370,000,000
BRL	352,640,000	10.75	April 16, 2010	December 23, 2011		352,640,000
BRL	367,240,000	10.85	June 7, 2010	June 7, 2011		367,240,000
BRL	39,000,000	9.30	August 26, 2010	December 28, 2011		39,000,000
BRL	43,000,000	9.30	September 10, 2010	September 10, 2012		43,000,000
BRL	29,000,000	8.45	November 19, 2010	May 19, 2012		29,000,000

		Subtotal in Original Currency			BRL	1,200,880,000

		Subtotal in Equivalent Amount of Won(6)			(Won)	823,899,750,400

EUR	325,000,000	3M Euribor + 0.24	February 14, 2006	February 14, 2013		325,000,000
EUR	750,000,000	4.625	February 20, 2007	February 20, 2017		750,000,000
EUR	750,000,000	5.75	May 22, 2008	May 22, 2013		750,000,000
EUR	60,000,000	3M Euribor + 1.45	July 9, 2008	July 9, 2013		60,000,000

		Subtotal in Original Currency			EUR	1,885,000,000

		Subtotal in Equivalent Amount of Won(7)			(Won)	2,853,136,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2010
MXN	1,000,000,000	8.61	October 11, 2007	October 11, 2017		1,000,000,000
MXN	1,200,000,000	1M TIIE + 0.30	January 28, 2008	January 28, 2013		1,200,000,000
MXN	800,000,000	8.61	April 29, 2008	October 11, 2017		800,000,000
MXN	300,000,000	8.61	May 6, 2008	October 11, 2017		300,000,000

		Subtotal in Original Currency			MXN	3,300,000,000

		Subtotal in Equivalent Amount of Won(8)			(Won)	303,171,000,000

THB	1,500,000,000	6.28	August 7, 2008	August 7, 2018		1,500,000,000
THB	2,000,000,000	5.39	August 7, 2008	August 7, 2011		2,000,000,000
THB	1,000,000,000	2.80	June 28, 2010	June 28, 2013		1,000,000,000
THB	3,000,000,000	3.95	June 28, 2010	June 28, 2020		3,000,000,000

		Subtotal in Original Currency			THB	7,500,000,000

		Subtotal in Equivalent Amount of Won(9)			(Won)	283,350,000,000

CHF	350,000,000	2.75	January 18, 2007	January 18, 2012		350,000,000
CHF	250,000,000	3.875	May 23, 2008	May 23, 2011		250,000,000
CHF	500,000,000	2.50	October 26, 2012	October 26, 2009		500,000,000

		Subtotal in Original Currency			CHF	1,100,000,000

		Subtotal in Equivalent Amount of Won(10)			(Won)	1,339,811,000,000

AUD	25,000,000	6.50	December 1, 2009	December 1, 2011		25,000,000
AUD	38,000,000	7.30	July 12, 2010	July 12, 2015		38,000,000

		Subtotal in Original Currency			AUD	63,000,000

		Subtotal in Equivalent Amount of Won(11)			(Won)	72,948,960,000

INR	2,235,000,000	5.50	October 22, 2010	October 22, 2013		2,235,000,000
INR	7,600,000,000	5.10	October 29, 2010	October 29, 2013		7,600,000,000

		Subtotal in Original Currency			INR	9,835,000,000

		Subtotal in Equivalent Amount of Won(12)			(Won)	249,809,000,000

CNY	200,000,000	0.75	November 15, 2010	November 15, 2015		200,000,000

		Subtotal in Original Currency			CNY	200,000,000

		Subtotal in Equivalent Amount of Won(13)			(Won)	34,500,000,000

IDR	1,725,000,000,0	6.60	November 4, 2010	November 4, 2013		1,725,000,000,000

		Subtotal in Original Currency			IDR	1,725,000,000,000

		Subtotal in Equivalent Amount of Won(14)			(Won)	218,385,000,000

PEN	61,000,000	6.875	September 7, 2010	September 7, 2022		61,000,000

		Subtotal in Original Currency			PEN	61,000,000

		Subtotal in Equivalent Amount of Won(15)			(Won)	24,753,800,000

PHP	11,350,000,000	4.00	November 26, 2010	November 26, 2015		11,350,000,000

		Subtotal in Original Currency			PHP	11,350,000,000

		Subtotal in Equivalent Amount of Won(16)			(Won)	294,986,500,000

	Total External Bonds of the Bank in Equivalent Amount of Won				(Won)	26,383,566,217,534

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,138.90, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Singapore dollar amounts are converted to Won amounts at the rate of SGD1.00 to Won 884.00, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to Won 1,397.08, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

(4)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD1.00 to Won 146.35, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Malaysia ringgit amounts are converted to Won amounts at the rate of MYR1.00 to Won 369.35, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Brazilian real amounts are converted to Won amounts at the rate of BRL1.00 to Won 686.08, the prevailing market rate on December 31, 2010.
(7)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to Won 1,513.60, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Mexican pesos amounts are converted to Won amounts at the rate of MXN1.00 to Won 91.87, the prevailing market rate on December 31, 2010.
(9)	Thai baht amounts are converted to Won amounts at the rate of THB1.00 to Won 37.78, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Swiss franc amounts are converted to Won amounts at the rate of CHF1.00 to Won 1,218.01, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Australian dollar amounts are converted to Won amounts at the rate of AUD1.00 to Won 1,157.92, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Indian Rupee amounts are converted to Won amounts at the rate of INR1.00 to Won 25.40, the prevailing market rate on December 31, 2010.
(13)	Chinese yuan amounts are converted to Won amounts at the rate of CNY1.00 to Won 172.5, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(14)	Indonesian rupiah amounts are converted to Won amounts at the rate of IDR100.00 to Won 12.66, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.
(15)	Peru nuevo sol amounts are converted to Won amounts at the rate of PEN1.00 to Won 405.80, the prevailing market rate on December 31, 2010.
(16)	Philippine pesos amounts are converted to Won amounts at the rate of PHP1.00 to Won 25.99, the prevailing market rate on December 31, 2010.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2010(1)(2)
		(%)			(millions of Won)
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	3M Libor + 3.70	2009	2012	(Won)	214,558
Bank of Tokyo-Mitsubishi UFJ, LTD	Borrowings from BMTU	3M Libor + 3.50	2009	2011		56,788
Sumitomo Mitsui Banking Corporation	Borrowings from SMBC	3M Libor + 0.60	2010	2011		113,890
Mizuho Corporate Bank, LTD	Borrowing from Mizuho	1M~6M Libor +0.63	2010	2012		113,362
Mizuho Corporate Bank, Hong Kong	Borrowing from Mizuho	1M~6M Libor +0.77	2010	2013		113,160
Toronto Dominion Bank, Singapore BR.	Borrowing from TDB	3M Libor + 1.10	2010	2012		34,167
UBS Securities Japan LTD.	Borrowing from UBS	3M Libor + 0.40	2010	2011		113,452
UBS Securities Japan LTD	Borrowing from UBS	3M Libor + 0.75	2010	2013		11,254
Deutsche Bank AG, Seoul	Borrowing from TCB	3M Libor + 1.0	2010	2013		296,320
UBS Securities Japan LTD.	Borrowing from UBS	3M Libor + 0.75	2010	2013		22,512
Banco Bilbao Vizcaya Argentaria SA.	Off-shore long- term borrowings	3M Libor + 1.40	2009	2011		28,473
Banco Bilbao Vizcaya Argentaria SA.	Off-shore long- term borrowings	3M Libor + 1.60	2009	2012		28,473

Long-term Borrowings					(Won)	1,146,407

Foreign Currency CP		0.38 ~ 1.71	2010	2011	(Won)	1,397,136
Off-Shore Foreign Currency CP		1.13 ~ 1.33	2010	2011	(Won)	62,640

					(Won)	1,459,776
Short-term borrowings and Others(3)	Libor 3 month + 0.00 ~ Libor 1 year + 2.49, 0.62 ~ 0.925				(Won)	668,128
Foreign Currency Call Money		0.51 ~ 0.9	2010	2011	(Won)	785,841
Other Borrowings					(Won)	224,698

Total External Borrowings of the Bank					(Won)	4,284,850

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2010 as announced by Seoul Money Brokerage Services, Ltd.
(2)	Amount after amortizing present value discount
(3)	Domestic Import Usance included

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(millions of Won)
Bonds
Short-term Industrial Finance Bonds	2.54~3.19	2010	2011	(Won)	3,580,000
Long-term Industrial Finance Bonds	2.59~5.17	2009~2010	2011~2015		2,740,000

Total Bonds	2.54~5.17	2009~2010	2011~2015		6,320,000

Total Internal Debt				(Won)	6,320,000

Financial Statements and the Auditors

The Minister of Strategy and Finance appoints our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Sun-Young Bae, who was appointed for a three-year term on April 13, 2011.

We prepare our financial statements annually for submission to the Minister of Strategy and Finance, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our non-consolidated financial statements commencing with such non-consolidated financial statements as of and for the year ended December 31, 1983 and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external auditor is KPMG Samjong Accounting Corp., located at 10th Floor, Gangnam Finance Center, 737 Yeoksam-dong, Gangnam-gu, Seoul, Korea, which has audited our financial statements as of and for the years ended December 31, 2010 and 2009 included in this prospectus.

Our financial statements appearing in this prospectus were prepared in conformity with Korean law and in accordance with generally accepted accounting principles in the Republic, summarized in “Notes to Non-Consolidated Financial Statements of December 31, 2010 and 2009—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans and debt securities, other than those collateralized with security deposits or guaranteed by financial institutions, is recognized on a cash basis. Interest expense is recorded on an accrual basis.

We classify securities that are actively and frequently bought and sold as trading securities. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities, except for non-marketable equity securities classified as available-for-sale securities, at market value. We record our non-marketable equity securities classified as available-for-sale securities at the cost of acquisition. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the acquisition cost of equity securities or amortized cost of debt securities.

We record debenture issuance costs as discounts on debentures and amortize them over the maturity period of the debentures using the effective interest method.

We record our equity investments in companies in which we exercise significant control or influence by using the equity method, pursuant to which we account for adjustments in the value of our investments resulting from changes to the investee’s net asset value.

We record the value of our premises and equipment on our balance sheet on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

Independent Auditors’ Report

The Board of Directors and Stockholders

The Export-Import Bank of Korea:

We have audited the accompanying non-consolidated statements of financial position of The Export-Import Bank of Korea (the “Bank”) as of December 31, 2010 and 2009 and the related non-consolidated statements of income, appropriation of retained earnings, changes in equity and cash flows for the years then ended. These non-consolidated financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these non-consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Bank as of December 31, 2010 and 2009 and the results of its operations, the appropriation of its retained earnings, the changes in its equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of Korea.

Without qualifying our opinion, we draw attention to the following:

As discussed in note 2(a) to the non-consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying non-consolidated financial statements are not intended to present the financial position, results of operations, changes in equity and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such non-consolidated financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting principles and auditing standards and their application in practice.

/s/ KPMG Samjong Accounting Corp.
KPMG Samjong Accounting Corp.
Seoul, Korea
February 28, 2011

THE EXPORT-IMPORT BANK OF KOREA

Non-Consolidated Statements of Financial Position

As of December 31, 2010 and 2009

	Note	2010		2009
		(In millions of Won)
Assets
Due from banks	3,19,23	(Won)	1,610,027	873,768
Securities	4,19		3,205,255	3,278,036
Loans, net	5, 6,19,22		39,907,922	36,346,505
Property and equipment	7		33,493	34,868
Other assets	8,15		1,932,785	1,494,640

Total assets		(Won)	46,689,482	42,027,817

Liabilities
Borrowings and debentures	9,19,22	(Won)	37,216,945	33,301,792
Other liabilities	10,11,12,15		2,949,651	2,262,670

Total liabilities			40,166,596	35,564,462

Stockholders’ equity
Common stock	13		5,158,755	5,008,755
Accumulated other comprehensive income	4,20		197,740	350,392
Retained earnings	13		1,166,391	1,104,208

Total stockholders’ equity			6,522,886	6,463,355

Total liabilities and stockholders’ equity		(Won)	46,689,482	42,027,817

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

Non-Consolidated Statements of Income

For the years ended December 31, 2010 and 2009

	Note	2010		2009
		(In millions of Won)
Interest income	16, 22
Interest on due from banks		(Won)	24,819	17,804
Interest and dividends on securities			38,596	9,214
Interest on loans			1,263,668	1,418,051

			1,327,083	1,445,069
Interest expense	16, 22
Interest on call money			6,898	10,216
Interest on borrowings			46,089	137,746
Interest on debentures			893,528	1,075,981

			946,515	1,223,943

Net interest income			380,568	221,126

Provision for loan losses	6		469,058	338,837

Net interest income after provision for loan losses			(88,490)	(117,711)

Non-interest income:
Fee and commission income	22		269,781	247,002
Gain on sale of available-for-sale securities	4		453,494	24,791
Gain from equity method accounted investment securities	4		8,881	7,162
Gain on foreign currency transactions			851,707	959,997
Gain on derivatives transactions			264,311	517,540
Gain on valuation of derivatives	15		702,963	640,340
Gain on valuation of fair value hedged items			210,264	110,856
Other			6,830	7,477

		(Won)	2,768,231	2,515,165

Non-interest expense:
Fee and commission expense		(Won)	2,903	3,972
General and administrative expense	17		117,258	113,600
Impairment loss on available-for-sale securities			22	—
Loss from equity method accounted investment securities			—	80
Loss on foreign currency transactions			1,301,802	1,311,613
Loss on derivatives transactions			180,573	294,031
Loss on valuation of derivatives	15		333,101	160,753
Loss on valuation of fair value hedged items			214,692	381,748
Contribution to fund			6,396	4,402
Provision for acceptances and guarantees losses	11		412,613	56,158
Provision for unused loan commitments	11		4,120	33,311
Other			7,958	3,717

			2,581,438	2,363,385

Net non-interest income			186,793	151,780

Income before income taxes			98,303	34,069

Income taxes	18		31,600	8,240

Net income		(Won)	66,703	25,829

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

Non-Consolidated Statements of Appropriation of Retained Earnings

For the years ended December 31, 2010 and 2009

Date of Appropriation for 2010: February 28, 2011

Date of Appropriation for 2009: February 25, 2010

	Note	2010		2009
		(In millions of Won)
Unappropriated retained earnings
Balance at beginning of year		(Won)	—	—
Net income			66,703	25,829

Balance at end of year before appropriation			66,703	25,829

Appropriation of retained earnings
Legal reserve			13,341	5,166
Other reserve			41,022	16,143
Dividends	21		12,340	4,520

Unappropriated retained earnings to be carried over to subsequent year		(Won)	—	—

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

Non-Consolidated Statements of Changes in Equity

For the years ended December 31, 2010 and 2009

	Note	Common stock		Accumulated other comprehensive income	Retained earnings	Total stockholders’ equity
		(In millions of Won)
Balance at January 1, 2009		(Won)	3,958,755	53,220	1,078,379	5,090,354
Issuance of common stock			1,050,000	—	—	1,050,000
Net income			—	—	25,829	25,829
Change in fair value of available-for-sale securities, net of tax	20		—	292,108	—	292,108
Adjustment of equity of equity method investees	20		—	5,064	—	5,064

Balance at December 31, 2009		(Won)	5,008,755	350,392	1,104,208	6,463,355

Balance at January 1, 2010		(Won)	5,008,755	350,392	1,104,208	6,463,355
Dividends	21		—	—	(4,520)	(4,520)
Issuance of common stock			150,000	—	—	150,000
Net income			—	—	66,703	66,703
Change in fair value of available-for-sale securities, net of tax	20		—	(153,786)	—	(153,786)
Adjustment of equity of equity method investees	20		—	1,134	—	1,134

Balance at December 31, 2010		(Won)	5,158,755	197,740	1,166,391	6,522,886

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

Non-Consolidated Statements of Cash Flows

For the years ended December 31, 2010 and 2009

	2010		2009
	(In millions of Won)
Cash flows from operating activities:
Net income	(Won)	66,703	25,829

Adjustments for:
Amortization of discounts on debentures		112,778	185,447
Provision for loan losses		469,058	338,837
Loss on foreign currency transactions		1,301,802	1,311,613
Depreciation		3,309	3,388
Amortization		1,122	1,019
Loss from equity method accounted investments		—	80
Provision for severance benefits		6,176	5,166
Loss on disposal of property and equipment		2	165
Provision for acceptances and guarantees losses		412,613	56,158
Provision for unused loan commitments		4,120	33,311
Loss on valuation of derivatives		333,101	160,753
Loss on valuation of fair value hedged items		214,692	381,748
Amortization of present value discount		(7,131)	(2,420,000)
Gain on foreign currency transactions		(851,707)	(959,997)
Gain on disposal of property and equipment		(95)	(275)
Gain from equity method accounted investments		(8,881)	(7,162)
Gain on valuation of derivatives		(702,963)	(640,340)
Gain on valuation of fair value hedged items		(210,264)	(110,856)
Others, net		756	46

		1,078,488	(1,660,899)
Changes in assets and liabilities:
Decrease in available-for-sale securities, net		32,763	16,004
Increase in loans, net		(4,948,106)	(4,843,052)
Decrease in other assets, net		312,043	474,322
Decrease in other liabilities, net		(37,949)	(963,237)
Payment of severance benefits		(1,637)	(15,339)

		(4,642,886)	(5,331,302)

Net cash used in operating activities	(Won)	(3,497,695)	(6,966,372)

Cash flows from investing activities:
Decrease in equity method accounted investments	(Won)	—	83
Proceeds from sale of property and equipment		94	134
Proceeds from sale of other assets		—	4,773
Increase in equity method accounted investments		(116,561)	—
Acquisition of property and equipment		(1,936)	(2,132)
Acquisition of intangible assets		(1,427)	(2,526)
Acquisition of other assets		(4,494)	(2,248)

Net cash used in investing activities		(124,324)	(1,916)

Cash flows from financing activities:
Proceeds from borrowings		1,454,359	—
Proceeds from debentures		3,535,024	9,119,116
Proceeds from issuance of common stock		150,000	550,000
Repayment of borrowings		—	(2,058,739)
Repayment of debentures		(776,585)	—
Dividends paid		(4,520)	—

Net cash provided by financing activities		4,358,278	7,610,377

Net increase in cash and due from banks		736,259	642,089
Cash and due from banks at beginning of period		873,768	231,679

Cash and due from banks at end of period (note 23)	(Won)	1,610,027	873,768

See accompanying notes to non-consolidated financial statements.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements

December 31, 2010 and 2009

1. Organization and Description of Business

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e. import and export), investments and resources development activities. As of December 31, 2010, the Bank operates 10 domestic branches, 4 overseas subsidiaries and 12 overseas offices.

The Bank’s authorized capital is (Won)8,000,000 million, and, through numerous capital increases since the establishment, its paid-in capital is (Won)5,158,755 million as of December 31, 2010. The Government of the Republic of Korea (the “Government”), the Bank of Korea (the “BOK”) and Korea Finance Corporation hold 74.44%, 22.58% and 2.98% of the ownership of the Bank, respectively, as of December 31, 2010.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund, the Inter-Korean Cooperation Fund since June 1987, March 1991, respectively. The Funds are accounted independently and not included in the Bank’s financial statements. The Bank receives a fee from the Government for the trustee service.

2. Basis of Presenting Financial Statements and Summary of Significant Accounting Policies

(a) Basis of Presenting Financial Statements

The Bank maintains its accounting records in Korean Won and prepares non-consolidated financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Bank that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended solely for use by those who are informed about Korean accounting principles and practices. The accompanying non-consolidated financial statements have been condensed, restructured and translated into English from the Korean language non-consolidated financial statements.

Certain information attached to the Korean language non-consolidated financial statements, but not required for a fair presentation of the Bank’s financial position, results of operations, cash flows or changes in equity is not presented in the accompanying non-consolidated financial statements.

(b) Revenue Recognition

The Bank recognizes interest income from deposits, loans and securities on an accrual basis. However, the Bank recognizes interest income when payments are received for the loans which principal or interest payments are overdue without guarantee of payment by financial institutions and of which repayment is significantly uncertain. The interest is accrued but not recognized on such loans amounted to (Won)32,235 million and (Won)26,698 million, respectively, as of December 31, 2010 and 2009. Any uncollected interest previously accrued on such loans is reversed and recorded as deduction of current period’s interest income.

(c) Investments in Securities (Excluding Investments in Associates and Subsidiaries)

Classification

Upon acquisition, the Bank classifies debt and equity securities (excluding investments in subsidiaries, associates and joint ventures) into the following categories: held-to-maturity, available-for-sale or trading securities.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

Investments in debt securities where the Bank has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are acquired principally for the purpose of selling in the short term are classified as trading securities. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Initial recognition

Investments in securities (excluding investments in subsidiaries, associates and joint ventures) are initially recognized at cost.

Subsequent measurement and income recognition

Trading securities are subsequently carried at fair value. Gains and losses arising from changes in the fair value of trading securities are included in the income statement in the period in which they arise. Available-for-sale securities are subsequently carried at fair value. Gains and losses arising from changes in the fair value of available-for-sale securities are recognized as accumulated other comprehensive income, net of tax, directly in equity. Investments in available-for-sale securities that do not have readily determinable fair values are recognized at cost less impairment, if any. Held-to-maturity investments are carried at amortized cost with interest income and expense recognized in the income statement using the effective interest method.

Fair value information

The fair value of marketable securities is determined using quoted market prices as of the period end. Non-marketable debt securities are fair valued by discounting cash flows using the prevailing market rates for debt with a similar credit risk and remaining maturity. Credit risk is determined using the Bank’s credit rating as announced by accredited credit rating agencies in Korea. The fair value of investments in money market funds is determined by investment management companies.

Impairment

The Bank reviews investments in securities whenever events or changes in circumstances indicate that the carrying amount of the investments may not be recoverable. Impairment losses are recognized when the reasonably estimated recoverable amounts are less than the carrying amount and it is not obviously evidenced that impairment is unnecessary.

An impairment loss is reversed if the reversal can be related objectively to an event occurring after the impairment loss was recognized and a reversal of an impairment loss shall not exceed the carrying amount that would have been determined (net of amortization or depreciation) had no impairment loss been recognized in the asset in prior years.

(d) Investments in Associates and Subsidiaries

Associates are entities of the Bank and its subsidiaries that have the ability to significantly influence the financial and operating policies. It is presumed to have significant influence if the Bank holds directly or indirectly 15 percent or more of the voting power unless it can be clearly demonstrated that this is not the case. Subsidiaries are entities controlled by the Bank.

Investments in associates and subsidiaries are accounted for using the equity method of accounting and are initially recognized at cost.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

The Bank’s investments in associates and subsidiaries include goodwill identified on the acquisition date (net of any accumulated impairment loss). Goodwill is calculated as the excess of the acquisition cost of an investment in an associate or subsidiary over the Bank’s share of the fair value of the identifiable net assets acquired. Goodwill is amortized using the straight-line method over its estimated useful life. Amortization of goodwill is recorded together with equity income (losses).

When events or circumstances indicate that the carrying value of goodwill may not be recoverable, the Bank reviews goodwill for impairment and records any impairment loss immediately in the statement of income.

The Bank’s share of its post-acquisition profits or losses in investments in associates and subsidiaries is recognized in the income statement, and its share of post-acquisition movements in equity is recognized in equity. The cumulative post-acquisition movements are adjusted against the carrying amount of each investment. Changes in the carrying amount of an investment resulting from dividends by an associate or subsidiary are recognized when the associate or subsidiary declares the dividend. When the Bank’s share of losses in an associate or subsidiary equals or exceeds its interest in the associate or subsidiary, including preferred stock or other long term loans and receivables issued by the associate or subsidiary, the Bank does not recognize further losses, unless it has incurred obligations or made payments on behalf of the associate or subsidiary.

If an associate or a subsidiary uses accounting policies or estimates other than those of the Bank for like transactions and events in similar circumstances, the Bank makes appropriate adjustments to conform the associate’s accounting policies to those of the Bank when the associate’s financial statements are used by the Bank in applying the equity method. However, under the revised SKAS No. 15 Equity Method of Accounting, in the event that accounting policies and estimates differ due to the application of Exceptions to Accounting for Small and Medium-Sized Entities or K-IFRS, no adjustments are made.

If the investee is a subsidiary, net income and net assets of the parent company’s separate financial statements should agree with the parent company’s share in the net income and net assets of the consolidated financial statements, except when the Company discontinues the application of the equity method due to its investment in a subsidiary being reduced to zero.

Unrealized gains on transactions between the Bank and its associates or subsidiaries are eliminated to the extent of the Bank’s interest in each associate or subsidiary.

(e) Allowance for Loan Losses

Based on future loan repayment capacity of the borrower and past repayment history, the Bank classifies loans into five categories, “normal”, “precautionary”, “substandard”, “doubtful” and “estimated loss”, in accordance with the banking regulation in the Republic of Korea. Except for call loans and inter-bank loans with “normal” classification, the Bank provides allowance by each loan classification with the amount greater of using the expected loss method or the prescribed minimum levels of reserves in accordance with the Financial Supervisory Service Guideline (“FSS Guideline”).

i) Expected Loss Method

The allowance for normal loans is calculated by multiplying each outstanding loan balance by probability of default (“PD”) and loss given default (“LGD”). The Bank provides additional allowance for considering risks associated with a certain industry and country concentration. The allowances for loans classified other than “normal” are estimated based on expected future cash flows.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

ii) FSS Guideline

The prescribed minimum levels of reserves in the Regulations for the Supervision of Banks guide are as follows:

Normal (*)	0.85%
Precautionary	7%
Substandard	20%
Doubtful	50%
Estimated loss	100%

(*)	0.9% for market sensitive sectors including construction, real estate and rental services, retail and wholesale, lodging and restaurant

(f) Troubled Debt Restructuring

Loans with modified contract terms by a trouble debt restructuring program are accounted for at the present value of the rescheduled future cash flow expected, of which the discount rate is same as the effective rate of the original loan. The excess of the carrying amount over the present value of expected cash flows is recorded in allowance for loan loss in the current period. The present value discounts are recorded in allowance for loan loss and reflected as a deduction from the nominal value of the loans. If the previously recognized allowance for loan loss is greater than the present value discount, the difference is recorded as reversal of allowance for loan loss.

(g) Deferred Loan Origination Fees

Certain fees associated with lending activities, which meet specified criteria, are deferred and amortized over the life of the loan as an adjustment to the carrying amount of the loan using the effective yield method and recognized as interest income.

(h) Property and Equipment

Property and equipment are stated at cost, except in the case of revaluations made in accordance with the Asset Revaluation Law, which allowed for asset revaluation prior to the Law being revoked on December 31, 2000. Assets acquired through investment in kind or donation are recorded at their fair value upon acquisition. For assets acquired in exchange for a non-monetary asset, the fair value of the asset given up is used to measure the cost of the asset received unless the fair value of the asset received is more clearly evident.

Significant additions or improvements extending the useful life of assets are capitalized. Normal maintenance and repairs are charged to expense as incurred.

Property and equipment are depreciated over the estimated useful lives of the assets using the following methods:

	Useful lives (years)	Depreciation method
Buildings	10~60	Straight-line (*)
Vehicles	4	Declining balance
Equipment	4~20	Declining balance

(*)	Buildings acquired and related improvements made prior to January 1, 1995 are depreciated using the declining-balance method.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

The Bank reviews property and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when the expected estimated undiscounted future net cash flows from the use of the asset and its eventual disposal are less than its carrying amount.

(i) Intangible Assets

Intangible assets are stated at the production or purchase cost, plus incidental expenses and capital expenditures. Amortization is computed using the straight-line method over five years, and directly reduced from intangible assets.

Intangible assets are subject to an impairment review if there are events or changes in circumstances which indicate that the carrying amount may not be recoverable. An impairment loss is recognized by reducing the carrying amount to the recoverable amount.

(j) Discount (Premium) on Debentures

Discount (premium) on debentures issued, which represents the difference between the face value and issuance price of debentures, is amortized (accreted) using the effective interest rate method over the life of the debentures. The amount amortized (accreted) is included in interest expense.

(k) Retirement and Severance Benefits

Employees who have been with the Bank for more than one year are entitled to lump-sum payments based on salary rates and length of service at the time they leave the Bank. The Bank’s estimated liability under the plan, which would be payable if all employees left at the end of the reporting period, is accrued in the accompanying non-consolidated statements of financial position.

Through March 1999, under the National Pension Scheme of Korea, the Bank transferred a certain portion of retirement allowances for employees to the National Pension Fund. The amount transferred reduced the retirement and severance benefit amount to be paid to the employees when they leave the Bank and is accordingly reflected in the accompanying non-consolidated financial statements as a reduction of the retirement and severance benefits liability. However, due to regulation effective April 1999, such transfers to the National Pension Fund are no longer required.

(l) Allowance for Acceptances and Guarantees

The Bank provides allowance for outstanding acceptances and guarantees, the amount after considering the credit conversion factors (CCF), using the same allowance methodology used for estimating allowance for loan loss. However, the Bank does not provide additional allowance for risks associated with a certain industry and country concentration for unconfirmed acceptances and guarantees.

(m) Allowance for Unused Loan Commitments

The Bank provides allowance for unused loan commitments, the amount after considering the credit conversion factors (CCF), using the same allowance methodology used for estimating allowance for loan loss. However, the Bank does not provide the additional allowance for risks associated with a certain industry and country concentration for unused loan commitments.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(n) Provisions

Provisions are recognized when all of the following are met: (1) the Bank has a present obligation as a result of a past event, (2) it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and (3) a reliable estimate can be made of the amount of the obligation. Where the effect of the time value of money is material, a provision is recorded at the present value of the expenditures expected to be required to settle the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, and only when, it is virtually certain that reimbursement will be received if the Bank settles the obligation. The expense generated by the provision is presented net of the amount of expected reimbursement.

(o) Derivatives and Hedge Accounting

The Bank holds derivative financial instruments to hedge its foreign currency and interest rate risk exposures.

Derivatives are initially recognized at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. Attributable transaction costs are recognized in profit or loss when incurred.

Hedge accounting

Where a derivative, which meets certain criteria, is used for hedging the exposure to changes in the fair value of a recognized asset, liability or firm commitment, it is designated as a fair value hedge. Where a derivative, which meets certain criteria, is used for hedging the exposure to the variability of the future cash flows of a forecasted transaction it is designated as a cash flow hedge.

The Bank documents, at the inception of the transaction, the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Bank also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting the changes in fair values or cash flows of hedged items.

Fair value hedge

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the statement of income, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.

Derivatives that do not qualify for hedge accounting

Changes in the fair value of derivative instruments that are not designated as fair value hedges are recognized immediately in the statement of income.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(p) Income Taxes

Income tax on the income or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of income except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the end of the reporting period.

A deferred tax asset is recognized only to the extent that it is probable that future taxable income will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred tax assets and liabilities are classified as current or non-current based on the classification of the related asset or liability for financial reporting or the expected reversal date of the temporary difference for those with no related asset or liability such as loss carryforwards and tax credit carryforwards. The deferred tax amounts are presented as a net current asset or liability and a net non-current asset or liability.

Changes in deferred taxes due to a change in the tax rate except for those related to items initially recognized outside profit or loss (either in other comprehensive income or directly in equity) are recognized as income in the current year.

(q) Foreign Currency Translation

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the foreign exchange rate on the end of the reporting period, with the resulting gains or losses recognized in the income statement. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at (Won)1,138.9 and (Won)1,167.6 to USD 1 based on the basic exchange rate and the cross exchange rate announced by the Seoul Monetary Brokerage Services Ltd. on December 31, 2010 and 2009. Financial statements of foreign-based operations, branches and companies accounted for using the equity method, are translated at the rate of exchange on the end if the reporting period.

(r) Use of Estimates

The preparation of non-consolidated financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the non-consolidated financial statements and related notes to non-consolidated financial statements. Actual results could differ from those estimates.

(s) Reclassification

Certain reclassifications have been made to the prior year non-consolidated financial statements to conform to the 2010 presentation.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

3. Due from banks

(a) Due from banks as of December 31, 2010 and 2009 are as follows:

	Financial institution	Interest (%)	2010		2009
			(in millions of Won)
Due from banks in local currency:	Reserve deposit	—	(Won)	35	1
	Demand deposits	—		2,216	837
	Time deposits	2.7~3.6		1,223,000	620,000
	Certificate of deposits	2.8~3.3		44,177	—
	Others	1.9~3.3		296,200	226,400

				1,565,628	847,238

Due from banks in foreign currency:	Demand deposits	—		23,405	16,925
	Others	FFR-0.18 and others		20,994	9,605

				44,399	26,530

			(Won)	1,610,027	873,768

(b) As of December 31, 2010 and 2009, the Bank does not have the restricted deposits.

(c) Due from banks by financial institution as of December 31, 2010 and 2009 are as follows:

	2010				2009
	Due from banks in local currency		Due from banks in foreign currencies	Total	Due from banks in local currency	Due from banks in foreign currencies	Total
	(in millions of Won)
BOK	(Won)	35	—	35	1	—	1
Banks		1,315,593	43,902	1,359,495	847,237	26,407	873,644
Others		250,000	497	250,497	—	123	123

	(Won)	1,565,628	44,399	1,610,027	847,238	26,530	873,768

(d) The maturities of due from banks as of December 31, 2010 and 2009 are as follows:

	2010
	Due in 3 months or less		Due after 3 months to 6 months	Due after 6 months to 12 months	Total
	(in millions of Won)
Due from banks in local currency	(Won)	1,033,015	319,881	212,732	1,565,628
Due from banks in foreign currencies		44,399	—	—	44,399

	(Won)	1,077,414	319,881	212,732	1,610,027

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	Due in 3 months or less		Due after 3 months to 6 months	Due after 6 months to 12 months	Total
	(in millions of Won)
Due from banks in local currency	(Won)	732,238	115,000	—	847,238
Due from banks in foreign currencies		26,530	—	—	26,530

	(Won)	758,768	115,000	—	873,768

4. Securities

(a) Securities as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Equity securities
Marketable equity securities	(Won)	807,977	1,132,414
Non-marketable equity securities		2,137,418	2,029,038
Beneficiary certificates		5,606	31
Equity investment		2,112	1,459

		2,953,113	3,162,942
Debt securities
Other securities in foreign currencies		16,701	—
Equity method accounted investments		235,441	115,094

	(Won)	3,205,255	3,278,036

(b) Debt securities as of December 31, 2010 are as follows:

	Face amount		Acquisition costs	Amortized costs (*1)	Fair value (*2)	Book value
	(in millions of Won)
Other securities in foreign currencies	(Won)	41,359	16,019	16,019	16,701	16,701

(*1)	The difference between face value and acquisition cost is amortized using the effective interest rate method.
(*2)	Fair value of debt securities in foreign currency was calculated by using standard price for the latest transaction date presented by Euroclear, a securities and depository clearing house.

(c) The maturities of debt securities as of December 31, 2010 are as follows:

	Due in 1 year or less		Due after 1 year to 5 years	Due after 5 years to 10 years	Due after 10 years	Total
	(in millions of Won)
Other securities in foreign currencies	(Won)	—	—	1,100	15,601	16,701

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(d) Marketable equity securities as of December 31, 2010 and 2009 are as follows:

	2010
	No. of shares	Ownership (%)	Book value before fair value adjustment		Fair value (book value)
	(in millions of Won)
Korea Exchange Bank (“KEB”)	40,314,387	6.25	(Won)	584,559	475,710
Industrial Bank of Korea	8,501,153	1.56		119,016	159,396
Keumho Tires Co., Inc. (*)	7,197,800	7.93		36,191	40,891
SK Networks Co., Ltd. (*)	9,886,160	3.98		116,904	131,980

			(Won)	856,670	807,977

(*)	Shares of Keumho Tires Co., Inc. are restricted for sale as of December 31, 2010. The Bank recorded the fair value of these securities restricted for sale by using the fair value information from the external pricing agency, the Korea Asset Pricing (“KAP”). The restriction on sale for shares of SK Networks was lifted.

	2009
	No. of shares	Ownership (%)	Book value before fair value adjustment		Fair value (book value)
	(in millions of Won)
KEB	40,314,387	6.25	(Won)	255,190	584,559
Industrial Bank of Korea	8,501,153	1.56		65,374	119,016
Daewoo International Corporation (*)	10,996,400	11.24		225,096	311,935
SK Networks Co., Ltd. (*)	9,886,160	4.07		80,041	116,904

			(Won)	625,701	1,132,414

(*)	These shares, except for 2,820,909 shares of SK Networks Co., Ltd., are restricted for sale as of December 31, 2009. The Bank recorded the fair value of these shares restricted for sale by using the fair value information from the external pricing agency, KAP.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(e) Non-marketable equity securities as of December 31, 2010 and 2009 are as follows:

	2010
	No. of shares	Ownership (%)	Book value before fair value adjustment		Book value (*)
	(in millions of Won)
Korea Expressway Corp.	180,580,254	8.03	(Won)	1,634,071	1,695,829
Kyobo Life Insurance Co., Ltd.	1,199,001	5.85		288,659	307,704
Industrial Bank of Korea (preferred stock)	6,210,000	6.34		78,246	104,794
Korea Ship Finance	254,000	14.99		1,496	1,528
Daewoo Electronics Corp.	224,580	0.21		175	194
Pantech Co., Ltd.	58,713,052	3.56		24,425	23,837
SB Telcom	420,984	3.29		210	210
Hanchang Paper Co., Ltd	1,293,600	2.85		675	653
Korea Data Systems Co., Ltd	320	0.24		2	1
Others	1,055,014	—		1,704	2,668

			(Won)	2,029,663	2,137,418

(*)	As of December 31, 2010, the Bank recorded the fair value of the shares of Korea Expressway Corp., Kyobo Life Insurance Co., Ltd., Industrial Bank of Korea (preferred stock), Korea Ship Finance, Daewoo Electronics Corp., Pantech Co., Ltd., Hanchang Paper Co., Ltd. and Korea Data Systems Co., Ltd. by using the fair value information from KAP. The other securities were recorded at the acquisition costs since the fair value was not readily determinable. The shares of Daewoo Electronics Corp., Pantech Co., Ltd., SB Telcom, Hanchang Paper Co., Ltd. and Korea Data Systems Co., Ltd. are restricted for sale as of December 31, 2010.

	2009
	No. of shares	Ownership (%)	Book value before fair value adjustment		Book value (*)
	(in millions of Won)
Korea Expressway Corp.	180,580,254	8.03	(Won)	1,311,341	1,634,071
Kyobo Life Insurance Co., Ltd.	1,199,001	5.85		288,659	288,659
Industrial Bank of Korea (preferred stock)	6,210,000	6.34		42,979	78,246
Korea Ship Finance	254,000	14.99		1,270	1,496
Daewoo Electronics Corp.	224,580	0.21		157	175
Pantech Co., Ltd.	58,713,052	3.56		419	24,425
SB Telcom	420,984	3.29		210	210
Hanchang Paper Co., Ltd	1,848,000	4.84		—	965
Korea Data Systems Co., Ltd	320	0.24		2	2
Others	105,786	—		789	789

			(Won)	1,645,826	2,029,038

(*)	As of December 31, 2009, the Bank recorded the fair value of the shares of Korea Expressway Corp., Industrial Bank of Korea (preferred stock), Korea Ship Finance, Daewoo Electronics Corp., Pantech Co., Ltd., Hanchang Paper Co., Ltd. and Korea Data Systems Co., Ltd. by using the fair value information from KAP. The other securities were recorded at the acquisition costs since the fair value was not readily determinable. The shares of Daewoo Electronics Corp., Pantech Co., Ltd., SB Telcom, Hanchang Paper Co., Ltd. and Korea Data Systems Co., Ltd. are restricted for sale as of December 31, 2009.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(f) Beneficiary certificates as of December 31, 2010 and 2009 are as follows:

	2010
	Ownership (%)	Book value before fair value adjustment		Book value
	(in millions of Won)
KEXIM Carbon Fund	14.97	(Won)	5,749	5,606

	2009
	Ownership (%)	Book value before adjustment		Book value
	(in millions of Won)
KEXIM Carbon Fund	15.00	(Won)	31	31

(g) Equity investments as of December 31, 2010 and 2009 are as follows:

	2010
	Ownership (%)	Book value before fair value adjustment		Book value
	(in millions of Won)
Korea Asset Management Corporation	0.14	(Won)	1,220	1,220
Korea Money Brokerage Corporation	0.56		239	323
KEXIM Resource Development Fund 1	9.16		484	484
KEXIM Resource Development Fund 2	7.46		85	85

		(Won)	2,028	2,112

	2009
	Ownership (%)	Book value before adjustment		Book value
	(in millions of Won)
Korea Asset Management Corporation	0.14	(Won)	1,220	1,220
Korea Money Brokerage Corporation	0.56		56	239

		(Won)	1,276	1,459

(h) Disposal of securities for the years ended December 31, 2010 and December 31, 2009, respectively, were as follows:

	2010
	No. of shares	Disposal price		Acquisition costs	Realized gain
	(in millions of Won)
Daewoo International Corporation	11,326,292	(Won)	508,447	54,982	453,465
Hanchang Paper Co., Ltd	554,400		306	277	29

		(Won)	508,753	55,259	453,494

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	No. of shares	Disposal price		Acquisition costs	Realized gain
	(in millions of Won)
SK Networks Co., Ltd.	628,445	(Won)	10,403	3,111	7,292
Hyundai Corporation	1,031,600		19,736	12,829	6,907
Daewoo International Corporation	329,892		10,539	—	10,539
SG Global Corporation	18,903		148	95	53

		(Won)	40,826	16,035	24,791

(i) Details of equity method accounted investments securities as of December 31, 2010 and 2009 are as follows:

	Ownership (%)	Acquisition costs		Book value
				2010	2009
	(in millions of Won)
KEXIM Bank UK Limited	100.00	(Won)	41,590	46,705	46,590
KEXIM Vietnam Leasing Co.	100.00		13,564	8,783	8,781
PT. KOEXIM Mandiri Finance	85.00		5,003	22,332	20,035
KEXIM Asia Limited	100.00		31,302	43,731	39,688
Credit Guarantee and Investment Fund(“CGIF”)	14.00		116,710	113,890	—

		(Won)	208,169	235,441	115,094

(j) As of December 31, 2010 and 2009, the valuation gain and loss on equity method accounted investment securities are as follows:

	2010
	Beginning balances		Dividend	Gain (loss)	Accumulated other comprehensive income	Others	Ending balances
	(in millions of Won)
KEXIM Bank UK Limited	(Won)	46,590	(37)	3,130	—	(2,978)	46,705
KEXIM Vietnam Leasing Co.		8,781	—	217	—	(215)	8,783
PT. KOEXIM Mandiri Finance		20,035	(49)	1,891	—	455	22,332
KEXIM Asia Limited		39,688	(67)	3,643	1,455	(988)	43,731
CGIF		116,710	—	—	—	(2,820)	113,890

	(Won)	231,804	(153)	8,881	1,455	(6,546)	235,441

	2009
	Beginning balances		Dividend	Gain (loss)	Accumulated other comprehensive income	Others	Ending balances
	(in millions of Won)
KEXIM Bank UK Limited	(Won)	44,708	—	407	—	1,475	46,590
KEXIM Vietnam Leasing Co.		9,543	—	(80)	—	(682)	8,781
PT. KOEXIM Mandiri Finance		14,474	(51)	4,085	432	1,095	20,035
KEXIM Asia Limited		33,341	(32)	2,670	6,060	(2,351)	39,688

	(Won)	102,066	(83)	7,082	6,492	(463)	115,094

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

Due to the time lag in obtaining audited or reviewed financial statements of the investees for the preparation of the Bank’s financial statements, the financial statements prepared by the investees’ management have been used for equity method accounting. The Bank performed additional procedures to review the reliability of those financial statements prepared by the investees’ management. According to an agreement of ASEAN Finance Minister Conference in May 2010, the Bank, on behalf of Korea Government, made an equity investment in CGIF in December 2010. During the current period, there were no operating activities. Therefore, equity method was not applied to the related investments in the current period.

(k) The summary of financial positions and operation results of the entities in equity method accounted investment securities as of December 31, 2010 and 2009 are as follows:

	2010
	Assets		Liabilities	Stockholders’ equity	Net income
	(in millions of Won)
KEXIM Bank UK Limited	(Won)	423,828	380,091	43,737	1,472
KEXIM Vietnam Leasing Co		96,205	88,428	7,777	200
PT. KOEXIM Mandiri Finance		161,188	139,620	21,568	1,658
KEXIM Asia Limited		352,389	310,506	41,883	3,064
CGIF		797,230	—	797,230	—

	(Won)	1,830,840	918,645	912,195	6,394

	2009
	Assets		Liabilities	Stockholders’ equity	Net income
	(in millions of Won)
KEXIM Bank UK Limited	(Won)	410,639	365,488	45,151	783
KEXIM Vietnam Leasing Co		84,030	76,139	7,891	(969)
PT. KOEXIM Mandiri Finance		140,935	121,406	19,529	1,125
KEXIM Asia Limited		330,439	292,032	38,400	1,376

	(Won)	966,043	855,072	110,971	2,315

(l) Changes in valuation gain (loss) on available-for-sale securities and equity method accounted investment securities recorded in other comprehensive income for the years ended December 31, 2010 and December 31, 2009, respectively, were as follows:

	2010
	Beginning balance		Unrealized gain	Disposition	Ending balance
	(in millions of Won)
Equity method accounted investments	(Won)	(747)	1,134	—	387
Available-for-sale securities:
Equity securities		351,139	46,648	(200,434)	197,353

	(Won)	350,392	47,782	(200,434)	197,740

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	Beginning balance		Unrealized gain	Disposition	Ending balance
	(in millions of Won)
Equity method accounted investments	(Won)	(5,811)	5,064	—	(747)
Available-for-sale securities:
Equity securities		59,031	294,826	(2,718)	351,139

	(Won)	53,220	299,890	(2,718)	350,392

5. Loans

(a) Loans outstanding as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Loans in local currency:
Loans for export	(Won)	6,419,344	8,280,528
Loans for overseas investment		1,306,227	138,163
Loans for import		1,342,216	1,275,609
Others		22,091	16,178

		9,089,878	9,710,478

Loans in foreign currencies:
Loans for export		13,457,453	12,815,378
Loans for overseas investment		12,398,219	10,256,463
Trading note rediscount loans		1,551,182	—
Loans for import		1,158,907	1,188,196
Overseas funding loans		735,268	703,052
Domestic usance bills		224,698	144,581
Inter-bank loans		158,957	141,280
Others		22,778	118

		29,707,462	25,249,068
Changes in fair values of loans in foreign currencies (*)		286,596	242,542

Deferred loan origination fees		(126,523)	(94,946)

		29,867,535	25,396,664

Bills bought in local currency		42,213	51,720
Bills bought in foreign currencies		867,119	559,591
Advances for customers		42,249	109,860
Call loans in foreign currencies		1,480,890	1,742,598

Total loans before allowances for loan losses		41,389,884	37,570,911
Allowance for loan losses		(1,481,962)	(1,224,406)

Loans, net of allowance for loan losses	(Won)	39,907,922	36,346,505

(*)	Interest rate swap was contracted to hedge the changes in the fair value of loan commitment in foreign currencies resulting from the volatility in interest rates. The gain on valuation of loan commitment, which was confirmed, was recognized as changes in fair values of loans in foreign currencies.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(b) Loans classified by customer as of December 31, 2010 and 2009 are as follows:

	2010
	Loans in local currency		Loans in foreign currencies (*2)	Total	Ratio (%)
	(in millions of Won)
Large corporations	(Won)	6,546,068	12,362,787	18,908,855	48.74
Small and medium company (*1)		2,526,910	2,698,817	5,225,727	13.47
Public sector and others		16,900	14,645,858	14,662,758	37.79

	(Won)	9,089,878	29,707,462	38,797,340	100.00

	2009
	Loans in local currency		Loans in foreign currencies (*2)	Total	Ratio (%)
	(in millions of Won)
Large corporations	(Won)	7,532,120	9,099,527	16,631,647	47.57
Small and medium company (*1)		2,178,358	2,010,546	4,188,904	11.98
Public sector and others		—	14,138,995	14,138,995	40.45

	(Won)	9,710,478	25,249,068	34,959,546	100.00

(*1)	Small and medium company is defined in Paragraph 1 of Article 2 of the Small and Medium Company Law.
(*2)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

(c) Loans to other financial institutions as of December 31, 2010 and 2009 are as follows:

	2010
	Other banks		Others	Total
	(in millions of Won)
Loans in local currency	(Won)	—	350,000	350,000
Loans in foreign currencies		158,957	3,661,705	3,820,662
Other		1,480,890	477,247	1,958,137

	(Won)	1,639,847	4,488,952	6,128,799

	2009
	Other banks		Others	Total
	(in millions of Won)
Loans in local currency	(Won)	—	451,500	451,500
Loans in foreign currencies		141,280	2,439,325	2,580,605
Other		1,742,598	231,041	1,973,639

	(Won)	1,883,878	3,121,866	5,005,744

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(d) Loans classified by industry as of December 31, 2010 and 2009 are as follows:

	2010
	Loans in local currency		Loans in foreign currencies (*)	Others	Total	Ratio (%)
	(in millions of Won)
Manufacturing	(Won)	6,903,805	10,367,590	275,896	17,547,291	42.56
Transportation		181,990	7,857,902	—	8,039,892	19.50
Finance and insurance		350,000	3,820,662	1,958,138	6,128,800	14.86
Wholesale and retail		714,964	1,046,779	80,254	1,841,997	4.47
Real estate		—	21,070	—	21,070	0.05
Construction		834,967	911,146	—	1,746,113	4.24
Public sector and others		104,152	5,682,313	118,183	5,904,648	14.32

	(Won)	9,089,878	29,707,462	2,432,471	41,229,811	100.00

	2009
	Loans in local currency		Loans in foreign currencies (*)	Others	Total	Ratio (%)
	(in millions of Won)
Manufacturing	(Won)	8,171,704	8,551,178	380,397	17,103,279	45.70
Transportation		180,690	8,453,389	1,072	8,635,151	23.07
Finance and insurance		451,500	2,580,605	1,973,639	5,005,744	13.38
Wholesale and retail		149,544	951,228	81,598	1,182,370	3.16
Real estate		—	36,312	—	36,312	0.10
Construction		698,433	132,928	—	831,361	2.22
Public sector and others		58,607	4,543,428	27,063	4,629,098	12.37

	(Won)	9,710,478	25,249,068	2,463,769	37,423,315	100.00

(*)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(e) Loans classified by risk-possessive country as of December 31, 2010 and 2009 are as follows:

	2010
	Loans in local currency		Loans in foreign currencies (*)	Others	Total	Ratio (%)
	(in millions of Won)
Asia:
Korea	(Won)	9,089,878	16,898,068	1,654,180	27,642,126	67.04
Saudi Arabia		—	1,685,814	62	1,685,876	4.09
Iran		—	1,180,086	59,176	1,239,262	3.00
Qatar		—	971,058	971	972,029	2.36
Singapore		—	682,114	30,864	712,978	1.73
Yemen		—	253,820	131	253,951	0.62
India		—	662,430	37,683	700,113	1.70
Indonesia		—	362,712	6,362	369,074	0.89
Others		—	927,008	213,449	1,140,457	2.77

		9,089,878	23,623,110	2,002,878	34,715,866	84.2

Europe:
England		—	1,471,991	21,500	1,493,491	3.62
France		—	392,005	7,951	399,956	0.97
Sweden		—	578,941	—	578,941	1.41
Ireland		—	470,833	—	470,833	1.14
Belgium		—	372,793	7,893	380,686	0.92
Netherlands		—	217,960	56,945	274,905	0.67
Others		—	1,529,761	158,032	1,687,793	4.09

		—	5,034,284	252,321	5,286,605	12.82

America:
Canada		—	319,404	41	319,445	0.77
Brazil		—	162,863	5,023	167,886	0.41
Peru		—	187,919	—	187,919	0.46
United States		—	164,823	156,346	321,169	0.78
Others		—	202,235	4,152	206,387	0.50

		—	1,037,244	165,562	1,202,806	2.92

Africa:
Nigeria		—	12,824	—	12,824	0.03
Others		—	—	11,710	11,710	0.03

		—	12,824	11,710	24,534	0.06

	(Won)	9,089,878	29,707,462	2,432,471	41,229,811	100.00

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	Loans in local currency		Loans in foreign currencies (*)	Others	Total	Ratio (%)
	(in millions of Won)
Asia:
Korea	(Won)	9,710,478	12,079,955	1,463,862	23,254,295	62.14
Saudi Arabia		—	1,734,636	409	1,735,045	4.64
Iran		—	1,411,680	28,035	1,439,715	3.85
Qatar			1,100,148	497	1,100,645	2.94
Singapore		—	778,325	21,910	800,235	2.14
Oman		—	583,800	1,129	584,929	1.56
India		—	491,242	24,522	515,764	1.38
Indonesia		—	350,027	7,615	357,642	0.96
Others		—	931,402	238,261	1,169,663	3.12

		9,710,478	19,461,215	1,786,240	30,957,933	82.73

Europe:
England		—	1,003,427	184,814	1,188,241	3.18
France		—	440,645	226,000	666,645	1.74
Sweden		—	652,494	—	652,494	1.29
Ireland		—	482,811	—	482,811	1.78
Others		—	2,171,089	190,297	2,361,386	6.31

		—	4,750,466	601,111	5,351,577	14.30

America:
Canada		—	400,028	297	400,325	1.07
Brazil		—	185,648	—	185,648	0.50
Peru		—	156,593	—	156,593	0.42
United States		—	87,439	62,259	149,698	0.40
Others		—	207,679	175	207,854	0.55

		—	1,037,387	62,731	1,100,118	2.94

Africa:
Algeria		—	—	11,804	11,804	0.03
Others		—	—	594	594	0.00

		—	—	12,398	12,398	0.03

Oceania:
Australia and others		—	—	1,289	1,289	0.00

	(Won)	9,710,478	25,249,068	2,463,769	37,423,315	100.00

(*)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(f) The restructured loans as of December 31, 2010 are as follows:

	Company	Loan Amount		Allowances (*)
		(in millions of Won)
Restoration procedure and rearrangement	Hanam Electronics Co., Ltd. and other 19 companies	(Won)	15,235	11,661
Individual agreements	Financial loan to Russia and other two companies		222,949	13,170

		(Won)	238,184	24,831

(*)	Present value discounts relating to the restructured loans are excluded from these allowances.

(g) Changes in present value discounts relating to the restructured loans for the years ended December 31, 2010 and December 31, 2009 were as follows:

	2010
	Discount rate (%)	Term (years)	Beginning balance		Addition	Amortization	Changes in exchange rate	Ending balance
	(in millions of Won)
Work-out process and rearrangement	9.04~13.85	3~10	(Won)	5,585	3,212	(5,800)	(33)	2,964
Individual agreements (*)	4.12~5.30	9~18		36,819	—	(4,543)	(818)	31,458

			(Won)	42,404	3,212	(10,343)	(851)	34,422

	2009
	Discount rate (%)	Term (years)	Beginning balance		Addition	Amortization	Changes in exchange rate	Ending balance
	(in millions of Won)
Work-out process and rearrangement	4.22~4.99	9~10	(Won)	159	7,085	(1,656)	(3)	5,585
Individual agreements (*)	4.12~5.30	9~18		44,865	—	(5,110)	(2,936)	36,819

			(Won)	45,024	7,085	(6,766)	(2,939)	42,404

(*)	As of February 20, 2004, the Bank restructured the remaining loan balance of USD299 million overdue loan to Russia (USD422 million—the principal and interest amounting to USD262 million and USD160 million, respectively at the time of restructuring) after the reduction of unpaid interest of USD123 million in accordance with the bilateral agreement between the Korean Government and Russian Government. As of December 31, 2010, the balance of restructured loan to Russia was (Won)180,670 million and the balance of present value discounts was (Won)27,773 million.

(h) For the year ended December 31, 2010, the Bank converted (Won)38,832 million of loans to five borrowers including Keumho Tires Co., Inc. to equity, and recognized (Won)2,011 million as provision for loan losses.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(i) The maturities of loans as of December 31, 2010 and 2009 are as follows:

	2010
	Loans in local currency		Loans in foreign currencies (*)	Others	Total	Ratio (%)
	(in millions of Won)
Due in 3 months or less	(Won)	1,483,544	4,471,776	2,245,581	8,200,901	19.89
Due after 3 months to 6 months		3,916,327	2,561,752	83,021	6,561,100	15.91
Due after 6 months to 1 year		700,156	3,595,668	21,981	4,317,805	10.47
Due after 1 year to 2 years		453,035	1,661,078	—	2,114,113	5.13
Due after 2 years to 3 years		872,534	2,412,046	—	3,284,580	7.97
Due after 3 years to 4 years		482,793	2,804,285	39,639	3,326,717	8.07
Due after 4 years to 5 years		603,979	5,397,044	—	6,001,023	14.56
Due after 5 years		577,510	6,803,813	42,249	7,423,572	18.00

	(Won)	9,089,878	29,707,462	2,432,471	41,229,811	100.00

	2009
	Loans in local currency		Loans in foreign currencies (*)	Others	Total	Ratio (%)
	(in millions of Won)
Due in 3 months or less	(Won)	3,012,086	2,613,575	2,203,636	7,829,297	20.92
Due after 3 months to 6 months		4,789,660	1,874,803	86,627	6,751,090	18.04
Due after 6 months to 1 year		1,025,934	1,920,469	13,283	2,959,686	7.91
Due after 1 year to 2 years		272,548	1,603,274	5,760	1,881,582	5.03
Due after 2 years to 3 years		160,841	1,305,902	—	1,466,743	3.92
Due after 3 years to 4 years		116,621	610,479	—	727,100	1.94
Due after 4 years to 5 years		22,638	1,570,408	—	1,593,046	4.26
Due after 5 years		310,150	13,750,158	154,463	14,214,771	37.98

	(Won)	9,710,478	25,249,068	2,463,769	37,423,315	100.00

(*)	The amounts of loans in foreign currencies in the above table exclude deferred loan origination fees and changes in fair values of loans in foreign currencies.

6. Allowances for Loan Losses

(a) The allowances for loan losses as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Loans in local currency	(Won)	469,407	292,390
Loans in foreign currencies		950,967	814,162
Other loans		61,588	117,854

	(Won)	1,481,962	1,224,406

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(b) As of December 31, 2010 and 2009, loan balances and allowances for loan losses by credit risk classification are as follows:

		2010
		Balance (*)		Allowance	Provision ratio (%)
		(in millions of Won)
Loans in local currency	Normal	(Won)	7,620,754	117,324	1.54
	Precautionary		1,300,684	243,823	18.75
	Substandard		103,577	45,108	43.55
	Doubtful		33,991	32,280	94.97
	Estimated loss		30,872	30,872	100.00

			9,089,878	469,407	5.16

Loans in foreign currencies	Normal		28,750,584	700,433	2.44
	Precautionary		512,139	51,209	10.00
	Substandard		151,615	66,028	43.55
	Doubtful		16,890	16,020	94.85
	Estimated loss		117,277	117,277	100.00

			29,548,505	950,967	3.22

Other	Normal		877,144	18,224	2.08
	Precautionary		39,639	9,756	24.61
	Substandard		2,198	957	43.55
	Doubtful		5	5	94.65
	Estimated loss		32,646	32,646	100.00

			951,632	61,588	6.47

		(Won)	39,590,015	1,481,962	3.74

(*)	The loan balances in the above table do not include the present value discounts. Inter-bank loans of (Won)158,957 million and call loans of (Won)1,480,890 million, which were classified as normal, are excluded from the loan balances in the above table, while suspense payments on credit of (Won)51 million are included. Changes in fair values of loans in foreign currencies of (Won)286,596 million and deferred loan origination fees of (Won)(126,523) million are not included.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

		2009
		Balance (*)		Allowance	Provision ratio (%)
		(in millions of Won)
Loans in local currency	Normal	(Won)	9,329,278	127,926	1.37
	Precautionary		199,356	34,630	17.37
	Substandard		86,511	37,677	43.55
	Doubtful		63,010	59,834	94.96
	Estimated loss		32,323	32,323	100.00

			9,710,478	292,390	3.01

Loans in foreign currencies	Normal		23,818,555	620,643	2.61
	Precautionary		1,162,912	111,747	9.61
	Substandard		75,369	32,830	43.56
	Doubtful		38,022	36,012	94.71
	Estimated loss		12,930	12,930	100.00

			25,107,788	814,162	3.24

Other	Normal		567,074	9,759	1.72
	Precautionary		59,938	14,168	23.64
	Substandard		—	—	—
	Doubtful		6,665	6,320	97.83
	Estimated loss		87,607	87,607	100.00

			721,284	117,854	16.33

		(Won)	35,539,550	1,224,406	3.45

(*)	The loan balances in the above table do not include the present value discounts. Inter-bank loans of (Won)141,280 million and call loans of (Won)1,742,598 million, which were classified as normal, are excluded from the loan balances in the above table, while suspense payments on credit of (Won)113 million are included. Changes in fair values of loans in foreign currencies of (Won)242,542 million and deferred loan origination fees of (Won)(94,946) million are not included.

(c) Changes in allowances for loan losses for the years ended December 31, 2010 and 2009, respectively, were as follows:

	2010		2009
	(in millions of Won)
Beginning balance	(Won)	1,224,406	966,948
Provision for loan losses		469,058	338,837
Write-off		(155,007)	(12,650)
Debt to equity swap		(2,011)	(3,594)
Decrease in present value discounts		(10,343)	(6,766)
Changes in exchange rates and others		(44,141)	(58,369)

Ending balance	(Won)	1,481,962	1,224,406

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(d) The ratio of allowances to loans for the previous three periods were as follows:

	2010.12.31		2009.12.31	2008.12.31
	(in millions of Won)
Loans subject to allowance for loan losses	(Won)	39,590,015	35,539,550	30,972,233
Allowances for loan losses		1,481,962	1,224,406	966,948

Ratio (%)		3.74	3.45	3.12

7. Property and Equipment

(a) Property and equipment and the related accumulated depreciation as of December 31, 2010 and 2009 were as follows:

	2010				2009
	Acquisition cost		Accumulated depreciation	Book value	Acquisition cost	Accumulated depreciation	Book value
	(in millions of Won)
Land	(Won)	4,484	—	4,484	4,484	—	4,484
Buildings		44,612	18,794	25,818	44,612	17,292	27,320
Vehicles		2,452	1,738	714	2,302	1,521	781
Equipment		16,083	13,606	2,477	16,132	13,849	2,283

	(Won)	67,631	34,138	33,493	67,530	32,662	34,868

(b) The officially declared value of land at December 31, 2010 and December 31, 2009, as announced by the Ministry of Land, Transport and Maritime Affairs, was (Won)103,096 million and (Won)101,069 million, respectively. The officially declared value, which is used for government purposes, is not intended to represent fair value.

(c) Changes in book value of property and equipment for the years ended December 31, 2010 and 2009, respectively, were as follows:

	2010
	Beginning balances		Acquisitions	Disposals	Depreciation	Ending balances
	(in millions of Won)
Land	(Won)	4,484	—	—	—	4,484
Buildings		27,320	—	—	1,502	25,818
Vehicles		781	499	—	566	714
Equipment		2,283	1,437	2	1,241	2,477

	(Won)	34,868	1,936	2	3,309	33,493

	2009
	Beginning balances		Acquisitions	Disposals	Depreciation	Ending balances
	(in millions of Won)
Land	(Won)	4,484	—	—	—	4,484
Buildings		28,656	172	—	1,508	27,320
Vehicles		584	695	—	498	781
Equipment		2,403	1,265	3	1,382	2,283

	(Won)	36,127	2,132	3	3,388	34,868

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(d) Insured assets as of December 31, 2010 and 2009 are as follows:

		2010			2009
	Insurance company	Book value		Insured amount	Book value	Insured amount
		(in millions of Won)
Buildings	Lotte Insurance Co., Ltd. and others	(Won)	25,818	22,854	27,320	24,217
Equipment	LIG Insurance Co., Ltd. and others		2,477	2,198	2,283	2,283

		(Won)	28,295	25,052	29,603	26,500

In addition to the above, the Bank carries a commercial liability package, and gas liability insurance with a maximum coverage of (Won)80 million per accidental death and of (Won)300 million per accidental property damage. All vehicles are covered by comprehensive auto insurance.

8. Other Assets

(a) Details of other assets as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Security deposits	(Won)	25,199	20,536
Accounts Receivable		44,756	242
Accrued income		371,933	506,180
Prepaid expenses		76,314	123,929
Deferred tax assets (note 18)		301,717	115,993
Derivative assets (note 15)		1,094,491	710,476
Intangible assets		3,675	3,370
Sundry assets
Other loans		7,601	6,750
Other suspense payments		939	918
Suspense payments on credit		51	113
Membership certificates		6,098	6,122
Others		11	11

	(Won)	1,932,785	1,494,640

(b) Changes in intangible assets for the years ended December 31, 2010 and 2009, were as follows:

	2010		2009
	(in millions of Won)
Beginning balance	(Won)	3,370	1,863
Increase		1,427	2,526
Amortization		(1,122)	(1,019)

Ending balance	(Won)	3,675	3,370

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

9. Borrowings and Debentures

(a) Borrowings and debentures as of December 31, 2010 and 2009 consist of the following:

	2010		2009
	(in millions of Won)
Borrowings	(Won)	4,284,850	2,895,877
Debentures in local currency		6,251,042	6,977,349
Debentures in foreign currencies		26,681,053	23,428,566

	(Won)	37,216,945	33,301,792

(b) Details of borrowings of December 31, 2010 and 2009 are as follows:

	Interest rate (%)	2010		2009
		(in millions of Won)
Borrowings:
Call money:
Foreign currencies	Libor 1M + 0.34 and others	(Won)	785,841	1,168

			785,841	1,168

Borrowings in foreign currencies:
Borrowings from banks	Libor 3M + 0.39 and others		1,814,535	740,798
Commercial papers	0.38~1.71		1,397,136	1,971,163
Off-shore commercial papers	1.13~1.33		62,640	38,168
Other borrowings	0.79~3.91		224,698	144,580

			3,499,009	2,894,709

		(Won)	4,284,850	2,895,877

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(c) Details of debentures of December 31, 2010 and 2009 are as follows:

	Interest rate (%)	2010		2009
		(in millions of Won)
Debentures:
Local currency:
Floating rate debentures in local currency	CD + 0.14 and others	(Won)	200,000	—
Fixed rate debentures in local currency	2.54~5.17		6,120,000	7,030,000
Discount on debentures			(68,958)	(52,651)

		(Won)	6,251,042	6,977,349

Foreign currencies:
Floating rate debentures in foreign currencies	Libor 3M + 0.95 and others	(Won)	4,397,046	4,374,265
Fixed rate debentures in foreign currencies	0.7~10.85		21,986,520	18,779,566

			26,383,566	23,153,831
Gain on valuation of fair value hedged items, net			378,090	337,423

			26,761,656	23,491,254

Discounts on debentures, net			(80,603)	(62,688)

		(Won)	26,681,053	23,428,566

(d) Call money and borrowings in foreign currencies from financial institution as of December 31, 2010 and 2009 are as follows:

	2010				2009
	Call money		Borrowings in foreign currencies	Total	Call money	Borrowings in foreign currencies	Total
	(in millions of Won)
Banks	(Won)	785,841	3,274,311	4,060,152	1,168	2,750,130	2,751,298
Others		—	224,698	224,698	—	144,579	144,579

	(Won)	785,841	3,499,009	4,284,850	1,168	2,894,709	2,895,877

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(e)	The maturities of borrowings and debentures by remaining period as of December 31, 2010 and 2009 are as follows:

	2010
	Due in 3 months or less		Due after 3 months to 6 months	Due after 6 months to 1 year	Due after 1 year to 3 years	Due after 3 years	Total
	(in millions of Won)
Borrowings:
Call money	(Won)	785,841	—	—	—	—	785,841
Borrowings in foreign currencies		1,995,361	483,696	186,743	833,209	—	3,499,009

	(Won)	2,781,202	483,696	186,743	833,209	—	4,284,850

Debentures:
Debentures in local currency	(Won)	1,630,000	1,800,000	2,210,000	390,000	290,000	6,320,000
Debentures in foreign currencies		1,042,874	1,096,007	2,935,924	8,521,915	12,786,846	26,383,566

	(Won)	2,672,874	2,896,007	5,145,924	8,911,915	13,076,846	32,703,566

	2009
	Due in 3 months or less		Due after 3 months to 6 months	Due after 6 months to 1 year	Due after 1 year to 3 years	Due after 3 years	Total
	(in millions of Won)
Borrowings:
Call money	(Won)	1,168	—	—	—	—	1,168
Borrowings in foreign currencies		1,463,180	1,085,037	346,492	—	—	2,894,709

	(Won)	1,464,348	1,085,037	346,492	—	—	2,895,877

Debentures:
Debentures in local currency	(Won)	2,690,000	2,330,000	1,670,000	250,000	90,000	7,030,000
Debentures in foreign currencies		1,880,571	698,186	2,686,013	7,151,644	10,737,417	23,153,831

	(Won)	4,570,571	3,028,186	4,356,013	7,401,644	10,827,417	30,183,831

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

10. Other Liability

(a) Details of other liabilities as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Accrued retirement and severance benefits (notes 12)	(Won)	25,302	20,763
Allowance for acceptances and guarantees (note 11)		874,080	476,522
Allowance for unused loan commitments (note 11)		69,055	67,121
Allowance for others		46,582	1,724
Foreign exchange settlement account-credit		346,179	99,836
Accounts payable		159,621	8,649
Accrued expenses		435,378	655,197
Unearned revenues		268,194	302,315
Guarantees deposits received		109	109
Derivative liabilities (note 15)		638,479	510,220
Sundry liabilities		86,672	120,214

	(Won)	2,949,651	2,262,670

(b) Details of sundry liabilities as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Suspense receipts	(Won)	85,826	118,808
Taxes withheld		840	1,405
Others		6	1

	(Won)	86,672	120,214

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

11. Acceptances, Guarantees and Loan Commitments

(a) Details of acceptances and guarantees as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Confirmed acceptances and guarantees:
Local currency:
Guarantees for performance of contracts	(Won)	101,845	60,874
Guarantees for repayment of advances		159,658	105,811
Others		176,300	168,338

		437,803	335,023

Foreign currencies:
Guarantees for performance of contracts		7,379,960	5,116,030
Guarantees for repayment of advances		32,396,456	36,333,463
Acceptances for letters of guarantee for importers letter		—	950
Acceptances on import credit memorandum		191,545	166,631
Others		3,770,143	3,212,973

		43,738,104	44,830,047

	(Won)	44,175,907	45,165,070

Unconfirmed acceptances and guarantees:
Letters of credit	(Won)	112,000	215,318
Guarantees for repayment of advances		22,514,736	28,906,179
Others		1,345,786	1,582,657

	(Won)	23,972,522	30,704,154

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(b) As of December 31, 2010 and 2009, details of allowance for acceptances and guarantees outstanding are as follows:

	2010				2009
	Acceptances and guarantees		Allowance (*)	Ratio (%)	Acceptances and guarantees	Allowance (*)	Ratio (%)
	(in millions of Won)
Confirmed acceptances and guarantees:
Normal	(Won)	40,907,098	365,676	0.89	44,225,154	305,269	0.69
Precautionary		3,114,102	284,954	9.15	909,633	80,326	8.83
Substandard		60,873	26,510	43.55	30,283	13,188	43.55
Doubtful		36	17	47.32	—	—	—
Estimated loss		93,798	60,680	64.69	—	—	—

		44,175,907	737,837	1.67	45,165,070	398,783	0.88

Unconfirmed acceptances and guarantees:
Normal		21,508,124	39,069	0.18	30,058,127	53,720	0.18
Precautionary		2,436,931	92,147	3.78	645,591	23,925	3.71
Substandard		5,499	634	11.52	416	91	21.77
Doubtful		—	—	—	20	3	15.00
Estimated loss		21,968	4,393	20.00	—	—	—

		23,972,522	136,243	0.57	30,704,154	77,739	0.25

	(Won)	68,148,429	874,080	1.28	75,869,224	476,522	0.63

(*)	The Bank estimated allowance for the estimated losses on acceptances and guarantees considering the credit conversion factor by Financial Services Commission by applying the same methodology that was used to determine the allowance for loan losses.

(c) Changes in allowance for acceptances and guarantees for the years ended December 31, 2010 and December 31, 2009, were as follows:

	2010		2009
	(in millions of Won)
Beginning balance	(Won)	476,522	461,376
Provision for allowance for possible losses		412,613	56,158
Changes in foreign exchange rates and others		(15,055)	(41,012)

Ending balance	(Won)	874,080	476,522

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(d) Acceptances and guarantees classified by industry as of December 31, 2010 and 2009 are as follows:

	2010
	Confirmed			Unconfirmed		Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees	Ratio (%)	Acceptances and guarantees	Ratio (%)
	(in millions of Won)
Manufacturing	(Won)	32,723,505	74.08	22,426,256	93.55	55,149,761	80.93
Construction		5,652,164	12.79	473,121	1.97	6,125,284	8.99
Service		2,778,246	6.29	56,408	0.24	2,834,654	4.16
Finance and insurance		933,221	2.11	32,952	0.14	966,174	1.42
Wholesale and retail		469,497	1.06	37,953	0.16	507,450	0.74
Others		1,619,274	3.67	945,832	3.94	2,565,106	3.76

	(Won)	44,175,907	100.00	23,972,522	100.00	68,148,429	100.00

	2009
	Confirmed			Unconfirmed		Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees	Ratio (%)	Acceptances and guarantees	Ratio (%)
	(in millions of Won)
Manufacturing	(Won)	37,119,303	82.19	29,060,616	94.65	66,179,919	87.23
Construction		4,403,157	9.75	298,610	0.97	4,701,767	6.20
Finance and insurance		730,448	1.62	6,299	0.02	736,747	0.97
Wholesale and retail		286,577	0.63	78,019	0.25	364,596	0.48
Service		1,406,569	3.11	47,915	0.16	1,454,484	1.92
Others		1,219,016	2.70	1,212,695	3.95	2,431,711	3.20

	(Won)	45,165,070	100.00	30,704,154	100.00	75,869,224	100.00

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(e) Acceptances and guarantees classified by risk-possessive country as of December 31, 2010 and 2009 are as follows:

	2010
	Confirmed			Unconfirmed		Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees	Ratio (%)	Acceptances and guarantees	Ratio (%)
	(in millions of Won)
Asia:
Korea	(Won)	42,485,310	96.18	22,632,669	94.41	65,117,979	95.55
India		304,708	0.69	89,044	0.37	393,752	0.58
Yemen		169,213	0.38	—	—	169,213	0.25
Jordan		86,406	0.20	22,131	0.09	108,537	0.16
Japan		85,707	0.19	—	—	85,707	0.13
Hong Kong		68,334	0.15	—	—	68,334	0.10
Indonesia		71,809	0.16	36,614	0.15	108,423	0.16
Saudi Arabia		—	—	280,161	1.17	280,161	0.41
Others		141,891	0.32	32,579	0.14	174,470	0.25

		43,413,378	98.27	23,093,198	96.33	66,506,576	97.59

Europe:
France		116,832	0.26	294,141	1.23	410,973	0.60
Greece		20,471	0.05	93,419	0.39	113,890	0.17
England		81,687	0.19	—	—	81,687	0.12
Russia		—	—	94,684	0.39	94,684	0.14

		218,990	0.50	482,244	2.01	701,234	1.03

America:
Mexico		197,222	0.45	82,963	0.35	280,185	0.41
Peru		153,752	0.34	—	—	153,752	0.23
Canada		—	—	79,595	0.33	79,595	0.11

		350,974	0.79	162,558	0.68	513,532	0.75

Africa:
Madagascar		192,565	0.44	29,520	0.12	222,085	0.33
Egypt		—	—	205,002	0.86	205,002	0.30

		192,565	0.44	234,522	0.98	427,087	0.63

	(Won)	44,175,907	100.00	23,972,522	100.00	68,148,429	100.00

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	Confirmed			Unconfirmed		Total
	Acceptances and guarantees		Ratio (%)	Acceptances and guarantees	Ratio (%)	Acceptances and guarantees	Ratio (%)
	(in millions of Won)
Asia:
Korea	(Won)	43,660,178	96.67	29,322,783	95.50	72,982,961	96.20
India		223,528	0.49	196,179	0.64	419,707	0.55
Yemen		186,807	0.41	9	0.00	186,816	0.25
Jordan		35,957	0.08	75,316	0.25	111,273	0.15
Japan		78,261	0.17	—	0.00	78,261	0.10
Hong Kong		70,056	0.16	—	0.00	70,056	0.09
Others		94,243	0.21	50,634	0.16	144,877	0.19

		44,349,030	98.19	29,644,921	96.55	73,993,951	97.53

Europe:
France		121,980	0.27	397,029	1.29	519,009	0.69
Luxemburg		153,865	0.34	—	0.00	153,865	0.21
Greece		19,922	0.04	96,838	0.32	116,760	0.15
England		48,717	0.11	—	0.00	48,717	0.06
Russia		—	0.00	26,062	0.08	26,062	0.03

		344,484	0.76	519,929	1.69	864,413	1.14

America:
Mexico		109,976	0.24	182,924	0.60	292,900	0.39
Brazil		61,196	0.14	189,855	0.62	251,051	0.33
Peru		127,556	0.28	30,070	0.10	157,626	0.21
Canada		—	0.00	81,601	0.26	81,601	0.10

		298,728	0.66	484,450	1.58	783,178	1.03

Africa:
Madagascar		172,828	0.39	54,854	0.18	227,682	0.30

	(Won)	45,165,070	100.00	30,704,154	100.00	75,869,224	100.00

(f) The ratio of allowance for acceptances and guarantees for the recent three years are as follows:

	2010.12.31		2009.12.31	2008.12.31
	(in millions of Won)
Acceptances and guarantees subject to allowances	(Won)	68,148,429	75,869,224	90,885,384
Allowances		874,080	476,522	461,376

Ratio (%)		1.28	0.63	0.51

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(g) Details of unused loan commitments and related allowances as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Unused line of credit for unused loan commitments	(Won)	11,343,105	8,288,933
Allowances (*)		69,055	67,121

Ratio (%)		0.61	0.81

(*)	The Bank estimated allowance for the estimated losses on loan commitments considering the credit conversion factor by Financial Services Commission by applying the same methodology that was used to determine the allowance for loan losses.

(h) Changes in allowances for unused loan commitments for years ended December 31, 2010 and December 31, 2009, were as follows:

	2010		2009
	(in millions of Won)
Beginning balance	(Won)	67,121	35,572
Provision for allowances for unused loan commitments		4,120	33,311
Changes in foreign exchange rates and others		(2,186)	(1,762)

Ending balance	(Won)	69,055	67,121

12. Retirement and Severance Benefits

Changes in retirement and severance benefits for years ended December 31, 2010 and December 31, 2009, respectively, were as follows:

	2010
	Beginning balance		Provision	Payment	Ending balance
	(in millions of Won)
Retirement and severance benefits	(Won)	20,763	6,176	1,637	25,302

	(Won)	20,763	6,176	1,637	25,302

	2009
	Beginning balance		Provision	Payment	Ending balance
	(in millions of Won)
Retirement and severance benefits	(Won)	30,936	5,166	15,339	20,763
National Pension Fund		(5)	—	(5)	—

	(Won)	30,931	5,166	15,334	20,763

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

13. Stockholders’ Equity

(a) Capital Stock

As of December 31, 2010, the authorized capital and paid-in capital of the Bank are (Won)8,000,000 million and (Won)5,158,755 million, respectively. The Bank’s capital has increased by (Won)150,000 million due to the Government’s contributions on January 28, 2010. The Bank does not issue share certificates.

(b) Retained Earnings

i) Legal Reserve

Pursuant to the EXIM Bank Act, the Bank appropriates twenty percent of net earnings for each accounting period as legal reserve until the accumulated reserve equals to its paid-in capital.

ii) Voluntary Reserve

The Bank appropriates the remaining balance of net earnings, after the appropriation of legal reserve and declaration of dividends, to voluntary reserve.

14. Commitments and Contingencies

(a) Details of other commitments as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Confirmed acceptances and guarantees	(Won)	44,175,907	45,165,070
Unconfirmed acceptances and guarantees		23,972,522	30,704,154
Unused loan commitments		10,835,255	7,789,095
Other commitments		507,850	499,838
Written-off loans		326,341	176,275

	(Won)	79,817,875	84,334,432

(b) Litigations

As of December 31, 2010, five lawsuits were filed by the Bank. The Bank’s management is unable to estimate the impact from these lawsuits and the Bank’s financial position and result of operation do not include the potential impact, if any from these lawsuits.

(c) Sale of the Shares of KEB

The Bank sold 30,865,792 shares of KEB to LSF-KEB Holdings, SCA (“LSF”) on October 30, 2003 at (Won)5,400 per share. LSF exercised its call option, which was issued by the Bank in relation to the aforementioned sales transaction, and additionally purchased 49,134,208 shares of KEB at (Won)8,487.50 per share before the prior fiscal year.

In addition to the above transactions, under the mutual agreement between the Bank and LSF, the Bank has the right to ask LSF (Tag) or be asked by LSF (Drag) for selling the Bank’s remaining holding shares of KEB to a counterparty at the same condition of LSF’s sale.

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

On February 10, 2011, assuming that transactions under ‘Sale and Purchase Agreement between Hana Financial Group and LSF (“LSF SPA”)’ would be consummated, the Bank agreed to acquire put options for its KEB shares from Hana Financial Group instead of exercising Tag (a right to ask for selling the Bank’s remaining holding shares of KEB), and Hana Financial Group acquired call options for the Bank’s KEB shares. The exercise period of the put options is six months from the next day of six months from the completion date of sales of KEB shares held by LSF. The exercise period of the call options is four months from the next day of eight months from the completion date of sales of KEB shares held by LSF. When options are exercised, the price per KEB share held by the Bank is sum of an actual price per KEB share paid to LSF under LSF SPA and interests with annual interest rate of 7% (or the highest guaranteed rate of return if Hana Financial Group guarantees over 7% rate of return to financial and strategic investors for funding of LSF’s shares settlement). The Bank still holds rights to its holding shares of KEB as a shareholder after the agreement between the Bank and Hana Financial Group.

(d) MTN and CP programs

The Bank established a USD15 billon Global Medium Term Note Program (the “GMTN”) on November 6, 1997, and USD4 billion and USD2 billion Commercial Paper programs on May 14, 1997 and May 16, 1997, respectively.

15. Derivative Instruments and Hedge Accounting

Details of derivative transactions as of, and for the years ended December 31, 2010 and December 31, 2009, are as follows:

	2010
	Unsettled notional amount				Valuation gain (loss) - (I/S)			Fair value (B/S) - assets (liabilities)
	Total		Hedging purpose	Hedge accounting purpose	Total	Hedging purpose	Hedge accounting purpose
	(in millions of Won)
Currency forwards	(Won)	720,952	720,952	—	11,470 (5,203)	11,470 (5,203)	— —	11,470 (5,203)
Currency swaps		9,461,112	1,240,476	8,220,636	546,304 (175,924)	102,514 (7,905)	443,790 (168,019)	819,877 (213,527)
Interest rate swaps		11,522,693	430,076	11,092,617	145,189 (151,974)	691 (9,635)	144,498 (142,339)	263,144 (419,749)

	(Won)	21,704,757	2,391,504	19,313,253	702,963 (333,101)	114,675 (22,743)	588,288 (310,358)	1,094,491 (638,479)

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	Unsettled notional amount				Valuation gain (loss) - (I/S)			Fair value (B/S) - assets (liabilities)
	Total		Hedging purpose	Hedge accounting purpose	Total	Hedging purpose	Hedge accounting purpose
	(in millions of Won)
Currency forwards	(Won)	1,639,368	1,639,368	—	19,967 (28,993)	19,967 (28,993)	— —	19,967 (28,993)
Currency swaps		8,882,054	1,564,046	7,318,008	338,947 (75,492)	30,808 (15,666)	308,139 (59,826)	554,441 (195,018)
Interest rate swaps		11,899,584	500,856	11,398,728	281,426 (56,268)	30,002 (1,505)	251,424 (54,763)	136,068 (286,209)

	(Won)	22,421,006	3,704,270	18,716,736	640,340 (160,753)	80,777 (46,164)	559,563 (114,589)	710,476 (510,220)

The Bank holds derivative instruments to hedge the interest rate and foreign exchange risks derived from its loan, debentures and borrowing activities. The notional amounts of unsettled derivative contracts and valuation gain or loss for hedge accounting purpose in the above table represent the derivative instruments accounted for using hedge accounting pursuant to the Interpretations on Financial Accounting Standards 53-70 “Accounting for Derivatives.”

Hedged items, for fair value hedge accounting purpose, consist of loans, debentures and borrowings. The Bank recognized gain of (Won)49,836 million from the hedged item of loans and loss of (Won)54,264 million from the hedged item of debentures, in the income statement, respectively, for the year ended December 31, 2010.

16. Interest Income and Expense

Average balances of the interest bearing assets and liabilities, and the related interest income and expenses as of and for years ended December 31, 2010 and 2009, are as follows:

	2010			2009
	Average balance		Interest income / expense	Average balance	Interest income / expense
	(in millions of Won)
Interest bearing assets:
Loans	(Won)	38,797,577	1,263,668	37,266,058	1,418,051
Due from banks		1,063,527	24,819	629,366	17,804

	(Won)	39,861,104	1,288,487	37,895,424	1,435,855

Interest bearing liabilities:
Borrowings	(Won)	4,127,227	52,987	4,373,335	147,962
Debentures		30,772,404	893,528	29,077,879	1,075,981

	(Won)	34,899,631	946,515	33,451,214	1,223,943

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

17. General and Administrative Expense

Details of general and administrative expense for the years ended December 31, 2010 and December 31, 2009, are as follows:

	2010		2009
	(in millions of Won)
Financial management expenses:
Salaries and wages	(Won)	62,711	59,897
Others		34,277	33,259

		96,988	93,156

Fund management expenses		1,051	757

Other general and administrative expenses:
Retirement and severance benefits (note 12)		6,176	5,166
Depreciation (note 7)		3,309	3,388
Amortization of intangible assets (note 8)		1,122	1,019
Taxes and dues		8,612	5,591
Fund contributions		—	4,523

		19,219	19,687

	(Won)	117,258	113,600

18. Income Taxes

(a) The Bank is subject to income taxes on taxable income at the following normal tax rates.

Taxable income	2010	2011	2012	2013 and Thereafter
Up to (Won)200 million	11%	11%	11%	11%
Over (Won)200 million	24.2%	24.2%	22%	22%

(b) The components of income tax expense for the years ended December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Income tax	(Won)	174,270	1,011
Changes in deferred tax arising from temporary differences		(222,527)	127,850
Deferred income tax on tax loss carryforwards		36,803	(36,803)
Deferred tax effects directly charged to equity		43,054	(83,818)

Income tax expense	(Won)	31,600	8,240

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

(c) The income tax expense calculated by applying statutory tax rates to the Bank’s income before income taxes for the year differs from the actual tax expense in the non-consolidated statement of income for the years ended December 31, 2010 and 2009 for the following reasons:

	2010		2009
	(in millions of Won)
Income before income taxes	(Won)	98,303	34,069
Income taxes at normal tax rates		23,763	8,220

Adjustment
Tax-exempt benefits		(2,147)	(10)
Non-deduction expense		236	1,140
Tax effects of tax rate change		9,647	(1,144)
Others		101	34

Income tax expense	(Won)	31,600	8,240

Effective tax rate		32.15%	24.19

(d) Deferred tax assets have been recognized as the Bank has determined it is probable that future profits will be available against which the Bank can utilize the related benefit.

(e) Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2010 and 2009 are as follows:

	2010
	Beginning balance		Decrease	Increase	Ending balance
	(in millions of Won)
Temporary differences:

Loss on fair value hedges	(Won)	94,882	44,054	40,666		91,494
Depreciation		5,633	—	(1,140)		4,493
Retirement and severance benefits		24,846	—	(3,955)		20,891
Allowance for loan losses		470,989	—	185,439		656,428
Gain on valuation of equity method accounted investments		(31,398)	—	(8,881)		(40,279)
Loss on valuation of derivatives		(52,884)	(453,961)	—		401,077
Gain on valuation of derivatives		(200,254)	255,759	—		(456,013)
Available-for-sale securities (KEB)		(118,985)	—	—		(118,985)
Debt-to-equity swap		65,880	12,992	—		52,888
Allowance for acceptances and guarantees		476,523	—	397,557		874,080
Allowance for unused loan commitments		68,195	—	860		69,055
Others		(3,647)	1,632	34,806		29,527

Total temporary differences	(Won)	799,780	(139,524)	645,352		1,584,656

Tax effects of temporary differences						357,491
Tax effects of tax loss carryforwards						—
The deferred tax effects that were directly charged to equity						(55,774)

Deferred income tax assets					(Won)	301,717

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	2009
	Beginning balance		Decrease	Increase	Ending balance
	(in millions of Won)
Temporary differences:
Loss (gain) on fair value hedges	(Won)	(217,313)	(279,074)	33,121		94,882
Depreciation		4,018	—	1,615		5,633
Retirement and severance benefits		21,557	—	3,289		24,846
Allowance for loan losses		303,380	—	167,609		470,989
Gain on valuation of equity method accounted investments		(24,316)	—	(7,082)		(31,398)
Loss on valuation of derivatives		630,843	683,727	—		(52,884)
Gain on valuation of derivatives		(256,923)	(56,669)	—		(200,254)
Available-for-sale securities (KEB)		(118,985)	—	—		(118,985)
Debt-to-equity swap		68,603	2,723	—		65,880
Allowance for acceptances and guarantees		461,375	—	15,148		476,523
Allowance for unused loan commitments		35,572	—	32,623		68,195
Others		78,265	39,085	(42,827)		(3,647)

Total temporary differences	(Won)	986,076	389,792	203,496		799,780

Tax effects of temporary differences						178,019
Tax effects of tax loss carryforwards						36,803
The deferred tax effects that were directly charged to equity						(98,829)

Deferred income tax assets					(Won)	115,993

(f) Deferred tax assets and liabilities that were directly charged or credited to accumulated other comprehensive income as of December 31, 2010 and 2009 are as follows:

	2010			2009
	Temporary differences		Deferred tax assets (liabilities)	Temporary differences	Deferred tax assets (liabilities)
	(In millions of Won)
Valuation gain(loss) on available-for-sale securities	(Won)	(197,162)	43,375	374,498	(82,390)
Valuation gain on equity for the equity method accounted securities		1,455	(321)	6,492	(1,428)

	(Won)	(195,707)	43,054	380,990	(83,818)

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

19. Foreign Currency Denominated Assets and Liabilities

(a) Details of assets denominated in foreign currencies as of December 31, 2010 and 2009 are as follows:

	2010			2009
	In foreign currency (USD)	In local currency (Won)		In foreign currency (USD)	In local currency (Won)
	(In thousands of USD and in millions of Won)
Due from banks	$38,984	(Won)	44,399	$22,722	(Won)	26,530
Available-for-sale securities	15,334		17,463	—		—
Equity method accounted investments	206,727		235,441	98,573		115,094
Call loans	1,300,281		1,480,890	1,492,461		1,742,598
Bills bought	761,365		867,119	479,266		559,591
Loans	26,084,346		29,707,462	21,624,759		25,249,068
Advance for customers	37,096		42,249	94,090		109,860

	$28,444,133	(Won)	32,395,023	$23,811,871	(Won)	27,802,741

(b) Details of liabilities denominated in foreign currencies as of December 31, 2010 and 2009 are as follows:

	2010			2009
	In foreign currency (USD)	In local currency (Won)		In foreign currency (USD)	In local currency (Won)
	(In thousands of USD and in millions of Won)
Call money	$690,000	(Won)	785,841	$1,000	(Won)	1,168
Borrowings	3,077,679		3,505,169	2,479,196		2,894,709
Debentures	23,165,832		26,383,566	19,830,277		23,153,831

	$26,933,511	(Won)	30,674,576	$22,310,473	(Won)	26,049,708

Foreign currencies other than U.S. Dollar are translated into U.S. dollar equivalent amounts at the exchange rates published by Seoul Money Brokerage Services, Ltd. (see note 2).

20. Comprehensive Income

Comprehensive income for the years ended December 31, 2010 and 2009 was as follows:

	2010		2009
	(in millions of Won)
Net income	(Won)	66,703	25,829
Change in fair value of available-for-sale securities, net of tax effect of (Won)43,375		(153,786)	292,108
Adjustment of equity of equity method investees, net of tax effect of (Won)(321)		1,134	5,064

Comprehensive income	(Won)	(85,949)	323,001

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

21. Dividends

(a) Details of dividends for the years ended December 31, 2010 and 2009 were as follows:

	2010		2009
	(in millions of Won)
Government of Korea	(Won)	9,186	3,330
The Bank of Korea		2,787	1,051
Korea Finance Corporation		367	139

	(Won)	12,340	4,520

(b) Dividends as a percentage of net income for the years ended December 31, 2010 and 2009 were as follows:

	2010		2009
	(in millions of Won)
Dividend amount	(Won)	12,340	4,520
Net income		66,703	25,829
Dividends as a percentage of net income		18.50%	17.50

22. Transactions and Balances with Related Parties

(a)	The Bank has the following related parties as of December 31, 2010 and 2009.

			Capital
	No. of shares	Ownership (%)	2010		2009
			(in millions of Won)
KEXIM Bank UK Limited	20,000,000	100.00	(Won)	35,154	37,555
KEXIM Vietnam Leasing Co. (*)	—	100.00		14,806	15,179
PT. KOEXIM Mandiri Finance	442	85.00		6,583	6,438
KEXIM Asia Limited	30,000,000	100.00		34,167	35,028
Credit Guarantee and Investment Fund (*)	—	14.00		113,890	—

(*)	This entity does not issue share certificates.

(b) Significant balances and transactions with the related parties as of and for the year ended December 31, 2010 are as follows:

	Loans in foreign currencies		Call loans	Total
	(in millions of Won)
Assets
KEXIM Bank UK Limited	(Won)	187,919	3,784	191,703
KEXIM Vietnam Leasing Co.		82,001	—	82,001
PT. KOEXIM Mandiri Finance		138,946	—	138,946
KEXIM Asia Limited		74,029	22,289	96,318

	(Won)	482,895	26,073	508,968

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

	Borrowing in foreign currencies		Debentures in foreign currencies	Total
	(in millions of Won)
Liabilities
KEXIM Bank UK Limited	(Won)	—	5,695	5,695

	Interest income		Interest expenses	Commission income
	(in millions of Won)
Transactions
KEXIM Bank UK Limited	(Won)	2,607	155	10
KEXIM Vietnam Leasing Co.		648	—	3
PT. KOEXIM Mandiri Finance		1,169	—	—
KEXIM Asia Limited		1,400	—	35

	(Won)	5,824	155	48

(c) Significant balances and transactions with the related parties as of and for the year ended December 31, 2009 are as follows:

	Loans in foreign currencies		Call loans	Total
	(in millions of Won)
Assets
KEXIM Bank UK Limited	(Won)	87,570	183,313	270,883
KEXIM Vietnam Leasing Co.		72,391	—	72,391
PT. KOEXIM Mandiri Finance		120,496	—	120,496
KEXIM Asia Limited		52,542	86,968	139,510

	(Won)	332,999	270,281	603,280

	Borrowing in foreign currencies		Debentures in foreign currencies	Total
	(in millions of Won)
Liabilities
KEXIM Bank UK Limited	(Won)	—	5,838	5,838

	Interest income		Interest expenses	Commission income
	(in millions of Won)
Transactions
KEXIM Bank UK Limited	(Won)	2,931	333	—
KEXIM Vietnam Leasing Co.		1,380	—	2
PT. KOEXIM Mandiri Finance		3,013	—	—
KEXIM Asia Limited		3,865	252	16

	(Won)	11,189	585	18

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

23. Statements of Cash Flows

(a) Due from banks in the statements of cash flows as of December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Due from banks in local currency	(Won)	1,565,628	847,238
Due from banks in foreign currencies		44,399	26,530

	(Won)	1,610,027	873,768

(b) Significant transactions not involving cash inflows or outflows for the years ended December 31, 2010 and 2009 were as follows:

	2010		2009
	(in millions of Won)
Change in gain on valuation of available-for-sale securities	(Won)	(153,786)	292,108
Adjustment of equity of equity method investees		1,134	5,064
Debt-to-equity swap		36,820	10,052
Acquisition of securities through investment in kind		—	500,000

24. Employee Welfare

The Bank provides employee welfare programs including housing loans, cafeteria, scholarship, medical insurance, worker’s compensation, gym and recreational facilities. The Bank’s expenses on the employee welfare programs for the years ended December 31, 2010 and 2009 were as follows:

	2010		2009
	(in millions of Won)
Meal expenses	(Won)	108	123
Medical expenses		391	308
Fringe benefits		5,834	6,375
Healthcare expenses		371	371

	(Won)	6,704	7,177

25. Value Added Information

Details of accounts included in the computation of value added for the years ended December 31, 2010 and 2009 are as follows:

	2010		2009
	(in millions of Won)
Salaries and wages	(Won)	62,711	59,897
Rent		550	670
Depreciation		3,309	3,388
Amortization of intangible assets		1,122	1,019
Taxes and dues		8,612	5,591

	(Won)	76,304	70,565

THE EXPORT-IMPORT BANK OF KOREA

Notes to Non-Consolidated Financial Statements—(Continued)

December 31, 2010 and 2009

26. Date of Authorization for Issue

The 2010 financial statements were authorized for issue on February 28, 2011, at the Operation Committee of the Bank.

27. Planning and Adoption of K-IFRS (International Financing Reporting Standards)

The Financial Services Commission announced roadmap for the adoption of K-IFRS in March 2007, and the Bank plans to issue financial statements prepared in accordance with K-IFRS in the future. In August 2007 the Bank organized a Task Force Team to conduct internal training, and in August of 2009 the Bank engaged external advisors to analyze the main differences between the current GAAP and K-IFRS. The areas of accounting under the current financial statements for which the application of K-IFRS is expected to give rise to significant differences include loss provisions, financial instruments, property and equipment, intangible assets and employee benefits, among others.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration’s key policy priorities include:

•	pursuing a lively market economy through deregulation, free trade and the attraction of foreign investment;

•	establishing an efficient government by reorganizing government functions and privatizing state-owned enterprises;

•	taking initiatives on the denuclearization of North Korea;

•	seeking a productive welfare system based on customized welfare benefits and job training; and

•	strengthening the competitiveness of Korea’s education system.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

Currently, there are two major political parties, the Grand National Party, or GNP, and the Democratic Party, or DP. The 18th legislative general election was held on April 9, 2008 and the term of the National Assembly members elected in the 18th legislative general election commenced on May 30, 2008.

As of June 17, 2011, the parties control the following number of seats in the National Assembly:

	GNP	DP	Others	Total
Number of Seats	169	87	41	297

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a presidential statement that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. On November 23, 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

Recent difficulties affecting the U.S. and global financial sectors, adverse conditions and volatility in the U.S. and worldwide credit and financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy during the second half of 2008 and first half of 2009 increased the uncertainty of global economic prospects in general and adversely affected, and may continue to adversely affect, the Korean economy. During the second and third quarter of 2007, credit markets in the United States started to experience difficult conditions and volatility that in turn have affected worldwide financial markets. In particular, in late July and early August 2007, market uncertainty in the U.S. sub-prime mortgage sector increased dramatically and further expanded to other markets such as those for leveraged finance, collateralized debt obligations and other structured products. In September and October 2008, liquidity and credit concerns and volatility in the global credit and financial markets increased significantly with the bankruptcy or acquisition of, and government assistance to, several major U.S. and European financial institutions. These developments resulted in reduced liquidity, greater volatility, widening of credit spreads and a lack of price transparency in the United States and global credit and financial markets.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Further declines in the Korea Composite Stock Price Index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies to raise capital. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, during the fourth quarter of 2008 and first half of 2009. Moreover, GDP in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks, including us, may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government has implemented or announced, among other things, the following measures during the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency- denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a (Won)10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to (Won)38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased non-performing loans held by savings banks in the amount of approximately (Won)1.7 trillion;

•	in February 2009, the Government announced its plan to contribute capital to Korean banks through a (Won)20 trillion bank recapitalization fund and received applications from 14 banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks hybrid securities and subordinated bonds in the amount of approximately (Won)4 trillion;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•

in April 2009, the National Assembly authorized the expansion of the 2009 national budget by (Won)28.4 trillion to provide stimulus for the Korean economy. The stimulus plan includes (Won)17.2 trillion to be used for cash handouts, low-interest loans, infrastructure spending and job training, as well as (Won)11.2 trillion in various tax incentives; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

However, the overall impact of these legislative and regulatory efforts on the financial markets is uncertain, and they may not have the intended stabilizing effects.

While the rate of deterioration of the global economy slowed in the second half of 2009 and into 2010, with some signs of stabilization and possible improvement, the overall prospects for the Korean and global economy in 2010 and beyond remain uncertain. For example, in November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company.

In addition, many governments in Europe are showing increasing signs of fiscal stress and may experience difficulties in meeting their debt service requirements. For example, in November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period. In addition, in May 2010, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 115 billion over a three-year period. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports) and our financial conditions and results of operations.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

Moreover, the catastrophic earthquake and tsunami that struck Japan in March 2011 and the nuclear crisis that resulted may adversely affect the Korean economy by causing a decline in exports to Japan and a decrease in foreign direct investment in the Republic, reducing demand in the retail and tourism industry and disrupting supplies to certain manufacturers that depend on components made in Japan, which in turn may have a material adverse effect on our financial condition and results of operations. In addition, the price of oil has increased recently due to, among others, political unrest and military conflict in North Africa and Middle East, which could have a material adverse effect on the global and Korean economies.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2006	2007	2008	2009	2010 (1)	As % of GDP 2010 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	494,917.6	530,264.1	561,627.5	575,970.2	615,406.9	52.5
Government	131,900.7	143,262.2	156,944.1	170,324.7	180,053.8	15.4
Gross Capital Formation	269,187.8	286,917.6	320,368.8	279,858.1	341,902.8	29.2
Exports of Goods and Services	360,625.3	408,754.1	544,110.7	529,645.1	614,451.0	52.4
Less Imports of Goods and Services	(348,022.9)	(394,026.2)	(556,197.9)	(490,188.3)	(581,735.8)	(49.6)
Statistical Discrepancy	135.3	(158.9)	(401.4)	(573.0)	2,724.6	0.2
Expenditures on Gross Domestic Product	908,743.8	975,013.0	1,026,451.8	1,065,036.8	1,172,803.4	100.0
Net Factor Income from the Rest of the World	1,390.3	1,800.9	7,663.6	4,746.2	320.0	0.0
Gross National Income (2)	910,134.2	976,813.9	1,034,115.4	1,069,783.1	1,173,123.4	100.0

Gross Domestic Product at Chained 2005 Year Prices:
Private	487,439.0	512,094.8	518,820.8	518,776.0	540,254.7	51.8
Government	127,908.9	134,806.9	140,633.6	148,471.7	152,948.6	14.7
Gross Capital Formation	268,215.8	277,729.0	277,772.8	240,411.7	277,460.4	26.6
Exports of Goods and Services	378,374.7	426,070.6	454,248.9	448,813.8	514,032.7	49.3
Less Imports of Goods and Services	(352,087.7)	(393,207.1)	(410,567.7)	(377,795.8)	(441,692.8)	(42.4)
Statistical Discrepancy	198.3	91.3	(323.6)	(528.1)	(1,028.7)	(0.1)
Expenditures on Gross Domestic Product (3)	910,048.9	956,514.5	978,498.8	981,625.1	1,042,111.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	1,341.6	1,622.9	6,776.2	4,055.5	114.9	0.0
Trading Gains and Losses from Changes in the Terms of Trade	(13,196.4)	(16,827.8)	(50,031.9)	(35,622.1)	(39,741.5)	(3.8)
Gross National Income (4)	898,194.2	941,317.3	935,248.8	950,041.1	1,002,473.2	96.2
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	5.0	7.3	5.3	3.8	10.1	—
At Chained 2005 Year Prices	5.2	5.1	2.3	0.3	6.2	—

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source : The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2006	2007	2008	2009	2010 (1)	As % of GDP 2010 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	25,751.2	25,208.8	24,686.0	26,615.0	27,018.7	2.3
Mining and Manufacturing	222,865.9	240,612.1	258,545.4	268,798.7	325,287.2	27.7
Mining and Quarrying	1,925.8	2,001.2	2,336.0	2,220.5	2,237.3	0.2
Manufacturing	220,940.1	238,610.9	256,209.4	266,578.2	323,049.9	27.6
Electricity, Gas and Water	18,546.9	19,155.3	12,298.6	17,258.2	21,044.6	1.8
Construction	61,359.3	64,979.0	64,612.2	66,576.6	68,800.8	5.9
Services:	486,162.9	524,826.9	559,545.8	579,587.5	614,860.2	52.4
Wholesale and Retail Trade, Restaurants and Hotels	87,320.8	93,405.5	100,419.3	103,994.8	114,245.4	9.7
Transportation, Storage and Communication	36,424.2	40,070.5	41,613.1	40,162.5	42,909.6	3.7
Financial Intermediation	55,234.7	61,114.0	65,132.2	65,035.5	72,476.6	6.2
Real Estate, Renting and Business Activities	65,534.7	69,435.7	71,886.2	74,361.1	74,773.1	6.4
Information, Communication	37,969.9	39,198.1	39,666.8	41,225.0	43,159.5	3.7
Business Activities	41,292.3	45,056.0	49,905.7	51,001.9	53,956.6	4.6
Public Administration and Defense; Compulsory Social Security	52,262.6	55,515.9	59,396.8	63,706.6	66,031.0	5.6
Education	51,036.7	55,554.4	60,940.1	63,448.7	65,139.4	5.6
Health and Social Work	31,617.7	35,451.6	38,452.1	43,092.1	47,332.0	4.0
Recreational, Cultural and Sporting	10,859.2	12,209.1	13,048.9	13,693.8	14,056.9	1.2
Other Service Activities	16,610.1	17,816.1	19,084.6	19,865.5	20,780.1	1.8
Taxes less subsidies on products	94,057.8	100,231.0	106,763.8	106,200.8	115,791.6	9.9
Gross Domestic Product at Current Prices	908,743.8	975,013.0	1,026,451.8	1,065,036.8	1,172,803.4	100.0
Net Factor Income from the Rest of the World	1,390.3	1,800.9	7,663.6	4,746.2	320.0	0.0
Gross National Income at Current Price	910,134.2	976,813.9	1,034,115.4	1,069,783.1	1,173,123.4	100.0

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2006	2007	2008	2009	2010 (1)
GDP per capita (thousands of Won)	18,820	20,120	21,120	21,848	23,996
GDP per capita (U.S. dollar)	19,692	21,655	19,153	17,117	20,753
Average Exchange Rate (in Won per U.S. dollar)	955.5	929.2	1,102.6	1,276.4	1,156.3

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2006	2007	2008	2009	2010 (1)
GNI per capita (thousands of Won)	18,840	20,160	21,280	21,946	24,003
GNI per capita (U.S. dollar)	19,772	21,695	19,296	17,193	20,759
Average Exchange Rate (in Won per U.S. dollar)	955.5	929.2	1,102.6	1,276.4	1,156.3

(1)	Preliminary.

Source : The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2006	2007	2008	2009	2010(1)	As % of GDP 2010 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	26,240.2	27,294.0	28,826.9	29,759.2	28,475.4	2.7
Mining and Manufacturing	232,884.5	249,317.9	254,658.8	252,473.7	289,358.3	27.8
Mining and Quarrying	1,991.9	1,909.8	1,922.1	1,906.0	1,758.2	0.2
Manufacturing	230,892.6	247,408.1	254,466.7	250,567.7	287,600.1	27.6
Electricity, Gas and Water	18,332.9	19,026.2	20,199.0	21,023.6	22,020.4	2.1
Construction	60,564.4	62,134.9	60,611.1	61,716.0	61,681.6	5.9
Services:	477,658.0	502,050.0	515,983.6	521,915.10	540,293.60	51.9
Wholesale and Retail Trade, Restaurants and Hotels	85,792.6	90,291.3	91,512.4	90,725.7	96,878.5	9.3
Transportation and Storage	37,082.6	39,136.8	41,033.4	38,666.2	42,367.1	4.1
Financial Intermediation	55,611.7	61,614.4	64,612.2	67,425.2	69,080.2	6.6
Real Estate, Renting and Business Activities	64,603.9	65,524.8	66,491.6	66,368.7	66,570.8	6.4
Information and Communication	38,238.7	39,664.7	41,024.7	41,933.8	43,473.1	4.2
Business Activities	39,720.8	41,800.2	42,990.6	42,727.5	43,211.9	4.2
Public Administration and Defense: Compulsory Social Security	50,520.8	52,183.9	52,903.0	54,887.7	55,821.1	5.4
Education	48,532.9	49,971.2	51,619.6	52,135.1	52,658.8	5.1
Health and Social Work	30,389.3	32,905.8	34,197.6	36,897.6	39,509.6	3.8
Culture and Entertainment Services	10,744.2	11,781.1	12,175.8	12,477.2	12,562.3	1.2
Other Service Activities	16,420.5	17,175.8	17,422.7	17,670.4	18,160.2	1.7
Taxes less subsidies on products	94,368.8	96,992.4	97,090.1	95,514.0	101,396.0	9.7
Gross Domestic Product at Market Prices (2)	910,048.9	956,514.5	978,498.8	981,625.1	1,042,111.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source : The Bank of Korea.

GDP growth in 2006 was 5.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 3.4%, each compared with 2005.

GDP growth in 2007 was 5.1% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 5.1% and gross domestic fixed capital formation increased by 4.2%, each compared with 2006.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and gross domestic fixed capital formation decreased by 1.9%, each compared with 2007.

GDP growth in 2009 was 0.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.2% but gross domestic fixed capital formation decreased by 1.0%, each compared with 2008.

Based on preliminary data, GDP growth in 2010 was 6.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 3.9% and gross domestic fixed capital formation increased by 7.0%, each compared with 2009.

Based on preliminary data, GDP growth in the first quarter of 2011 was 4.2% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.7% and exports of goods and services increased by 16.8%, which more than offset a 2.2% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2010.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight (1)	2006	2007	2008	2009	2010 (2)
All Industries	10,000.0	108.4	115.9	119.4	119.0	138.7
Mining and Manufacturing	9,458.5	108.6	116.3	119.7	119.1	139.4
Mining	36.5	95.8	91.5	8-0.9	87.0	80.6
Petroleum, Crude Petroleum and Natural Gas	8.7	93.4	82.1	65.7	89.1	87.3
Metal Ores	0.5	113.2	171.0	154.8	122.2	221.5
Non-metallic Minerals	27.3	96.3	93.0	84.4	85.6	75.9
Manufacturing	9,422.0	108.7	116.4	119.9	119.2	139.6
Food Products	479.2	101.7	101.8	100.5	99.1	104.0
Beverage Products	159.0	99.4	101.7	104.7	99.7	104.1
Tobacco Products	55.1	111.9	116.2	120.8	120.3	116.2
Textiles	226.0	100.2	98.9	91.2	85.5	95.1
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	109.6	116.3	117.2	112.5	116.7
Tanning and Dressing of Leather, Luggage and Footwear	47.9	102.5	100.5	95.7	86.0	83.0
Wood and Products of Wood and Cork (Except Furniture)	46.7	109.6	107.1	100.0	87.2	88.2
Pulp, Paper and Paper Products	145.0	102.1	104.8	103.3	100.2	106.6
Printing and Reproduction of Recorded Media	77.0	102.0	101.8	110.6	100.1	114.1
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	101.3	102.5	103.2	102.0	105.4
Chemicals and Chemical Products	772.2	102.5	109.6	110.4	116.3	123.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	111.2	120.6	130.3	134.7	140.8
Rubber and Plastic Products	434.2	106.8	113.0	109.2	100.5	112.7
Non-metallic Minerals	309.9	106.1	112.2	113.4	111.4	116.1
Basic Metals	753.2	103.7	108.4	109.1	100.3	120.4
Fabricated Metal Products	490.8	106.3	112.0	116.0	106.5	115.9
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	122.3	138.9	152.0	163.5	204.1
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	107.3	112.5	116.9	118.5	135.9
Electrical Equipment	449.5	100.3	104.8	111.5	114.4	130.3
Other Machinery and Equipment	737.5	109.5	120.4	119.8	107.3	151.4
Motor Vehicles, Trailers and Semitrailers	1,101.2	108.0	114.8	110.6	103.4	131.7
Other Transport Equipment	254.3	108.3	115.9	145.1	160.3	148.7
Furniture	79.0	101.4	100.6	96.6	91.7	95.9
Other Products	54.2	94.8	93.9	78.3	74.7	84.4
Electricity, Gas	541.5	104.1	108.8	114.6	116.4	126.9
Publishing activities	109.3	101.2	96.0	94.8	91.2	91.6
Total Index (including Publishing Activities)	10,109.3	108.3	115.7	119.2	118.7	138.2

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 8.4% in 2006, primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2007, primarily due to solid export growth and domestic consumption. Industrial production growth was only 3.4% in 2008, primarily due to a slowdown in growth of exports and domestic consumption as a result of adverse global and Korean economic conditions beginning in the second half of 2008. Industrial production decreased by 0.8% in 2009, primarily due to decreased exports as a result of adverse global economic conditions. Based on preliminary data, industrial production increased by 16.7% in 2010, primarily due to increased exports and domestic consumption.

Manufacturing

The manufacturing sector increased production by 6.3% in 2005, 8.7% in 2006, 7.1% in 2007 and 2.9% in 2008. In 2009, the manufacturing sector decreased production by 1.5%. Based on preliminary data, in 2010, the manufacturing sector increased production by 14.8%.

Automobiles. In 2006, automobile production increased by 3.8%, domestic sales volume recorded an increase of 1.9% and export sales volume recorded an increase of 2.4%, compared with 2005. In 2006, export sales of automobiles constituted approximately 9.4% of the Republic’s total exports. In 2007, automobile production increased by 6.4%, domestic sales volume recorded an increase of 4.7% and export sales volume recorded an increase of 7.5%, compared with 2006. In 2007, export sales of automobiles constituted approximately 9.3% of the Republic’s total exports. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. Based on preliminary data, in 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009.

Electronics. In 2006, electronics production increased by 22.3% and exports increased by 18.6%, each compared with 2005. In 2006, export sales of semiconductor memory chips constituted approximately 11.5% of the Republic’s total exports. In 2007, electronics production increased by 13.6% and exports increased by 13.7%, each compared with 2006. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production increased by 9.4% and exports increased by 8.9%, each compared with 2007. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports. In 2009, electronics production increased by 0.8% and exports increased by 5.5%, each compared with 2008. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports.

Iron and Steel. In 2006, crude steel production totaled 48.5 million tons, an increase of 1.3% from 2005. Domestic sales volume increased by 5.7% and export sales volume increased by 11.9%. In 2007, crude steel production totaled 51.5 million tons, an increase of 6.3% from 2006. Domestic sales volume increased by 10.8% and export sales volume increased by 5.2%. In 2008, crude steel production totaled 53.3 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 6.2% and export sales volume increased by 8.6%. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 22.5% and 1.2%, respectively. Based on preliminary data, in 2010, crude steel production totaled 58.4 million tons, an increase of 20.2% from 2009. Domestic sales volume and export sales volume increased by 14.3% and 21.1%, respectively.

Shipbuilding. In 2006, the Republic’s shipbuilding orders amounted to 20.6 million compensated gross tons, an increase of 68.9% compared to 2005. In 2007, the Republic’s shipbuilding orders amounted to 33.0 million compensated gross tons, an increase of 60.2% compared to 2006. In 2008, the Republic’s shipbuilding orders amounted to 14.0 million compensated gross tons, a decrease of 57.6% compared to 2007. In 2009, the Republic’s shipbuilding orders amounted to 1.9 million compensated gross tons, a decrease of 86.4% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In the first nine months of 2010, the Republic’s ship building orders amounted to 7.0 million compensated gross tons.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2006, rice production decreased 2.1% from 2005 to 4.7 million tons. In 2007, rice production decreased 6.4% from 2006 to 4.4 million tons. In 2008, rice production increased 9.1% from 2007 to 4.8 million tons. Based on preliminary data, in 2009, rice production increased 2.1% from 2008 to 4.9 million tons. Based on preliminary data, in 2010, rice production decreased 12.6% from 2009 to 4.3 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2006, the agriculture, forestry and fisheries industry increased by 1.5% compared to 2005 primarily due to an increase in the cultivation and livestock industry. In 2007, the agriculture, forestry and fisheries industry increased by 4.0% compared to 2006 primarily due to an increase in fishing catch which offset a decrease in the production of rice. In 2008, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2007. In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008. Based on preliminary data, in 2010, the agriculture, forestry and fisheries industry decreased by 4.3% compared to 2009.

Construction

In 2006, the construction industry increased by 2.2% compared to 2005 primarily due to an increase in the construction of residential and commercial buildings. In 2007, the construction industry increased by 2.6% compared to 2006 primarily due to an increase in the construction of commercial buildings which offset a slight decrease in the construction of residential buildings. In 2008, the construction industry decreased by 2.4% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. In 2009, the construction industry increased by 1.8% compared to 2008. Based on preliminary data, in 2010, the construction industry decreased by 0.1% compared to 2009. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a (Won)5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2006	233.4	225.2	96.5
2007	236.5	228.3	96.5
2008	240.8	232.2	96.4
2009	243.3	234.7	96.5
2010(1)	260.5	251.2	96.4

(1)	Preliminary

Source: Korea Energy Economics Institute.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
2006	56.7	24.3	101.8	43.6	37.2	15.9	37.7	16.2	233.4	100.0
2007	59.7	25.2	105.5	44.6	30.7	13.0	40.6	17.2	236.5	100.0
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.6	28.2	102.3	42.1	31.8	13.1	40.6	16.7	243.3	100.0
2010(2)	76.0	29.2	104.3	40.1	31.7	12.3	48.4	18.6	260.5	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.
(2)	Preliminary

Source: Korea Energy Economics Institute.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding

16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 17,716 megawatts as of December 31, 2008.

Services Sector

In 2006, the transportation and storage sector increased by 5.1%, the financial intermediation sector increased by 4.2% and the real estate, renting and business activities sector increased by 2.2%, each compared with 2005. In 2007, the transportation and storage sector increased by 5.5%, the financial intermediation sector increased by 10.8% and the real estate, renting and business activities sector increased by 1.4%, each compared with 2006. In 2008, the transportation and storage sector increased by 4.8%, the financial intermediation sector increased by 4.9% and the real estate, renting and business service sector increased by 1.5%, each compared with 2007. In 2009, the transportation and storage sector decreased by 5.8%, the financial intermediation sector increased by 4.4% and the real estate, renting and business activities sector decreased by 0.2%, each compared with 2008. Based on preliminary data, in 2010, the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate, renting and business activities sector increased by 0.3%, each compared with 2009.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase Over Previous Year	Consumer Price Index (1)	Increase Over Previous Year	Wage Index (1) (2)		Increase Over Previous Year		Unemployment Rate (1) (3)
	(2005=100)	(%)	(2005=100)	(%)	(2005=100)		(%)		(%)
2006	100.9	0.9	102.2	2.2	105.7		5.7		3.5
2007	102.3	1.4	104.8	2.5	106.5		0.7		3.2
2008	111.1	8.6	109.7	4.7	109.9		3.1		3.2
2009	110.9	(0.2)	112.8	2.8	109.1		(0.7)		3.6
2010	115.1	3.8	116.1	2.9	N/A	(4)	N/A	(4)	3.7

(1)	Average for year.
(2)	Nominal wage index of earnings in all industries.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate, on an annualized basis, was 2.2% in 2006, 2.5% in 2007, 4.7% in 2008, 2.8% in 2009 and 2.9% in 2010. The inflation rate was 4.5% in the first quarter of 2011, compared to the same period of 2010.

The unemployment rate was 3.5% in 2006, 3.2% in 2007, 3.2% in 2008, 3.6% in 2009 and 3.7% in 2010. The unemployment rate was 4.2% in the first quarter of 2011.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2010, the economically active population of the Republic was 24.8 million and the number of employees was 23.8 million.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees are also scheduled to adopt the five-day workweek by July 1, 2011.

Approximately 10.5% of the Republic’s workers were unionized as of December 31, 2008. In the early 2000s, the labor unions of several of the Republic’s largest commercial banks, including Kookmin Bank, Chohung Bank (which was later acquired by Shinhan Bank) and Citibank Korea Inc. (formerly KorAm Bank), staged strikes in response to consolidation in the banking industry. In addition, in the summer of 2004 and 2005, respectively, unionized workers of GS Caltex Corporation and Asiana Airlines staged strikes demanding better compensation and working conditions. In the fall of 2005, unionized workers at Hyundai Motor Company and Kia Motors Corp. went on strikes during annual contract talks. In December 2005, Korean Air’s unionized pilots also staged strikes demanding a higher wage increase. In the summer of 2006, unionized workers of Hyundai Motor Company and Kia Motors Corp. went on partial strikes demanding better compensation and working conditions, and unionized workers of Ssangyong Motor Company went on strike in response to the company’s proposed layoff plans. In July 2006, unionized workers of POSCO’s subcontractors initiated a sit-in strike at POSCO’s headquarters in Pohang demanding better wages and working conditions, disrupting POSCO’s operations for nine days. In June 2007, unionized workers of Hyundai Motor Company went on partial strikes demanding a higher bonus increase. Also, in May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan. Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controls five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 77 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2010, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 37 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,531 domestic branches and offices, 41 overseas branches, 17 overseas representative offices and 32 overseas subsidiaries as of December 31, 2010.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Agricultural Cooperative Federation (which merged with the National Livestock Cooperative Federation in July 2000); and

•	National Federation of Fisheries Cooperatives.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans and discounts and non-performing assets of the banking sector.

	Total Loans	Non-Performing Assets(1)	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2006	930.2	7.8	0.8
December 31, 2007	1,073.8	7.7	0.7
December 31, 2008	1,288.1	14.7	1.1
December 31, 2009	1,285.8	16.0	1.2
December 31, 2010	1,308.9	24.6	1.9

(1)	Assets classified as substandard, doubtful and estimated loss in accordance with the Republic’s banking regulations.

Source : Financial Supervisory Service.

Most of the growth in total loans since the end of 2002 has been attributable to loans to the retail sector, accounting for 38.1% of total loans as of December 31, 2010, compared to 34.3% as of December 31, 1999.

In 2006, a group of the Republic’s banks, including seven nationwide commercial banks, six regional commercial banks and five special banks, posted an aggregate net profit of (Won)13.6 trillion. In 2007, these banks posted an aggregate net profit of (Won)15.0 trillion. In 2008, these banks posted an aggregate net profit of (Won)7.7 trillion, compared to an aggregate net profit of (Won)15.0 trillion in 2007, primarily due to increased loan loss provisions. In 2009, these banks posted an aggregate net profit of (Won)6.9 trillion, compared to an aggregate net profit of (Won)7.7 trillion in 2008, primarily due to increased non-performing loans. Based on preliminary data, in 2010, these banks posted an aggregate net profit of (Won)9.4 trillion, compared to an aggregate net profit of (Won)6.9 trillion, primarily due to increased net interest income.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 105 mutual savings banks as of December 31, 2010, with assets totaling (Won)86.9 trillion.

As of December 31, 2010, 13 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately (Won)408.5 trillion as of December 31, 2010, were operating in the Republic.

As of December 31, 2010, six credit card companies operated in the country with loans totaling approximately (Won)54.5 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a limited liability company, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 29, 2005	1,379.4
January 31, 2006	1,399.8
February 28, 2006	1,371.6
March 31, 2006	1,359.6
April 28, 2006	1,419.7
May 30, 2006	1,317.7
June 30, 2006	1,295.2
July 31, 2006	1,297.8
August 31, 2006	1,352.7
September 29, 2006	1,371.4
October 31, 2006	1,364.6
November 30, 2006	1,432.2
December 28, 2006	1,434.5
January 31, 2007	1,360.2
February 28, 2007	1,417.3
March 31, 2007	1,452.6
April 30, 2007	1,542.2
May 31, 2007	1,700.9
June 30, 2007	1,743.6
July 31, 2007	1,933.3
August 31, 2007	1,873.2
September 28, 2007	1,946.5
October 31, 2007	2,064.9
November 30, 2007	1,906.0
December 28, 2007	1,897.1
January 31, 2008	1,624.7
February 29, 2008	1,711.6
March 31, 2008	1,704.0
April 30, 2008	1,825.5
May 30, 2008	1,852.0
June 30, 2008	1,674.9
July 31, 2008	1,594.7
August 29, 2008	1,474.2

September 30, 2008	1,448.1
October 31, 2008	1,113.1
November 28, 2008	1,076.1
December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 31, 2011	2,142.5

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach a high of 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 2,063.9 on June 22, 2011.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to (Won)50 million regardless of the amount deposited.

The Government recently excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On October 11, 2005, The Bank of Korea raised the policy rate from 3.25% to 3.5%, which was further raised to 3.75% on December 8, 2005, to 4.0% on February 9, 2006, to 4.25% on June 8, 2006 and to 4.50% on August 10, 2006, in response to the increasing side-effects of a low interest rate environment including inflationary pressures coupled with signs of recovery of the real economy. On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further raised to 3.0% on March 10, 2011 and 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2006	2007	2008	2009	2010
	(billions of Won)
Money Supply (M1) (1)	371,087.6	316,382.7	330,623.7	389,394.5	427,791.6
Quasi-money (2)	778,174.5	957,229.2	1,095,263.8	1,177,455.5	1,232,738.4
Money Supply (M2) (3)	1,149,262.1	1,273,611.9	1,425,887.5	1,566,850.0	1,660,530.0
Percentage Increase Over Previous Year	12.5%	10.8%	12.0%	9.9%	6.0%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and was subsequently amended in October 2000, December 2000, December 2005, October 2006, January 2007, August 2007, February 2008, January 2009, April 2009 and April 2011. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Exchange Rates

Won/U.S. Dollar Exchange Rate
December 30, 2005	1,013.0
January 31, 2006	971.0
February 28, 2006	969.0
March 31, 2006	975.9
April 28, 2006	945.7
May 30, 2006	947.4
June 30, 2006	960.3
July 31, 2006	953.1
August 31, 2006	959.6
September 29, 2006	945.2
October 31, 2006	944.2
November 30, 2006	929.9
December 29, 2006	929.6
January 31, 2007	940.9
February 28, 2007	938.3
March 31, 2007	940.3
April 30, 2007	929.4
May 31, 2007	929.9
June 30, 2007	926.8
July 31, 2007	923.2
August 31, 2007	939.9
September 28, 2007	920.7
October 31, 2007	907.4
November 30, 2007	929.6
December 31, 2007	938.2
January 31, 2008	943.9
February 29, 2008	937.3
March 31, 2008	991.7
April 30, 2008	999.7
May 31, 2008	1,031.4
June 30, 2008	1,043.4
July 31, 2008	1,008.5
August 29, 2008	1,081.8

Won/U.S. Dollar Exchange Rate
September 30, 2008	1,187.7
October 31, 2008	1,291.4
November 28, 2008	1,482.7
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from (Won)888.1 to US$1.00 on June 30, 1997 to (Won)1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was (Won)1,081.7 to US$1.00 on June 22, 2011.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments (1)

Classification	2006	2007	2008	2009	2010 (4)
	(millions of dollars)
Current Account	14,083.2	21,769.7	3,197.5	32,790.5	28,213.6
Goods	31,433.4	37,129.1	5,170.1	37,866.0	41,904.0
Exports (2)	336,494.4	389,568.5	434,651.5	358,189.7	464,286.9
Imports (2)	305,061.0	352,439.4	429,481.4	320,323.7	422,383.1
Services	(13,331.8)	(11,967.3)	(5,734.1)	(6,640.5)	(11,229.4)
Income	74.5	135.0	4,435.4	2,276.7	768.4
Current Transfers	(4,092.9)	(3,527.1)	(673.9)	(711.7)	(3,229.4)
Capital and Financial Account	(14,151.4)	(23,876.6)	(1,154.0)	(34,651.2)	(25,331.5)
Financial Account (3)	(3,126.1)	(2,387.5)	109.3	289.6	(174.2)
Capital Account	(11,025.3)	(21,489.1)	(1,263.3)	(34,940.7)	(25,157.3)
Net Errors and Omissions	68.2	2,106.9	(2,043.5)	1,860.7	(2,882.1)

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$32.8 billion in 2009 compared with a current account surplus of US$3.2 billion in 2008, primarily due to a significant increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$28.2 billion in 2010. The current account surplus in 2010 decreased from the current account surplus of US$32.8 billion in 2009, primarily due to an increase in deficit from the services account which more than offset an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$2.7 billion in the first quarter of 2011. The current account surplus in the first quarter of 2011 increased from the current account surplus of US$0.3 billion in the corresponding period of 2010, primarily due to a decrease in deficit from the services account and an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act (the “FIPA”), which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2006	2007	2008	2009	2010
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment (1)	6.9	8.0	7.3	8.1	11.1
Merger & Acquisition	4.3	2.5	4.4	3.4	2.0

Total	11.2	10.5	11.7	11.5	13.1

Actual Investment	9.1	7.8	8.4	6.7	5.3

(1)	Includes building new factories and operational facilities.

Source: Ministry of Knowledge Economy

In 2010, the contracted and reported amount of foreign direct investment in the Republic increased to US$13.1 billion from US$11.5 billion in 2009, primarily due to an increase in foreign investment in the manufacturing sector to US$6.7 billion in 2010 from US$3.7 billion in 2009, which was partially offset by a decrease in foreign investment in the service sector to US$6.3 billion in 2010 from US$7.6 billion in 2009.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2006	2007	2008	2009	2010
	(billions of dollars)
North America
U.S.A	1.7	2.3	1.3	1.5	2.0
Others	0.2	0.9	0.6	0.7	0.7

	1.9	3.2	1.9	2.2	2.7
Asia
Japan	2.1	1.0	1.4	1.9	2.1
Hong Kong	0.2	0.1	0.2	0.8	0.1
Singapore	0.6	0.5	0.9	0.4	0.8
China	0.0	0.4	0.4	0.2	0.4
Others	1.1	0.3	0.4	0.4	3.5

	4.0	2.3	3.3	3.7	6.9
European Union
England	0.7	0.3	1.2	2.0	0.6
Netherlands	0.8	2.0	1.2	1.9	1.2
Germany	0.5	0.4	0.7	0.6	0.3
France	1.2	0.4	0.5	0.1	0.2
Others	1.8	1.2	2.7	0.7	1.0

	5.0	4.3	6.3	5.3	3.3
Others regions and countries	0.3	0.7	0.2	0.3	0.2

Total	11.2	10.5	11.7	11.5	13.1

Source: Ministry of Knowledge Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports (1)	Imports (2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2006	325,464.9	309,382.7	16,082.2	105.2
2007	371,489.0	356,845.7	14,643.3	104.1
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009	363,533.6	323,084.5	40,449.1	112.5
2010 (3)	466,383.8	425,212.2	41,171.6	109.7

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports increased during the period from 2005 to 2008 primarily due to the continued increase in global demand (including strong demand in China) for electronics products (including semiconductors and information technology products), iron and steel products and machinery and precision equipment. Overall exports decreased in 2009 compared to 2008 due to the effects of the global financial crisis on global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (F.O.B.)(1)

	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010(2)	As % of Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	3.2	1.0	3.5	1.0	4.1	1.0	4.3	1.2	5.4	1.2
Raw Materials and Fuels	25.1	7.7	29.4	7.9	44.1	10.5	27.9	7.7	38.5	8.3
Petroleum & Derivatives	20.6	6.3	24.2	6.5	37.8	9.0	23.2	6.4	31.9	6.8
Light Industrial Products	26.9	8.3	27.5	7.4	29.4	7.0	27.5	7.6	32.7	7.0
Heavy & Chemical Industrial Products	270.4	83.1	311.0	83.7	344.4	81.6	303.9	83.6	389.9	83.6
Electronic & Electronic Products	115.7	35.6	126.9	34.2	127.2	30.0	121.2	33.3	154.2	33.1
Chemicals & Chemical Products	31.2	9.6	36.8	9.9	41.9	9.9	36.6	10.1	47.5	10.2
Metal Goods	27.2	8.3	31.6	8.5	38.1	9.0	29.9	8.2	37.7	8.1
Machinery & Precision Equipment	29.0	8.9	36.2	9.7	42.9	10.3	32.8	9.0	44.0	9.4
Passenger Cars	30.5	9.4	34.5	9.3	31.3	7.4	22.4	6.2	31.8	6.8
Ship & Boat	21.7	6.7	26.9	7.2	41.3	9.8	42.8	11.8	47.1	10.1

Total	325.5	100.0	371.5	100.0	422.0	100.0	363.5	100.0	466.4	100.0

(1)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(2)	Preliminary

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.) (1)

	2006	As % of Total	2007	As % of Total	2008	As % of Total	2009	As % of Total	2010(2)	As % of Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	173.9	56.2	201.7	56.5	269.0	61.8	184.4	57.1	247.2	58.1
Crude Petroleum	55.9	18.1	60.3	16.9	85.9	19.7	50.8	15.7	68.7	16.2
Mineral	13.0	4.2	16.0	4.5	19.6	4.5	13.7	4.2	21.4	5.0
Chemicals	25.2	8.1	29.2	8.8	33.1	7.6	28.7	8.9	37.7	8.9
Iron & Steel Products	17.7	5.7	24.1	6.7	37.1	8.5	21.6	6.7	27.3	6.4
Non-ferrous Metal	12.3	4.0	14.3	4.0	13.4	3.1	9.1	2.8	12.6	0.0
Capital Goods	105.1	34.0	118.1	33.1	124.1	28.5	104.5	32.4	135.7	31.9
Machinery & Precision Equipment	35.4	11.5	39.3	11.0	40.0	9.2	33.6	10.4	47.7	11.2
Electric & Electronic Machines	60.1	19.4	67.0	18.7	70.4	16.2	59.8	18.5	73.3	17.2
Transport Equipment	8.0	2.6	10.0	2.8	11.7	2.7	9.5	3.0	12.9	3.0
Consumer Goods	30.4	9.8	37.0	10.4	42.1	9.7	34.1	10.6	42.3	9.9
Cereals	3.5	1.1	4.7	1.3	7.4	1.7	5.3	1.6	5.9	1.4
Goods for Direct Consumption	8.3	2.7	9.7	2.7	10.2	2.3	8.9	2.7	11.0	2.6
Consumer Durable Goods	11.8	3.8	14.6	4.1	16.4	3.8	12.9	4.0	16.2	3.8
Consumer Nondurable Goods	6.8	2.2	8.0	2.2	8.2	1.9	7.1	2.2	9.2	2.2

Total	309.4	100.0	356.8	100.0	435.3	100.0	323.1	100.0	425.2	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea.

In 2005, the Republic recorded a trade surplus of US$23.2 billion. Exports increased by 12.0% to US$284.4 billion and imports increased by 16.4% to US$261.2 billion from US$253.8 billion of exports and US$224.5 billion of imports, respectively, in 2004.

In 2006, the Republic recorded a trade surplus of US$16.1 billion. Exports increased by 14.5% to US$325.5 billion and imports increased by 18.5% to US$309.4 billion from US$284.4 billion of exports and US$261.2 billion of imports, respectively, in 2005.

In 2007, the Republic recorded a trade surplus of US$14.6 billion. Exports increased by 14.1% to US$371.5 billion and imports increased by 15.3% to US$356.8 billion from US$325.5 billion of exports and US$309.4 billion of imports, respectively, in 2006.

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

Based on preliminary data, the Republic recorded a trade surplus of US$41.2 billion in 2010. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

Based on preliminary data, the Republic recorded a trade surplus of US$8.0 billion in the first quarter of 2011. Exports increased by 29.9% to US$131.3 billion and imports increased by 25.6% to US$123.3 billion from US$101.1 billion of exports and US$98.2 billion of imports, respectively, in the corresponding period of 2010.

On October 6, 2010, the Republic and the EU signed a FTA, which is expected to come into effect on July 1, 2011.

The following table sets forth the Republic’s exports trading partners:

Exports

	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010 (1)	As % of 2010 Total (1)
	(millions of dollars, except percentages)
China	69,459.2	21.3	81,985.2	22.1	91,388.9	21.7	86,703.2	23.9	116,837.8	32.1
United States	43,183.5	13.3	45,766.1	12.3	46,376.6	11.0	37,649.9	10.4	49,816.1	13.7
Japan	26,534.0	8.2	26,370.2	7.1	28,252.5	6.7	21,770.8	6.0	28,176.3	7.8
Hong Kong	18,978.9	5.8	18,654.5	5.0	19,771.9	4.7	19,661.1	5.4	25,294.3	7.0
Singapore	9,489.3	2.9	11,949.5	3.2	16,293.0	3.9	13,617.0	3.7	15,244.2	4.2
Taiwan	12,995.7	4.0	13,027.1	3.5	11,462.0	2.7	9,501.1	2.6	14,830.5	4.1
Germany	10,056.2	3.1	11,542.5	3.1	10,522.7	2.5	8,820.9	2.4	10,702.2	2.9
India	5,532.8	1.7	6,600.0	1.8	8,977.1	2.1	8,013.3	2.2	11,434.6	3.2
Russia	5,179.2	1.6	8,087.7	2.2	9,748.0	2.3	4,194.1	1.2	7,759.8	2.1
Indonesia	4,873.5	1.5	5,770.6	1.6	7,933.6	1.9	5,999.9	1.7	8,897.3	2.5
Others (2)	119,182.5	36.6	141,735.7	38.2	171,281.0	40.6	147,602.3	40.6	74,540.5	20.4

Total	325,464.8	100.0	371,489.1	100.0	422,007.3	100.0	363,533.6	100.0	363,533.6	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source : The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2006	As % of 2006 Total	2007	As % of 2007 Total	2008	As % of 2008 Total	2009	As % of 2009 Total	2010 (1)	As % of 2010 Total (1)
	(millions of dollars, except percentages)
China	48,556.7	15.7	63,027.8	17.7	76,930.3	17.7	54,246.1	16.8	71,573.6	16.8
Japan	51,926.3	16.8	56,250.1	15.8	60,956.4	14.0	49,427.5	15.3	64,296.1	15.1
United States	33,654.2	10.9	37,219.3	10.4	38,364.8	8.8	29,039.5	9.0	40,402.7	9.5
Saudi Arabia	20,552.1	6.6	21,163.5	5.9	33,781.5	7.8	19,736.8	6.1	26,820.0	6.3
Australia	11,309.4	3.7	13,232.5	3.7	18,000.3	4.1	14,756.1	4.6	20,456.2	4.8
Germany	11,364.6	3.7	13,534.3	3.8	14,769.1	3.4	12,298.5	3.8	14,304.9	3.4
Taiwan	9,287.5	3.0	9,966.5	2.8	10,642.9	2.4	9,851.4	3.0	13,647.1	3.2
United Arab Emirates	12,930.9	4.2	12,656.2	3.5	19,248.5	4.4	9,310.0	2.9	12,170.1	2.9
Indonesia	8,848.6	2.9	9,113.8	2.6	11,320.3	2.6	9,264.1	2.9	13,985.8	3.3
Malaysia	7,242.5	2.3	8,442.2	2.4	9,909.1	2.3	7,574.1	2.3	9,531.0	2.2
Others (2)	93,709.9	30.3	112,239.5	31.4	141,351.5	32.5	107,580.4	33.3	138,024.7	32.5

Total	309,382.7	100.0	356,845.7	100.0	435,274.7	100.0	323,084.5	100.0	425,212.2	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source : The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In April 2007, the Republic and the United States reached an agreement on a bilateral free trade agreement, or FTA, which was subsequently renegotiated and signed by both nations in December 2010. As of April 6, 2011, the FTA has not been ratified by the Korean National Assembly nor the U.S. Congress.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$17.4 billion in 2006, US$15.4 billion in 2007, US$2.0 billion in 2008, US$5.8 billion in 2009 and US$13.7 billion in 2010.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2006	2007	2008	2009	2010
	(millions of dollars)
Gold (1)	$74.2	$74.3	$75.7	$79.0	$79.6
Foreign Exchange	238,387.9	261,770.7	200,479.1	265,202.3	286,926.4
Total Gold and Foreign Exchange	238,462.1	261,845.0	200,554.8	265,281.3	287,006.0
Reserve Position at IMF	440.0	310.5	582.6	981.6	1,024.7
Special Drawing Rights	54.0	68.6	86.0	3,731.8	3,539.9

Total Official Reserves	$238,956.1	$262,224.1	$201,223.4	$269,994.7	$291,570.7

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions and to defend the value of the Won against depreciation. The Government’s foreign currency reserves increased in 2009 and 2010, due among others to the retrieval of the foreign currency reserve previously used to provide foreign currency liquidity to Korean financial institutions, as well as gains on investment. The amount of the Government’s foreign currency reserve was US$305.1 billion as of May 31, 2011.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2004	2005	2006	2007	2008	2009 (1)
	(billions of Won)
Total Revenues	178,784	191,446	209,573	243,633	250,713	255,252
Current Revenues	177,453	190,165	208,091	241,693	248,809	252,720
Total Tax Revenues	117,796	127,466	138,044	161,459	167,306	164,542
Income Profits and Capital Gains	48,112	54,456	60,367	74,273	75,510	69,675
Tax on Property	2,996	4,683	6,281	8,725	7,694	7,171
Tax on Goods and Services	51,800	53,401	54,996	59,835	63,060	63,496
Customs Duties	6,796	6,318	6,858	7,411	8,776	9,169
Others	8,090	8,608	9,542	11,216	12,267	15,031
Social Security Contribution	22,848	24,905	27,315	29,739	32,896	33,896
Non-Tax Revenues	36,788	37,795	42,733	50,495	48,607	54,283
Capital Revenues	1,331	1,281	1,482	1,940	1,904	2,532
Total Expenditures and Net Lending	173,538	187,946	205,928	209,810	238,834	272,873
Total Expenditures	172,140	184,922	200,181	202,703	233,354	254,823
Current Expenditures	144,148	160,274	173,688	169,658	196,879	209,689
Goods and Services	33,869	36,165	38,987	34,496	37,375	N/A	(2)
Interest Payments	8,710	10,094	12,150	13,444	14,356	N/A	(2)
Subsidies and Other Transfers (3)	99,537	111,448	119,997	119,565	142,782	N/A	(2)
Subsidies	748	724	764	680	730	N/A	(2)
Other Transfers (3)	98,789	110,724	119,233	118,885	142,052	N/A	(2)
Non-Financial Public Enterprises Expenditures	3,031	2,566	2,554	2,153	2,366	N/A	(2)
Capital Expenditures	26,992	24,648	26,493	33,045	36,475	45,134
Net Lending	1,398	3,024	5,746	7,107	5,480	18,049

(1)	Preliminary.
(2)	Not available.
(3)	Includes transfers to local governments, non-profit institutions, households and abroad.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2005, revenues increased by approximately 7.1%, which represented 23.6% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.5 trillion in 2005.

For 2006, revenues increased by approximately 9.5%, which represented 24.7% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)3.6 trillion in 2006.

For 2007, revenues increased by approximately 16.3%, which represented 27.0% of the Republic’s GDP, principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)33.8 trillion in 2007.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of (Won)11.9 trillion in 2008.

Based on preliminary data, the Republic recorded total revenues of (Won)255.3 trillion and total expenditures and net lending of (Won)272.9 trillion in 2009. The Republic had a fiscal deficit of (Won)17.6 trillion in 2009.

Based on preliminary data, the Republic recorded total revenues of (Won)232.1 trillion and total expenditures and net lending of (Won)216.6 trillion in the first ten months of 2010. The Republic had a fiscal surplus of (Won)15.5 trillion in the first ten months of 2010.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2010 amounted to approximately (Won)405.5 trillion, an increase of 8.8% over the previous year.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2010:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	7,401.7	US$	7,401.7
Japanese Yen (¥)		¥10,963.1		134.5
Euro (EUR)		EUR 876.6		1,165.0

Total			US$	8,701.2

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2010.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2006	262,380.6
2007	278,800.8
2008	288,719.8
2009	331,904.1
2010	360,804.5

The following table sets out all outstanding guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2006	2007	2008	2009	2010
	(billions of Won)
Domestic	36,436.6	33,031.1	28,112.8	28,292.4	33,291.7
External (1)	73.4	31.8	—	1,508.4	1,508.3

Total	36,510.1	33,062.9	28,112.8	29,800.8	34,800.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2008 and implemented by the Government in December 2010. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from external debt.

	December 31,
	2006	2007	2008	2009	2010
	(billions of dollars)
Long-term Debt	111.5	173.2	167.5	196.2	225.0
General Government	10.3	31.7	21.1	27.8	44.2
Monetary Authorities	5.7	12.3	13.1	28.3	25.3
Banks	40.4	58.9	59.0	64.6	72.4
Other Sectors	55.0	70.2	74.2	75.5	83.1
Short-term Debt	113.7	160.2	149.9	149.2	135.0
Monetary Authorities	3.9	9.6	18.3	11.7	10.3
Banks	96.1	134.0	110.4	115.7	101.3
Other Sectors	13.7	16.7	21.2	21.8	23.4
Total External Liabilities	225.2	333.4	317.4	345.4	360.0

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2010
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000	1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000	1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000	400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000	500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000	500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000	375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000	1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000	1,500,000,000

Total External Bonds in Original Currencies						USD 5,900,000,000
						EUR 875,000,000

Total External Bonds in Equivalent Amount of Won (1)						(Won)8,043,910,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,513.6, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2010 (USD)
February 26, 1969	42	3	5,000,000		132,538
March 20, 1970	40	3	4,000,000		119,629
June 3, 1970	41	3	10,000,000		214,773
January 29, 1971	40	3	29,300,000		943,903
January 29, 1971	41	3	29,200,000		1,878,810
March 6, 1971	40	3	35,000,000		788,451
April 12, 1971	40	3	29,600,000		895,449
April 12, 1971	30	3	400,000		21,777
June 24, 1971	40	3	14,000,000		1,024,817
August 31, 1971	41	3	6,000,000		433,064
January 20, 1972	41	3	2,000,000		264,311
February 14, 1972	41	3	40,000,000		3,460,416
February 14, 1972	40	3	162,200,000		10,064,083
March 16, 1972	41	3	17,000,000		2,043,685
June 27, 1972	40	3	5,000,000		467,668
September 13, 1972	41	3	2,500,000		286,646
February 28, 1973	40	3	25,000,000		3,458,373
April 12, 1973	42	3	96,300,000		15,042,830
April 12, 1973	43	3	5,300,000		991,249
April 12, 1973	40	3	25,200,000		2,367,574
January 28, 1974	40	3	5,000,000		649,508
April 19, 1974	40	3	2,800,000		473,686
September 11, 1974	41	3	25,700,000		5,400,863
September 13, 1975	41	3	5,000,000		982,945
September 13, 1975	41	3	5,000,000		981,867
September 13, 1975	41	3	5,000,000		1,358,594
February 18, 1976	40	3	11,900,000		1,862,543
February 18, 1976	40	3	27,900,000		4,644,194
February 18, 1976	40	3	23,400,000		5,829,298
February 18, 1976	40	3	90,800,000		16,528,863
July 21, 1977	41	3	59,500,000		14,349,380
July 21, 1977	40	3	43,800,000		9,268,853
June 7, 1979	30	3	40,000,000		10,882,277
January 25, 1980	40	3	30,000,000		9,068,823
May 18, 1981	40	3	27,000,000		8,789,239
October 12, 1994	20	6.25	1,640,370,000		489,108,316
March 27, 1998	15	LIBOR+0.75	2,000,000,000		268,856,448
September 14, 1998	16	LIBOR+0.5	48,000,000		7,813,369
October 23, 1998	15	LIBOR+0.75	2,000,000,000		600,000,000

Subtotal in Original Currency					USD 1,501,749,112

Subtotal in Equivalent Amount of Won (1)				(Won)	1,710,342,064,040

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2010 (EUR)
April 19, 1982	39	2	7,029,215		957,624
March 27, 1985	30	2	2,039,087		658,088

Subtotal in Original Currency					EUR 1,615,712

Subtotal in Equivalent Amount of Won (1)				(Won)	2,445,541,350

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to (Won)1,513.6, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2010 (JPY)
August 18, 1987	25	4.25	7,750,000,000		837,836,000
August 18, 1987	25	4.25	12,911,000,000		1,307,244,000
May 24, 1988	24	Floating	7,567,732,075		694,717,775
June 22, 1988	25	4.25	2,679,000,000		357,325,000
June 22, 1988	25	4.25	5,920,000,000		777,375,000
June 22, 1988	25	4.25	5,254,000,000		518,585,000
June 22, 1988	25	4.25	4,440,000,000		599,125,000
December 13, 1989	25	Floating	8,745,658,966		3,562,106,766
October 31, 1990	25	4	4,320,000,000		1,126,610,000
October 31, 1990	25	4	5,414,000,000		598,740,000
October 31, 1990	25	4	2,160,000,000		583,390,000

Subtotal in Original Currency					JPY 10,963,054,541

Subtotal in Equivalent Amount of Won (1)				(Won)	153,162,642,380

Total External Borrowings in Equivalent Amount of Won				(Won)	1,865,950,247,770

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to (Won)1,397.08, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

Borrower	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2010
Hana Bank	April 9, 2009	April 9, 2012	6.5	USD	1,000,000,000		1,000,000,000
Hana Bank	June 30, 2009	December 30, 2011	4.8	MYR	710,000,000		710,000,000
Hana Bank	June 30, 2009	June 29, 2012	4.85	MYR	290,000,000		290,000,000

Total External Guaranteed Debt in Original Currencies							USD 1,000,000,000
							MYR 1,000,000,000

Total External Guaranteed Debt in Equivalent Amount of Won (1)						(Won)	1,508,250,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to (Won)1,138.9, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd. Malaysian ringgit amounts are converted to Won amounts at the rate of MYR1.00 to (Won)369.35, the market average exchange rate in effect on December 31, 2010, as announced by Seoul Money Brokerage Services, Ltd.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	2.75-7.65	2001-2010	2011-2030	310,076.7
Interest-Bearing Treasury Bond for National Housing I	3.0	2001-2010	2006-2015	44,067.0
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1986-2010	2006-2030	4,383.1
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations (1)	—	1967-1985	—	11.3

Total Bonds				359,132.3
2. Borrowings
Borrowings from The Bank of Korea	2.24	2010	2011	1,117.2
Borrowings from the Sports Promotion Fund	3.64-5.0	2009-2010	2012-2015	400.0
Borrowings from the Private School Teachers’ Pension Fund	5.17-5.27	2006	2011	65.0
Borrowings from the Korea Foundation Fund	4.31	2009	2012	30.0
Borrowings from the Government Employees’ Pension Fund	2.8	2009	2012	10.0
Borrowings from the Film Industry Development Fund	3.04-3.85	2010	2013	30.0
Borrowings from the Culture and Arts Promotion Fund	3.29	2010	2013	20.0

Total Borrowings				1,672.2

Total Internal Funded Debt				360,804.5

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2010
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.09-6.32	2006-2010	2011-2015	26,690.0
KAMCO	Floating-5.27	2009-2010	2012-2014	3,969.1
Korea Student Aid Foundation	Floating-5.26	2010	2012-2020	2,510.0

Total Bonds				33,169.1
2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	122.6

Total Borrowings				122.6

Total Internal Guaranteed Debt				33,291.7

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korea law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3 % in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

We may offer additional debt securities with original issue discount (“OID”) for U.S. federal income tax purposes as part of a further issue. Purchasers of debt securities after the date of any further issue will not be able to differentiate between debt securities sold as part of the further issue and previously issued debt securities of the same series. If we were to issue further debt securities with OID, purchasers of debt securities after such further issue may be required to accrue OID (or greater amounts of OID that they would otherwise have accrued) with respect to their debt securities. This may affect the price of outstanding debt securities following a further issue. Purchasers are advised to consult legal counsel with respect to the implications of any future decision by us to undertake a further issue of debt securities with OID.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the Chief Representative of our New York Representative Office, Mr. Seung-hyun Yoo, and a Senior Representative of our New York Representative Office, Mr. Yeong-hee Lee, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a citizen of Korea;

•	a resident of Korea;

•	a corporation organized under Korean law;

•	a corporation of which the place of management is located in Korea; or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law (the “STTCL”), when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a resident of Korea (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean corporations are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations or rulings specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with a certificate as to your country of tax residence. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a United States Holder should be aware that recently enacted legislation imposes new reporting requirements with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds $50,000. A United States Holder should consult its own tax advisor regarding the application of the information reporting rules to our Notes and the application of the recently enacted legislation to its particular situation.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Seung-hyun Yoo, Chief Representative of our New York Representative Office, or Mr. Yeong-hee Lee, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attaché, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our non-consolidated financial statements as of and for the years ended December 31, 2010 and 2009 have been included in this prospectus in reliance upon the report of KPMG Samjong Accounting Corp., an independent accounting firm, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The audit report covering the December 31, 2010 and 2009 non-consolidated financial statements contains an emphasis paragraph that states the financial statements are not intended to present the financial position, results of operations, changes in equity and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such non-consolidated financial statements may differ from those generally accepted and applied in other countries. Accordingly, the report and accompanying non-consolidated financial statements are for use by those knowledgeable about Korean accounting principles and auditing standards and their application in practice.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	continuing difficulties in the housing and financial sectors in the United States and elsewhere and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

16-1, Youido-dong,

Youngdeungpo-gu

Seoul 150-996

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

Global Finance Americas

101 Barclay St, 4E

New York, NY 10286

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Shin & Kim	Cleary Gottlieb Steen & Hamilton LLP
Ace Tower 4th Floor 1-1/0 Soonhwa-dong Chung-ku Seoul 100-712 Korea	c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

737 Yeoksam-dong

Gangnam-gu, Seoul

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542